UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.__)

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☐	Soliciting Material Pursuant to § 240.14a-12
Del Monte Foods Company

(Name of Registrant as Specified In Its Charter)

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DEL MONTE FOODS COMPANY
One Market @ The Landmark
San Francisco, California 94105

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held September 24, 2009

Important Notice regarding the Availability of Proxy Materials for the
Stockholder Meeting to be Held on September 24, 2009

The Proxy Statement and Annual Report to Stockholders
are available at http://bnymellon.mobular.net/bnymellon/dlm

Dear Stockholder:

You are invited to attend the 2009 Annual Meeting of Stockholders of Del Monte Foods Company, a Delaware corporation (the “Company”). The annual meeting will be held on Thursday, September 24, 2009 at 10:00 a.m. Pacific Time at the Hyatt Regency San Francisco, Five Embarcadero Center, San Francisco, California 94111 for the following purposes:

1.	To elect Samuel H. Armacost, Terence D. Martin and Richard G. Wolford as Class III directors to hold office for three-year terms;

2.	To approve the amendment and restatement of the Del Monte Foods Company Certificate of Incorporation to provide for the annual election of directors;

3.	To approve the Del Monte Foods Company 2002 Stock Incentive Plan, as amended and restated;

4.	To approve the Del Monte Foods Company Annual Incentive Plan, as amended and restated;

5.	To ratify the appointment of KPMG LLP as Del Monte Foods Company’s independent registered public accounting firm for its fiscal year ending May 2, 2010; and

6.	To conduct any other business properly brought before the annual meeting or any adjournments or postponements of the annual meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE NOMINEES AND IN FAVOR OF THE OTHER PROPOSALS OUTLINED IN THE ACCOMPANYING PROXY STATEMENT.

The record date for the 2009 Annual Meeting of Stockholders is July 30, 2009. Only stockholders of record at the close of business on that date may vote at the annual meeting or any adjournment thereof.

By Order of the Board of Directors,

James Potter
General Counsel and Secretary

San Francisco, California
[August   , 2009]

You are invited to attend the annual meeting in person. Whether or not you expect to attend the annual meeting, please complete, date, sign and return the enclosed proxy card (or vote via the internet or by telephone) as promptly as possible in order to ensure your representation at the annual meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the annual meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the annual meeting, you must obtain a proxy issued in your name from the record holder of your shares.

DEL MONTE FOODS COMPANY
One Market @ The Landmark
San Francisco, California 94105

PROXY STATEMENT
FOR THE 2009 ANNUAL MEETING OF STOCKHOLDERS

Questions and Answers about this Proxy Material and Voting

Why am I receiving these materials?

We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Del Monte Foods Company (sometimes referred to as “we,” “us,” “our,” “the Company” or “Del Monte”) is soliciting your proxy to vote at the 2009 Annual Meeting of Stockholders and at any adjournment or postponement thereof. The annual meeting will be held on Thursday, September 24, 2009 at 10:00 a.m. Pacific Time at the Hyatt Regency San Francisco, Five Embarcadero Center, San Francisco, California 94111. You are invited to attend the annual meeting and we request that you vote on the proposals described in this proxy statement. However, you do not need to attend the annual meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

The Company intends to mail this proxy statement and accompanying proxy card on or about [August   , 2009] to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on July 30, 2009 will be entitled to vote at the annual meeting. On this record date, there were 197,778,014 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on July 30, 2009 your shares were registered directly in your name with the Company’s transfer agent, BNY Mellon Shareowner Services, then you are a stockholder of record. As a stockholder of record, you may vote in person at the annual meeting or vote by proxy. Whether or not you plan to attend the annual meeting, we urge you to fill out and return the enclosed proxy card or vote via the internet or by telephone to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on July 30, 2009 your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the annual meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are five matters scheduled for a vote:

•	Election of Samuel H. Armacost, Terence D. Martin and Richard G. Wolford as Class III directors to hold office for three-year terms;

•	Approval of the amendment and restatement of the Del Monte Foods Company Certificate of Incorporation to provide for the annual election of directors;

•	Approval of the Del Monte Foods Company 2002 Stock Incentive Plan, as amended and restated;

•	Approval of the Del Monte Foods Company Annual Incentive Plan, as amended and restated; and

•	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm, also referred to as the independent auditor, for its fiscal year ending May 2, 2010.

How do I vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card, the internet or telephone. Whether or not you plan to attend the annual meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the annual meeting and vote in person if you have already voted by proxy.

•	To vote in person, attend the annual meeting and we will give you a ballot during the meeting.

•	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

•	To vote via the internet, go to http://www.proxyvoting.com/dlm and follow the instructions. You will need your proxy card to cast your vote. If you vote via the internet before the annual meeting, we will vote your shares as you direct.

•	To vote by telephone, call 1-866-540-5760 and follow the voice prompts. You will need your proxy card to cast your vote. If you vote by telephone before the annual meeting, we will vote your shares as you direct.

Please note that voting instructions submitted via the internet or by telephone must be received by 11:59 p.m. Eastern Time on Wednesday, September 23, 2009.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Del Monte. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of July 30, 2009.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted:

•	“For” the election of Samuel H. Armacost, Terence D. Martin and Richard G. Wolford;

•	“For” the amendment and restatement of the Del Monte Foods Company Certificate of Incorporation to provide for the annual election of directors;

•	“For” the approval of the Del Monte Foods Company 2002 Stock Incentive Plan, as amended and restated;

•	“For” the approval of the Del Monte Foods Company Annual Incentive Plan, as amended and restated; and

•	“For” the ratification of KPMG LLP as independent registered public accounting firm of Del Monte for its fiscal year ending May 2, 2010.

The Company does not expect that any matters other than the election of directors and the other proposals described herein will be brought before the annual meeting. If any other matter is properly presented at the annual meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may retain the services of Georgeson Inc. in connection with soliciting proxies for the 2009 Annual Meeting of Stockholders for an estimated fee of $12,500 to $15,000, plus appropriate out-of-pocket expenses. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the annual meeting. You may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date or vote via the internet or by telephone at a later date. We will vote your shares as directed in the last instructions properly received from you prior to the annual meeting.

•	You may send a written notice that you are revoking your proxy to the Corporate Secretary, Del Monte Foods Company, P.O. Box 193575, San Francisco, California 94119-3575.

•	You may attend the annual meeting and vote in person. Simply attending the annual meeting will not, by itself, revoke your proxy.

Please note that to be effective, your new proxy card, internet or telephonic voting instructions or written notice of revocation must be received by the Corporate Secretary prior to the annual meeting and, in the case of internet or telephonic voting instructions, must be received before 11:59 p.m. Eastern Time on Wednesday, September 23, 2009.

How will voting on any business not described in this proxy statement be conducted?

The Company does not know of any business to be considered at the 2009 Annual Meeting of Stockholders other than the items described in this proxy statement. If any other business is properly presented at the 2009 Annual Meeting, your proxy grants authority to the proxy holders to vote on such matters in their discretion.

When are stockholder proposals or nominations due for next year’s annual meeting?

The Company currently anticipates that the 2010 Annual Meeting of Stockholders will be held on September 23, 2010. In accordance with the Company’s Bylaws, if you wish to submit a proposal for consideration at next year’s annual meeting but are not requesting that such proposal be included in next year’s proxy materials, or if you wish to nominate a person for election to the Board of Directors at next year’s annual meeting, your notice of such a proposal or nomination must be submitted in writing and delivered to, or mailed and received at, the principal executive offices of the Company not less than 90 days nor more than 120 days before the one year anniversary of the 2009 Annual Meeting of Stockholders. Accordingly, any such proposal or nomination must be received by the Company no later than June 26, 2010 (but no earlier than May 27, 2010), and should be delivered or mailed to the following address: Corporate Secretary, Del Monte Foods Company, P.O. Box 193575, San Francisco, California 94119-3575. Please note that if the date of the 2010 Annual Meeting of Stockholders changes from the current expected date of September 23, 2010 and the new meeting date is more than 30 days before or more than 60 days after September 24, 2010 (the one year anniversary of the 2009 Annual Meeting of Stockholders) then your notice must be received no later than 90 days before the actual date of the 2010 Annual Meeting of Stockholders or, if later, 10 days following the day on which we publicly disclose the new scheduled date of the 2010 Annual Meeting of Stockholders.

In order to be properly submitted to the Secretary of the Company, a proposal or nomination by a Del Monte stockholder must contain specific information as required under Del Monte’s Bylaws, including without limitation (i) the name and address of the stockholder making the proposal, (ii) the class or series and number of shares that are owned of record or beneficially owned by such stockholder, and (iii) any material interest of such stockholder in the proposal. For further information regarding the procedures for nomination of directors by stockholders, including information required under Del Monte’s Bylaws, please see “Corporate Governance – Nomination Process.” If you would like a copy of Del Monte’s current Bylaws, please write to the Corporate Secretary, Del Monte Foods Company, P.O. Box 193575, San Francisco, California 94119-3575. Del Monte’s current Bylaws may also be found on the Company’s website at www.delmonte.com.

To be considered for inclusion in the Company’s proxy statement and form of proxy for the 2010 Annual Meeting of Stockholders, your stockholder proposal must be submitted in writing by [April   , 2010] to the Corporate Secretary, Del Monte Foods Company, P.O. Box 193575, San Francisco, California 94119-3575.

Without limiting the advance notice provisions in the Company’s Bylaws, which contain procedures that must be followed for a matter to be properly presented at an annual meeting, the Company management who are proxy holders will have discretionary authority to vote all shares for which they hold proxies with respect to any stockholder proposal or nomination received after the deadline for such proposals or nominations set forth in our Bylaws. Such discretionary authority may be exercised to oppose a proposal or nomination made by a stockholder.

How are votes counted?

Votes will be counted by the inspector of election appointed for the annual meeting, who will separately count “For” and “Against” votes, abstentions and broker non-votes. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner (despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions). Discretionary authority is allowed for Proposal 1, Proposal 2, and Proposal 5, but not Proposal 3 or Proposal 4.

How many votes are needed to approve each proposal?

•	For Proposal 1, election of Samuel H. Armacost, Terence D. Martin and Richard G. Wolford as Class III directors, a nominee will be elected if the number of votes cast “For” that nominee exceeds the number of votes cast “Against” that nominee. Abstentions and broker non-votes will have no effect.

•	To be approved, Proposal 2, the amendment and restatement of the Del Monte Foods Company Certificate of Incorporation to provide for the election of directors annually, must receive a “For” vote from the majority of shares outstanding and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will also have the same effect as an “Against” vote.

•	To be approved, Proposal 3, the approval of the Del Monte Foods Company 2002 Stock Incentive Plan, as amended and restated, must receive a “For” vote from the majority of shares present either in person or by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•	To be approved, Proposal 4, the approval of Del Monte Foods Company’s Annual Incentive Plan, as amended and restated, must receive a “For” vote from the majority of shares present either in person or by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•	To be approved, Proposal 5, the ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company for its fiscal year ending May 2, 2010, must receive a “For” vote from the majority of shares present either in person or by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid annual meeting. A quorum will be present if at least a majority of the outstanding shares are represented by proxy or by stockholders present and entitled to vote at the annual meeting. On the record date, there were 197,778,014 shares outstanding and entitled to vote. Thus, 98,889,008 shares must be represented by proxy or by stockholders present and entitled to vote at the annual meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker or bank) or if you vote in person at the annual meeting. Abstentions and broker non-votes also will be counted towards the quorum requirement. If there is no quorum, the chairman of the annual meeting or holders of a majority of the votes present at the annual meeting may adjourn the annual meeting to another time or date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in Del Monte’s Quarterly Report on Form 10-Q for the second quarter of its 2010 fiscal year.

Important Information Regarding Delivery of Proxy Materials

What is “Notice and Access”?

“Notice and access” generally refers to rules governing how companies must provide proxy materials. Under the notice and access model, a company may select either of the following two options for making proxy materials available to stockholders:

•	the full set delivery option; or

•	the notice only option.

A company may use a single method for all its stockholders, or use full set delivery for some while adopting the notice only option for others.

What is the Full Set Delivery Option?

Under the full set delivery option, a company delivers all proxy materials to its stockholders. This delivery can be by mail or, if a stockholder has previously agreed, by e-mail. In addition to delivering proxy materials to stockholders, the company must also post all proxy materials on a publicly accessible website and provide information to stockholders about how to access that website.

In connection with its 2009 Annual Meeting of Stockholders, Del Monte has elected to use the full set delivery option. Accordingly, you should have received the Del Monte proxy materials by mail or, if you previously agreed, by e-mail. These proxy materials include the Notice of Annual Meeting of Stockholders, proxy statement, proxy card and Annual Report. Del Monte has posted these materials at http://bnymellon.mobular.net/bnymellon/dlm.

What is the Notice Only Option?

Under the notice only option, a company must post all its proxy materials on a publicly accessible website. However, instead of delivering its proxy materials to stockholders, the company instead delivers a “Notice of Internet Availability of Proxy Materials.” The notice includes, among other matters:

•	information regarding the date and time of the meeting of stockholders as well as the items to be considered at the meeting;

•	information regarding the website where the proxy materials are posted; and

•	various means by which a stockholder can request paper or e-mail copies of the proxy materials.

If a stockholder requests paper copies of the proxy materials, these materials must be sent to the stockholder within three business days. Additionally, paper copies must be sent via first class mail.

Will Del Monte use the Notice Only Option in the Future?

Although Del Monte elected to use the full set delivery option in connection with the 2009 Annual Meeting of Stockholders, it may choose to use the notice only option in the future. By reducing the amount of materials that a company needs to print and mail, the notice only option provides an opportunity for cost savings as well as conservation of natural resources. However, many companies that have used the notice only option have also experienced a lower participation rate – meaning that fewer stockholders voted in these companies’ annual elections. Del Monte plans to evaluate the future possible cost savings as well as the possible impact on stockholder participation as it considers future use of the notice only option.

As a Stockholder, What Do I Need to Do?

If you would prefer to continue receiving paper copies of proxy materials if Del Monte elects to use the notice only option for future annual meetings, please mark the “Paper Copies” box on your proxy card (or provide this information when you vote telephonically or via the internet).

As noted above, if Del Monte elects to use the notice only option, it must provide paper copies via first class mail to any stockholder who, after receiving the Notice of Internet Availability of Proxy Materials, nevertheless requests paper copies. So, for example, even if you do not check the “Paper Copies” box now, you will still have the right to request delivery of a free set of proxy materials upon receipt of any Notice of Internet Availability of Proxy Materials in the future. Because first class postage is significantly costlier than bulk mail rates and because each such request must be processed on a stockholder-by-stockholder basis, the cost of responding to a single request for paper copies is likely to be significantly greater than the per stockholder cost Del Monte currently incurs in delivering proxy materials in bulk. Accordingly, requests for paper copies could significantly undermine or eliminate expected cost savings associated with the notice only option.

By developing in advance a database of stockholders who would prefer to continue receiving paper copies of proxy materials, Del Monte would be able to use the full set delivery option for these stockholders – using bulk mail to deliver the paper copies – while using the notice only option for other stockholders. We believe this would significantly reduce the number of requests for paper copies that Del Monte would need to process on a stockholder-by-stockholder basis and would position Del Monte to better capture cost savings should it elect to use the notice only option in the future. We appreciate your assistance in helping us develop this database through the proxy card, telephonic and internet voting processes.

Proposal 1

Election of Directors

Del Monte’s Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board of Directors may be filled by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy in a class shall serve for the remainder of the full term of that class, and until such director’s successor is elected and qualified or until such director’s death, resignation or removal. This includes vacancies created by an increase in the number of directors.

The Board of Directors presently has nine members. There are three directors in Class III, which is the class whose term of office expires in 2009. Each of the nominees for election to this class is currently a director of the Company and was selected by the Board of Directors as a nominee in accordance with the recommendation of the Nominating and Corporate Governance Committee. Messrs. Armacost and Martin have been members of the Board of Directors since they were appointed in December 2002. Mr. Wolford has been a member of the Board of Directors since April 1997, when Mr. Wolford was appointed to the Board of Directors following the recapitalization of Del Monte led by Texas Pacific Group. Messrs. Armacost, Martin and Wolford were each re-elected to the Board of Directors by the stockholders at the 2006 Annual Meeting of Stockholders. If elected at the 2009 Annual Meeting of Stockholders, each of the nominees would serve until the 2012 Annual Meeting of Stockholders and until his successor is elected and has qualified, or until such director’s death, resignation or removal.

In an uncontested election, directors shall be elected by the vote of a majority of the votes cast by shares present in person or represented by proxy and entitled to vote at the meeting. Under our Bylaws, an uncontested election is an election in which the number of nominees is not greater than the number of directors to be elected, as of the date that is 14 days in advance of the day we file our definitive proxy statement with the Securities and Exchange Commission. In a contested election, directors will be elected by plurality. In other words, in a contested election, the nominees with the most votes (whether or not a majority) will be elected.

The election of directors at the 2009 Annual Meeting of Stockholders is an uncontested election. Therefore, for Proposal 1, election of Samuel H. Armacost, Terence D. Martin and Richard G. Wolford as Class III directors, a nominee will be elected if the number of votes cast “For” that nominee exceeds the number of votes cast “Against” that nominee. Abstentions and broker non-votes will have no effect.

Prior to an uncontested election, each incumbent director nominee will submit to the Board of Directors an irrevocable written offer to resign following the election in the event the director fails to receive a majority of the votes cast in connection with his or her reelection. Each of Messrs. Armacost, Martin and Wolford has submitted such an offer to the Board in connection with the election of directors at the 2009 Annual Meeting of Stockholders.

If an incumbent director fails to receive a majority of the votes cast in connection with his or her reelection, the Nominating and Corporate Governance Committee of the Board (excluding any director who has failed to receive a majority of the votes cast), will consider such director’s offer to resign and make its recommendation to the Board within 60 days following certification of the election results. In the event a majority of the members of the Nominating and Corporate Governance Committee are nominees who do not receive a majority of the votes cast in connection with their reelection, the independent members of the Board not so affected will consider the offer to resign and make a recommendation or, in the alternative, such independent members of the Board may designate a committee of independent directors to perform the evaluation. The Board will consider the Nominating and Corporate Governance Committee’s or independent directors’ recommendation within 90 days following certification of the election results. We will publicly disclose the

Board’s determination with respect to any resignation offered under these circumstances by filing a Current Report on Form 8-K with the Securities and Exchange Commission.

The following is a brief biography of each nominee and each current director, including each director whose term will continue after the 2009 Annual Meeting of Stockholders.

Nominees for Election for Three-year Terms Expiring at the 2012 Annual Meeting

Samuel H. Armacost

Mr. Armacost became a director of Del Monte in December 2002. Mr. Armacost has served as Chairman of the board of directors of SRI International, formerly Stanford Research Institute, an independent technology development and consulting organization, since 1998. He was a Managing Director of Weiss, Peck & Greer LLC from 1990 until 1998 and Managing Director of Merrill Lynch Capital Markets from 1987 until 1990. He was President, Director and Chief Executive Officer of BankAmerica Corporation from 1981 until 1986. Mr. Armacost also serves as a director of Chevron Corporation, Exponent, Inc., Callaway Golf Company and Franklin Resources, Inc. Mr. Armacost is 70.

Terence D. Martin

Mr. Martin became a director of Del Monte in December 2002. Mr. Martin was Senior Vice President and Chief Financial Officer of the Quaker Oats Company from 1998 until his retirement in 2001. From 1995 to 1998, he was Executive Vice President and Chief Financial Officer of General Signal Corporation. Mr. Martin was Chief Financial Officer and Member of the Executive Committee of American Cyanamid Company from 1991 to 1995, and served as Treasurer from 1988 to 1991. Mr. Martin also serves as a director of Dr. Pepper Snapple Group, Inc. Mr. Martin is 66.

Richard G. Wolford

Mr. Wolford joined Del Monte as Chief Executive Officer and a Director in April 1997. He was elected President of Del Monte in February 1998 and was elected Chairman of the Board in May 2000. From 1967 to 1987, he held a variety of positions at Dole Foods, including President of Dole Packaged Foods from 1982 to 1987. From 1988 to 1996, he was Chief Executive Officer of HK Acquisition Corp. where he developed food industry investments with venture capital investors. Mr. Wolford is 64.

The Board Of Directors Recommends
A Vote In Favor Of Each Named Nominee.

Directors Continuing in Office Until the 2010 Annual Meeting

Victor L. Lund

Mr. Lund became a director of Del Monte in March 2005. Mr. Lund served as Vice-Chairman of Albertson’s, Inc., a food and drug retailer, from June 1999 until June 2002. Mr. Lund served as Chairman of the Board and Chief Executive Officer of American Stores Company prior to its acquisition by Albertson’s in June 1999. He also served as President of American Stores Company from 1992 until 1995. Prior to joining American Stores Company in 1977, Mr. Lund was a practicing certified public accountant. Most recently, from May 2002 to December 2004, Mr. Lund served as the non-executive Chairman of the Board of Mariner Health Care, Inc. a long-term health care services company. In December 2006 Mr. Lund was elected non-executive Chairman of Demand Tec, a demand forecasting software company. Mr. Lund also currently serves on the boards of Teradata Corporation and Service Corporation International. Mr. Lund is 61.

Joe L. Morgan

Mr. Morgan became a director of Del Monte in December 2002. Mr. Morgan has been a baseball broadcaster and analyst for ABC, NBC and ESPN since 1985. From 1987 to 1998, he was President and Chief Executive Officer of Joe Morgan Beverage Company. Mr. Morgan was an Owner-Operator of three Wendy’s franchises from 1985 to 1988. In 1963, Mr. Morgan began his professional baseball career which culminated in his election to the Baseball Hall of Fame in 1990, five years after his retirement as a player. Mr. Morgan is 65.

David R. Williams

Mr. Williams became a director of Del Monte in December 2002 and was Executive Vice President of H.J. Heinz Company from July 2002 to September 2002. Prior to such time, he was Heinz’s Executive Vice President and President and Chief Executive Officer-Heinz Europe, Middle East, Africa and India, from August 2000 to July 2002 and Executive Vice President-Asia from June 1996 to August 2000. Mr. Williams, a former director of Heinz, retired from the Heinz board of directors in September 2002. In March 2006, Mr. Williams became Executive Chairman of MW Brands SAS, a privately-held French company in the seafood business, and in September 2005 became Chairman of Bapco Closures Ltd., a privately-held U.K. company in the innovative packaging business. Mr. Williams also serves on the board of KCRS Inc. and on the European Mergers and Acquisitions Advisory Board of Trilantic Capital Partners LLP. Mr. Williams is 66.

Directors Continuing in Office Until the 2011 Annual Meeting

Timothy G. Bruer

Mr. Bruer became a director of Del Monte in August 1997. Mr. Bruer has served as Chief Executive Officer of Genisoy Food Co. Inc., a provider of soy protein products and sports nutrition, since April 2005. Mr. Bruer was Chief Executive Officer of Shadewell Grove Foods, Inc., a marketer and distributor of premium cookies, until June 2007. Shadewell Grove Foods, Inc. was the successor company to Nonni’s Food Co., Inc., where he had served as Chief Executive Officer since December 1998. Mr. Bruer was President and Chief Executive Officer and a director of Silverado Foods, Inc. from April 1997 to December 1998. From 1992 until 1997, he was Vice President and General Manager of the Culinary Division of Nestle. Prior to that, he was a partner with Bain & Co. Mr. Bruer is 52.

Mary R. (Nina) Henderson

Ms. Henderson became a director of Del Monte in December 2002. She is a consultant to the consumer products and food industries. Ms. Henderson joined Bestfoods’ predecessor company, CPC International Inc., in 1972 and was Corporate Vice President of Bestfoods from 1993 until its acquisition by Unilever in 2000. At Bestfoods, Ms. Henderson also served as Vice President Global Core Business Development (Europe, Asia, Latin America and North America food service businesses) from 1999 through 2000; President of Bestfoods Grocery (U.S. consumer business) from 1997 to 1999; President of Bestfoods Specialty Markets (North American, Caribbean and worldwide export businesses) from 1993 to 1997; and President of Special Markets (branded food and non-food businesses) from 1983 to 1993. Ms. Henderson also serves as a director of AXA Financial Inc. and Pactiv Corporation. From 2001 through 2008, she served as a director of Royal Dutch Shell plc. Ms. Henderson is 58.

Sharon L. McCollam

Ms. McCollam became a director of Del Monte in December 2007. Ms. McCollam has served as Executive Vice President, Chief Operating and Chief Financial Officer of Williams-Sonoma, Inc., a specialty retailer of home furnishings, since July 2006. She has been employed by Williams-Sonoma, Inc. since March 2000, where she also served as Executive Vice President and Chief Financial Officer from May 2003 to July 2006, Senior Vice President and Chief Financial Officer from October 2000 to May 2003, and Vice President, Finance from March 2000 to October 2000. From 1993 to 2000, Ms. McCollam held a variety of positions at Dole Foods Company, including Vice President and Chief Financial Officer, Dole Fresh Vegetables Division from 1996 to 2000. Ms. McCollam is 47.

Corporate Governance

Corporate Governance Guidelines; Non-Employee Director Stock Ownership

The Board of Directors has adopted Corporate Governance Guidelines; the objective of the Corporate Governance Guidelines is to describe certain processes and procedures intended to provide reasonable assurance that directors, to whom the stockholders entrust the direction and success of the Company, act in the best interests of the Company and its stockholders. The Corporate Governance Guidelines address issues relating to the Board of Directors, such as membership, meetings and procedures, and duties and responsibilities, as well as issues relating to its committees, including charters, committee meetings, board oversight, and duties and responsibilities. The Corporate Governance Guidelines also provide for the appointment of a lead independent director and address other matters, including share ownership by directors under the Non-Employee Director Ownership Policy.

The Non-Employee Director Ownership Policy generally requires non-employee directors to own shares of common stock of the Company (including deferred stock units) having a value, as described in the Ownership Policy, equal to three times the annual cash retainer paid to the non-employee directors for service on the Board. Persons who were non-employee directors of the Company on or before September 21, 2006 have until October 30, 2011 to meet this requirement. All other non-employee directors have until the end of the fiscal quarter of the fifth anniversary of their election or appointment to the Board to meet this requirement.

The Corporate Governance Guidelines, the Non-Employee Director Ownership Policy and the Charters of each of the Audit, Compensation, and Nominating and Corporate Governance Committees of the Board of Directors of the Company are available on the Company’s website at www.delmonte.com. Printed copies of these materials are also available to any stockholder upon written request to the Corporate Secretary, Del Monte Foods Company, P.O. Box 193575, San Francisco, California 94119-3575.

Director Attendance at the Annual Meeting of Stockholders

Pursuant to the Company’s Corporate Governance Guidelines, directors are expected to attend annual meetings of stockholders. All of the Company’s directors attended the 2008 Annual Meeting of Stockholders.

Independence of the Board of Directors

Under the Company’s Corporate Governance Guidelines and in accordance with the listing standards of the New York Stock Exchange, a majority of the Board of Directors must qualify as independent directors. A director is currently considered “independent” if the Board of Directors affirmatively determines that the director has no material relationship with Del Monte (directly or as a partner, stockholder or officer of an organization that has a relationship with Del Monte). The Board of Directors has established the following guidelines to assist its determination of independence:

•	At least three years have elapsed since the director was employed by Del Monte (including any subsidiary) or someone in such director’s immediate family was employed (except in a non-officer capacity) by Del Monte. Employment as an interim Chairperson or as an interim CEO will not disqualify a director from being considered independent following that employment.

•	At least three years have elapsed since the director was employed by, affiliated with, or received any non-fixed retirement benefits from, Del Monte’s present or former independent auditors, or someone in such director’s immediate family was employed or affiliated with Del Monte’s present or former independent auditors (except in a non-professional capacity not involving Del Monte’s business).

•	At least three years have elapsed since the director or someone in his or her immediate family was employed as an executive officer of another entity that concurrently has or had as a member of its compensation (or equivalent) committee any of Del Monte’s executive officers.

•	At least three years have elapsed since the director, or someone in his or her immediate family, has had a personal services or consulting contract with or otherwise received direct compensation from Del Monte, its chairperson, Chief Executive Officer or other executive officer, or any affiliate of Del Monte (other than Board or Board committee fees and pension and other forms of deferred compensation for prior service).

•	The director is not an affiliated person of Del Monte, which means he or she does not, either directly or indirectly as a general partner, controlling stockholder or executive officer of another company, own or control more than five percent (5%) of Del Monte’s common stock.

•	The director is not an executive officer or employee of, and no member of the director’s immediate family is an executive officer of, any for-profit or not-for-profit organization to which Del Monte made or from which Del Monte receives payments (other than those arising solely from investments in Del Monte’s securities) for property or services in an amount that, in any of the last three fiscal years, exceeds the greater of, two percent (2%) of the organization’s consolidated gross revenues or $1,000,000.

•	The director does not have a direct or indirect material interest in a transaction or series of transactions to which Del Monte or any of its subsidiaries is a participant and involving an amount exceeding $120,000, which interest would have to be publicly disclosed under Regulation S-K Item 404(a), unless the Board determines that such interest does not impair the director’s independence.

•	The director is not an executive officer or holder of more than ten percent (10%) of the stock of an entity that has a business relationship with Del Monte that would have to be publicly disclosed under Regulation S-K Item 404(a) unless the Board determines that such holdings and relationship do not impair the director’s independence.

These guidelines are set forth in the Company’s Corporate Governance Guidelines, which are available on Del Monte’s website at www.delmonte.com.

In June 2009, in connection with the 2009 Annual Meeting of Stockholders, the Board applied the standards set forth above to the members of the Board of Directors. Based upon such evaluations, the Board affirmatively determined that each of Messrs. Armacost, Bruer, Lund, Martin, Morgan, and Williams and Mmes. Henderson and McCollam were “independent” within the Corporate Governance Guidelines, applicable SEC rules and applicable NYSE rules. Mr. Wolford is considered an “inside” director because of his employment as Chairman of the Board, President and Chief Executive Officer of the Company. Questionnaires are sent periodically to the directors regarding matters that might affect their independence so that, if necessary, any change in circumstance may be evaluated by the Nominating and Corporate Governance Committee and the Board of Directors.

Executive Sessions of Independent Directors; Lead Director

As required under NYSE listing standards and the Company’s Corporate Governance Guidelines, the Company’s independent directors meet in regularly scheduled executive sessions at which only such directors are present. The Company’s Lead Director presides over these executive sessions. Ms. Henderson began serving as Lead Director in September 2006 and in September 2008 was selected by the other independent directors to serve an additional one-year term. A director may not serve more than two full consecutive two-year terms as Lead Director unless otherwise determined by the Board of Directors. During fiscal 2009, our independent directors met in executive session four times.

In creating the Lead Director position, the Board of Directors did not intend for the Lead Director to infringe upon or interfere with the authority or responsibilities of the Chairman of the Board, the Chairs of the various Board committees or the individual directors. Furthermore, the Lead Director is not expected to become involved in the day-to-day management of the Company. Instead, the duties and responsibilities of the Lead Director include:

•	Authority to prepare the agenda for, call and preside over executive sessions of the independent directors;

•	Serving as a sounding board for the Chairperson and, on certain matters, act as a liaison between the independent directors and the Chairperson;

•	Presiding over Board meetings and acting as the spokesperson for the Board upon the absence or the incapacity of the Chairperson;

•	Being available, if requested by the Board, for consultation and direct communication with major stockholders;

•	Providing his or her unique perspective, as Lead Director, to the Compensation Committee in connection with its annual formal evaluation of the CEO’s performance;

•	Having the capacity to suggest to the Chairperson that particular items be placed on the final agenda of each Board meeting;

•	Informally consulting with other directors from time to time regarding the number and length of Board meetings as well as the quality, quantity, timeliness, scope and organization of pre-meeting materials and Board meeting presentations; and providing appropriate suggestions regarding the same to the Chairperson;

•	Receiving notice of all committee meetings and having the ability to attend and observe committee meetings from time to time where appropriate to facilitate the execution of the Lead Director’s duties;

•	Providing counsel in appropriate circumstances to the Chairperson with respect to the retention of consultants, legal counsel or other independent advisors that may assist the Board in the performance of its duties from time to time; and

•	Performing such other functions as directed by the independent directors from time to time.

Communications with the Board of Directors

The Company’s Board of Directors, including a majority of the Company’s independent directors, has adopted a formal process by which stockholders or other interested persons may communicate with the Board or any of its directors. Persons interested in communicating with the directors regarding concerns or issues may address correspondence to a particular director, to the Board, to the Lead Director or to the independent directors generally, in care of Del Monte Foods Company at P.O. Box 193575, San Francisco, California 94119-3575. If no particular director is named, letters will be forwarded, as appropriate and depending on the subject matter, by the office of the Corporate Secretary to the Lead Director, the Chair of the Audit Committee, the Chair of the Compensation Committee, or the Chair of the Nominating and Corporate Governance Committee. Interested persons or stockholders, as applicable, may also contact the Board of Directors, Lead Director, Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee via telephone, electronic mail or the Web, as further described on the Company’s website at www.delmonte.com. The office of the Corporate Secretary reviews such communications for spam (such as junk mail or solicitations) or misdirected communications.

Code of Ethics

The Company has adopted Standards of Business Conduct that apply to all Del Monte officers, directors and employees. The Standards of Business Conduct encompass the Company’s code of ethics applicable to its Chief Executive Officer, Chief Financial Officer, and principal accounting officer and controller. The Standards of Business Conduct are available on the Company’s website at www.delmonte.com. A printed copy of the Standards of Business Conduct is also available to any stockholder upon written request to the Corporate Secretary, Del Monte Foods Company, P.O. Box 193575, San Francisco, California 94119-3575. The Company intends to make any required disclosures regarding any amendments of its Standards of Business Conduct or waivers granted to any of its directors or executive officers on its website at www.delmonte.com.

Nomination Process

The Nominating and Corporate Governance Committee of the Board of Directors has adopted a Process for Identifying, Evaluating and Recommending Director Nominees.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including strength of character, an inquiring and independent mind, practical wisdom, and mature judgment. The current criteria used by the Nominating and Corporate Governance Committee in evaluating the qualifications of potential nominees for election to the Board of Directors are set forth in the Process and generally include whether the nominee:

•	recognizes and understands the role of a director;

•	demonstrates judgment, knowledge and competency;

•	manifests confidence and the willingness to be an active participant of the Board and its committees;

•	fosters, or can be expected to foster, communication within the Board and with Company management;

•	has the ability and time to fulfill legal and fiduciary responsibilities, demonstrates no conflicts of interest, and satisfies applicable requirements for “independence”;

•	makes, or can be expected to make, individual expertise available to the Board and CEO;

•	understands, or demonstrates an ability to understand, the Company’s philosophy, strategy, short- and long-term goals and objectives, business and competitors; and

•	maintains standing and reputation in the business, professional and social communities.

Candidates for director nominees are reviewed in the context of the current composition of the Board. In conducting this assessment, the Nominating and Corporate Governance Committee considers diversity, skills, and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. The Nominating and Corporate Governance Committee believes that, as a whole, the Board of Directors should have competency in the following areas:

•	industry knowledge;

•	accounting and finance;

•	business judgment;

•	management;

•	leadership;

•	international markets;

•	business strategy;

•	crisis management;

•	corporate governance; and

•	risk management.

Additionally, the Committee endeavors to ensure that the Board of Directors includes a number of financially literate directors and at least one director who qualifies as a financial expert. From time to time, the Nominating and Corporate Governance Committee may retain the services of one or more third-party search firms to assist it in identifying and evaluating potential new members of the Board of Directors. Additionally, the Lead Director and the Chair of the Board of Directors, who is not a member of the Nominating and Corporate Governance Committee, may assist in evaluating potential new members of the Board of Directors, including interviewing such potential new members.

In evaluating whether to nominate an incumbent director whose term of office is set to expire, the Nominating and Corporate Governance Committee also reviews such director’s overall service to the Company during his or her term, including the number of meetings attended, participation in and contributions to the deliberations of the Board and its committees, and the benefits of continuity among Board members. In the event such incumbent director is a member of the Committee, such director recuses himself or herself from that portion of the meeting.

Based on the foregoing process, the Nominating and Corporate Governance Committee recommended that the Board of Directors nominate each of Messrs. Armacost, Martin and Wolford for election to the Board of Directors at the 2009 Annual Meeting of Stockholders.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including its qualification criteria, based on whether the candidate was recommended or nominated by a stockholder or not. Stockholders who wish to recommend candidates for consideration by the Nominating and Corporate Governance Committee may do so by delivering a written recommendation to: Chair of the Nominating and Corporate Governance Committee, P.O. Box 193575, San Francisco, California 94119-3575. The Nominating and Corporate Governance Committee may also be contacted by electronic mail or other methods, as more fully described on the Company’s website at www.delmonte.com. Submissions should include the full name of the proposed candidate, a description of the proposed candidate’s business experience for at least the previous five years, a description of the proposed candidate’s qualifications as a director and a representation that the recommending stockholder is a beneficial or record owner of the Company’s stock.

Stockholders who wish to nominate (rather than simply recommend) a candidate for election at the Company’s annual meeting must submit such nomination in writing to: Corporate Secretary, Del Monte Foods Company, P.O. Box 193575, San Francisco, California 94119-3575. Such written nomination must be received by the Corporate Secretary not less than 90 days nor more than 120 days before the one year anniversary of the preceding year’s annual meeting, provided that the annual meeting is not more than 30 days before or more than 60 days after the one year anniversary of the preceding year’s annual meeting. If the Company’s annual meeting is held before the date that is 30 days before the one year anniversary of the preceding year’s annual meeting or more than 60 days after such anniversary, then such written nomination must be received not later than 90 days before such annual meeting or, if later, 10 days following the day on which public disclosure of the date of such annual meeting was first made.

A nomination by a Del Monte stockholder must contain the specific information required in Del Monte’s Bylaws, including without limitation, (i) with respect to each person whom such stockholder proposes to nominate for election or re-election as a director, all information relating to such person that would be required to be disclosed in solicitations of proxies for election of directors, or would otherwise be required, in each case pursuant to Section 14(a) under the Securities Exchange Act of 1934, as amended, if such Section 14(a) (including Regulation 14A thereunder) were applicable (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) or any successor regulation or statute, (ii) information regarding material relationships and arrangements, including compensation and other monetary arrangements, between the proposed nominee and the stockholder proposing such nomination, (iii) the name and address of the stockholder proposing such nomination, (iv) the class or series and number of shares that are owned of record or beneficially owned by such stockholder on the date of such stockholder’s notice, and (v) such additional information as may be reasonably required. In addition, each stockholder nominee must deliver to the Company within the timeframes set forth in the Company’s Bylaws (x) a written questionnaire provided by the Company with respect to his or her background and qualifications and (y) a written representation and agreement provided by the Company regarding any voting commitments or assurances provided to third parties, any outside compensation, reimbursement or indemnification in connection with the prospective nominee’s service on the Company’s board, and compliance with the Company’s policies and procedures for directors. Del Monte’s current Bylaws can be obtained by sending a written request to the Corporate Secretary; the Bylaws may also be found on the Company’s website at www.delmonte.com. To date, the Nominating and Corporate Governance Committee has not received, nor rejected, a timely director nominee recommended by a stockholder or stockholders holding more than five percent of our voting stock.

The Process for Identifying, Evaluating and Recommending Director Nominees, as currently adopted, is available on the Company’s website at www.delmonte.com. The Nominating and Corporate Governance Committee retains the right (with the approval of the Board of Directors) to modify the Process, including the criteria for evaluating the qualifications of potential nominees for election to the Board of Directors as set forth therein, from time to time.

Review, Approval or Ratification of Transactions with Related Persons

Our Standards of Business Conduct set forth our general policies and procedures regarding how we will handle employee or director conflicts of interest. As part of the written policies and procedures regarding conflicts of interest set forth in our Standards of Business Conduct, directors and executive officers are required to complete a disclosure statement that sets forth such officer’s or director’s relationships, transactions, ventures, partnerships, employment, or affiliations that could give rise to a conflict of interest. Additionally, directors and executive officers are required to submit an updated disclosure statement regarding any potential related party transaction in advance of entering into the transaction. Under the Standards of Business Conduct, the Audit Committee must review and approve in advance any related party transaction involving a Del Monte officer or director. The Del Monte Law Department may be involved in determining whether a particular transaction is a related person transaction requiring review and approval by the Audit Committee.

The Board of Directors has also adopted a written Related Persons Transaction Policy in order to establish more detailed processes, procedures and standards regarding the review, approval and ratification of related person transactions and to provide greater specificity regarding what types of transactions constitute related person transactions. All related person transactions are prohibited unless approved or ratified by the Audit Committee or, in certain circumstances, the Chair of the Audit Committee.

The Related Persons Transaction Policy reminds directors and executive officers of their obligation under our Standards of Business Conduct to update their disclosure statement to reflect any potential conflict of interest or related person transaction. Additionally, the Policy confirms that each Del Monte director and executive officer must annually complete a questionnaire designed to elicit, among other things, information about potential related person transactions. Each director and executive officer must also promptly advise the Law Department or the Chair of the Audit Committee of any change to the information contained in the last completed questionnaire that could relate to the identification, review, approval or ratification of transactions that may constitute related person transactions.

The Del Monte Law Department reviews the information provided by Del Monte’s directors and executive officers and gathers the material facts and other information necessary to assess whether a proposed transaction would constitute a related person transaction for purposes of this Policy. If the Law Department determines that a transaction would be a related person transaction, the Law Department’s written assessment and the material facts of the proposed transaction would be submitted to the Audit Committee for consideration at its next meeting. In the event the Law Department, in consultation with Del Monte’s Chief Executive Officer, determines that it is not practicable or desirable for Del Monte to delay until the next Audit Committee meeting, such materials would instead be submitted to the Chair of the Audit Committee.

The Audit Committee (or, as applicable, the Chair of the Audit Committee) is expected to review the submitted materials and consider all other relevant facts and circumstances reasonably available to it including:

•	the benefits to Del Monte;

•	the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer (in the event the Audit Committee determines that the proposed related person transaction could impact the Nominating and Corporate Governance Committee’s determination of such director’s independence, the Audit Committee will consult with the Nominating and Corporate Governance Committee prior to making any determination);

•	the availability of other sources for comparable products or services;

•	the terms and conditions of the transaction; and

•	the terms available to unrelated third parties or to employees generally.

The Related Persons Transaction Policy provides that the Audit Committee (or Chair of the Committee as applicable) shall only approve those related person transactions that are in, or are not inconsistent with, the best interests of Del Monte and its stockholders. Similar procedures apply to the ratification of related person transactions in the event a director, the Chief Executive Officer, Chief Financial Officer or General Counsel becomes aware of a related person transaction that has not been previously approved or ratified. However, in such event:

•	If the transaction is pending or ongoing, it will be submitted to the Chair of the Audit Committee promptly for assessment of all of the relevant facts and circumstances reasonably available and the Chair of the Audit Committee shall, with the advice of counsel, evaluate all options with respect to the transaction, including ratification, amendment or termination of the related person transaction. Del Monte shall implement the option that the Chair deems to be in, or not inconsistent with, the best interests of Del Monte and its stockholders.

•	If the related person transaction is completed, the Audit Committee shall evaluate the transaction to determine if rescission of the transaction is appropriate, and shall request that Del Monte’s Chief Financial Officer evaluate the Company’s controls and procedures to ascertain 1) the reason the transaction was not submitted to the Audit Committee or Chair of the Audit Committee for prior approval and 2) whether any changes to those controls and procedures are recommended.

Under the Related Persons Transaction Policy, the Board of Directors determined that transactions entered into in the ordinary course of the Company’s business in which the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction with the Company, do not receive any special benefits as a result of the transaction, and the amount involved in the transaction equals less than two percent (2%) of the annual net revenues of each of the Company and the other entity that is a participant in the transaction do not create a material direct or indirect interest on behalf of a related person (as such term is defined in applicable SEC rules) and accordingly are not related person transactions (as such term is defined in applicable SEC rules). In addition, transactions are not related person transactions under the Related Persons Transaction Policy if they are excluded from the SEC disclosure requirements regarding related person transactions.

Board Meetings and Committees

The Board of Directors of Del Monte Foods Company held four meetings during the fiscal year ended May 3, 2009. The Board of Directors currently has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

During the fiscal year ended May 3, 2009, each incumbent member of the Board of Directors attended 75% or more of the aggregate of the meetings of the Board of Directors and of the committees on which he or she served, held during the period for which he or she was a director or committee member, respectively.

The following table provides a summary of the membership of each of the standing committees of the Board of Directors as of May 3, 2009.

Nominating and
Corporate
Name	Audit	Compensation	Governance

Samuel H. Armacost		Chair
Timothy G. Bruer	Member
Mary R. Henderson			Chair
Victor L. Lund			Member
Terence D. Martin	Chair	Member
Sharon L. McCollam	Member
Joe L. Morgan			Member
David R. Williams		Member
Richard G. Wolford

In addition, the Board of Directors may from time to time establish special committees.

Audit Committee

Responsibilities

The Audit Committee of the Board of Directors assists the Board in its oversight of the Company’s corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee:

•	Generally oversees the disclosure controls and procedures and the internal controls and procedures established by the Company to provide full, fair, accurate, timely and understandable disclosure in its periodic reports and proxy statements;

•	Reviews the financial statements to be included in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q;

•	Reviews the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q;

•	Discusses with management and the independent auditor the Company’s accounting principles, critical accounting estimates and other matters that could have a significant impact on the Company’s financial statements;

•	Discusses with management and the independent auditor the results of the annual integrated audit as well as the Company’s annual and quarterly financial statements; and

•	Oversees the internal audit department.

The Audit Committee is also responsible for periodically discussing with management the Company’s policies and guidelines regarding risk assessment and risk management. In connection with the Audit Committee’s duties and responsibilities relating to risk assessment and the control environment, the Audit Committee is responsible for reviewing and approving updates to the Company’s Standards of Business Conduct as well as reviewing the Company’s performance relative to such Standards. The Audit Committee has sole authority to grant waivers to directors and executive officers relating to the Company’s Standards of Business Conduct.

The Audit Committee is responsible for interacting directly with and evaluating the Company’s independent auditor. With respect to the independent auditor, the Audit Committee:

•	Evaluates the performance of and assesses the qualifications of the independent auditor;

•	Determines the engagement of the independent auditor;

•	Determines whether to retain or terminate the existing independent auditor or to appoint and engage a new independent auditor;

•	Monitors the rotation of partners of the independent auditor on the Company engagement team as required by law; and

•	Reviews and approves the retention of the independent auditor to perform any proposed audit or lawfully permitted non-audit services.

In connection with approving services by the Company’s independent auditor as required by Section 202 of the Sarbanes-Oxley Act of 2002, the Audit Committee has adopted a Statement of Policy and Procedures regarding Pre-Approval of Engagements for Audit and Non-Audit Services. See “Proposal 5 – Ratification of Appointment of Independent Registered Public Accounting Firm – Policies and Procedures Relating to Approval of Services by Auditor” for a discussion of this Statement.

The Audit Committee operates under a written charter adopted by the Board of Directors. For additional information regarding the Audit Committee’s duties and responsibilities, please refer to the Audit Committee’s Charter, which is available on the Company’s website at www.delmonte.com. As required under the Sarbanes-Oxley Act of 2002, the Audit Committee has in place procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Membership and Independence

Three directors currently comprise the Audit Committee: Messrs. Bruer and Martin and Ms. McCollam. Mr. Martin currently serves as the Chair of the Audit Committee. The Audit Committee consists entirely of directors who were determined by the Board of Directors to meet the definition of “independent” within the meaning of the Company’s Corporate Governance Guidelines, the Audit Committee’s Charter, Section 303A.02 of the NYSE listing standards and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended.

Each member of the Audit Committee is financially literate. Additionally, the Board of Directors has determined that each of Mr. Martin and Ms. McCollam qualifies as an “audit committee financial expert” as such term is defined in Securities and Exchange Commission rules. Our Corporate Governance Guidelines restrict Audit Committee members from simultaneously serving on the audit committees of more than three public companies

(including Del Monte), without a specific Board determination that such simultaneous service will not impair the ability of such member to serve on the Audit Committee. Except for Mr. Martin who serves as a director on the audit committee of Dr. Pepper Snapple Group, Inc., the members of our Audit Committee do not currently serve on the audit committee of any other public company.

Fiscal 2009 Meetings

The Audit Committee met eight times during the fiscal year ended May 3, 2009.

Compensation Committee

Responsibilities

The Compensation Committee of the Board of Directors reviews and approves the overall compensation strategy and policies for the Company. In this regard, the Compensation Committee:

•	Reviews and approves the philosophy for compensation of the Company’s senior executives and other employees;

•	Establishes or recommends compensation plans and programs for senior executives and other employees;

•	Reviews the adequacy of such plans and programs;

•	Reviews and evaluates the performance of the Company’s Chief Executive Officer;

•	Reviews and approves the compensation and other terms of employment of the Company’s Chief Executive Officer and other senior executives;

•	Reviews and monitors management development and succession plans; and

•	Administers the Company’s incentive and equity-based plans and programs.

For a discussion of the Compensation Committee’s processes and procedures for the consideration and determination of executive compensation, including the role of its compensation consultant, please see “Executive Compensation – Compensation Discussion and Analysis.”

The Compensation Committee operates under a written charter adopted by the Board of Directors. For additional information regarding the Compensation Committee’s duties and responsibilities, please refer to the Compensation Committee’s Charter, which is available on the Company’s website at www.delmonte.com.

Membership and Independence

Three directors currently comprise the Compensation Committee: Messrs. Armacost, Martin and Williams. Mr. Armacost currently serves as the Chair of the Compensation Committee. The Compensation Committee consists entirely of directors who were determined by the Board of Directors to meet the definition of “independent” within the Company’s Corporate Governance Guidelines, the Compensation Committee’s Charter and Section 303A.02 of the NYSE listing standards, as well as the “non-employee director” standard within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and the “outside director” standard for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

Fiscal 2009 Meetings

The Compensation Committee met four times during the fiscal year ended May 3, 2009.

Nominating and Corporate Governance Committee

Responsibilities

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for overseeing the performance of the Board of Directors and its committees and developing the Company’s policies relating to corporate governance. In this regard, the Nominating and Corporate Governance Committee:

•	Considers and recommends Board size and composition, taking into account important competencies;

•	Oversees the annual evaluation of the Board of Directors and its standing committees;

•	Evaluates and recommends to the Board of Directors the slate of nominees for directors to be elected by the Company’s stockholders and the persons to be appointed to the Board by the Board of Directors;

•	Evaluates and recommends those directors to be appointed to the various standing Board committees;

•	Recommends the responsibilities of these committees;

•	Makes recommendations to the Board of Directors regarding the compensation of non-employee members of the Board; and

•	Periodically reviews and assesses the adequacy of the Company’s Corporate Governance Guidelines.

For a discussion of the Nominating and Corporate Governance Committee’s processes and criteria used in evaluating and recommending to the Board of Directors the slate of nominees for directors to be elected by the Company’s stockholders (or, in the event of a vacancy to be filled by the Board, appointed to the Board), please see “Corporate Governance – Nomination Process.” For a discussion of the Nominating and Corporate Governance Committee’s processes and procedures for the consideration and determination of non-employee director compensation, please see “Director Compensation – Narrative Discussion of Director Compensation – Process.”

The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors. For additional information regarding the Nominating and Corporate Governance Committee’s duties and responsibilities, please refer to the Nominating and Corporate Governance Committee’s Charter, which is available on the Company’s website at www.delmonte.com.

Membership and Independence

Three directors currently comprise the Nominating and Corporate Governance Committee: Messrs. Lund and Morgan and Ms. Henderson. Ms. Henderson currently serves as the Chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee currently consists entirely of directors who were determined by the Board of Directors to meet the definition of “independent” within the Company’s Corporate Governance Guidelines, the Nominating and Corporate Governance Committee’s Charter and Section 303A.02 of the NYSE listing standards.

Fiscal 2009 Meetings

The Nominating and Corporate Governance Committee met four times during the fiscal year ended May 3, 2009.

Director Compensation

Fiscal 2009 Director Compensation

The following table sets forth compensation for the members of the Board of Directors of Del Monte Foods Company for fiscal 2009. Mr. Wolford, the Company’s Chairman of the Board, President and Chief Executive Officer, does not receive any additional compensation for his service as a director. Mr. Wolford’s compensation is reported in “Executive Compensation” and accordingly Mr. Wolford is not included in the following table.

	Fees Earned or Paid
	in Cash	Stock Awards	Option Awards	Total
Name	($)	($) (3)	($) (4)	($)
Samuel H. Armacost	$86,000	$74,260	$-	$160,260
Timothy G. Bruer	92,000	74,260	-	166,260
Mary R. Henderson	99,000	74,260	-	173,260
Victor L. Lund	84,000	74,260	-	158,260
Terence D. Martin	120,000	74,260	-	194,260
Sharon L. McCollam (1)	77,192 (2)	61,977	-	139,169
Joe L. Morgan	74,000	74,260	-	148,260
David R. Williams	82,000	74,260	-	156,260

(1)	Ms. McCollam joined the Del Monte Board of Directors on December 13, 2007.

(2)	In accordance with Ms. McCollam’s deferral election under the Del Monte Foods Company 2005 Non-Employee Director Deferred Compensation Plan, the $77,192 earned by Ms. McCollam with respect to her services to the Company in fiscal 2009 were converted into 10,598 deferred stock units, 8,208 of which were issued in fiscal 2009 and 2,390 of which were issued in fiscal 2010.

(3)	For each non-employee director other than Ms. McCollam, the Stock Awards amount represents the dollar amount recognized by Del Monte for financial reporting purposes in accordance with SFAS No. 123 (revised 2004), “Share-Based Payment” (“FAS 123R”) for fiscal 2009 in connection with:

•	10,303 restricted stock units granted on September 25, 2008 (having a full grant date fair value of $76,853);

•	7,749 restricted stock units granted on September 27, 2007 (having a full grant date fair value of $76,578); and

•	7,719 restricted stock units granted on September 21, 2006 (having a full grant date fair value of $76,566).

For Ms. McCollam, the Stock Awards amount represents the dollar amount recognized by Del Monte for financial reporting purposes in accordance with FAS 123R for fiscal 2009 in connection with:

•	10,303 restricted stock units granted on September 25, 2008 (having a full grant date fair value of $76,853); and

•	8,317 restricted stock units granted on December 13, 2007 (having a full grant date fair value of $69,311).

These grants of restricted stock units to the non-employee directors were made pursuant to the Del Monte Foods Company Non-Employee Director Compensation Plan, as amended. For further information regarding such grants, see “– Narrative Discussion of Director Compensation – Del Monte Foods Company Non-Employee Director Compensation Plan – Equity Compensation” below.

Del Monte calculates the fair value of non-employee director stock awards under FAS 123R by multiplying the average of the high and low price of Del Monte’s common stock on the date of grant by the number of shares subject to such stock award. For stock awards that are not credited with dividends during the vesting period, such as the grants of restricted stock units to the non-employee directors, Del Monte reduces the value of the stock award by the present value of the expected dividend stream during the vesting period using the risk-free interest rate in accordance with FAS 123R. Del Monte assumes zero anticipated forfeitures in connection with valuing non-employee director stock awards for purposes of FAS 123R.

At the end of fiscal 2009, the following outstanding stock awards were held by members of the Board of Directors:

			Aggregate
			Number of
			Shares Subject
	Deferred Stock	Restricted	to Outstanding
Name	Units(a)	Stock Units(b)	Stock Awards
Samuel H. Armacost	19,393	18,042	37,435
Timothy G. Bruer	-	18,042	18,042
Mary R. Henderson	27,194	18,042	45,236
Victor L. Lund	12,992	18,042	31,034
Terence D. Martin	19,393	18,042	37,435
Sharon L. McCollam	15,561	15,848	31,409
Joe L. Morgan	-	18,042	18,042
David R. Williams	-	18,042	18,042

(a)	Reflects deferred stock units issued with respect to compensation deferred by such director and deferred stock units issued in lieu of dividends on such deferred stock units.

•	Messrs. Armacost and Martin have deferred their stock-based compensation since the first quarter of fiscal 2004.

•	Ms. Henderson deferred her stock-based compensation from the first quarter of fiscal 2004 through and including the third quarter of fiscal 2009. Additionally, she deferred her cash-based compensation from the first quarter of fiscal 2004 through and including the second quarter of fiscal 2005.

•	Mr. Lund has deferred his stock-based compensation since he joined the Board in the fourth quarter of fiscal 2005.

•	Ms. McCollam has deferred her stock-based and cash-based compensation since she joined the Board in the third quarter of fiscal 2008.

The dividend equivalents issued by the Company with respect to the deferred stock units are factored into the FAS 123R value of such awards.

(b)	Directors who deferred their stock-based compensation at the time of a restricted stock unit award, including Messrs. Armacost, Lund and Martin and Mmes. Henderson and McCollam, receive deferred stock units upon vesting of the restricted stock units. Accordingly, for such directors, the vesting of restricted stock units does not affect their aggregate number of shares subject to outstanding stock awards. However, directors who did not elect to defer such stock-based compensation, including

Messrs. Bruer, Morgan and Williams, receive shares upon vesting, which are not reflected in the foregoing table.

For further information regarding the Del Monte Foods Company 2005 Non-Employee Director Deferred Compensation Plan, see “– Narrative Discussion of Director Compensation – Del Monte Foods Company 2005 Non-Employee Director Deferred Compensation Plan” below.

(4)	The Del Monte Foods Company Non-Employee Director Compensation Plan, as in effect prior to the Company’s 2006 Annual Meeting of Stockholders on September 21, 2006, provided for grants of options for 15,000 shares upon a non-employee director joining the Board (or upon the original January 24, 2003 adoption of the Plan), which options vested over three years. The plan also provided for annual grants of options for 5,000 shares, which were fully vested upon grant. The Del Monte Foods Company Non-Employee Director Compensation Plan, as amended, no longer provides for option grants to non-employee directors. Accordingly, Ms. McCollam does not hold any options to acquire shares of Del Monte common stock.

At the end of fiscal 2009, the following options were held by members of the Board of Directors:

				Aggregate Number	Weighted Average
		Number of Shares		of Shares Subject to	Exercise Price of
		Subject to	Exercise Price Per	Outstanding	Aggregate
Name	Date of Grant	Option	Share ($)	Options	Outstanding Options ($)

Samuel H. Armacost	9/29/2005	5,000	$10.24
	9/22/2004	5,000	10.59
	9/12/2003	5,000	8.78
	1/24/2003	15,000	8.71
				30,000	$9.29

Timothy G. Bruer	9/29/2005	5,000	10.24
	9/22/2004	5,000	10.59
	9/12/2003	5,000	8.78
	1/24/2003	15,000	8.71
	10/1/2002	2,500	8.00
	7/1/2002	13,750	11.73
	4/1/2002	1,250	10.32
	1/2/2002	1,250	8.45
	10/1/2001	1,250	7.87
	4/2/2001	1,250	8.35
	1/2/2001	1,250	7.63
				52,500	9.78

Mary R. Henderson	9/29/2005	5,000	10.24
	9/22/2004	5,000	10.59
	9/12/2003	5,000	8.78
	1/24/2003	15,000	8.71
				30,000	9.29

Victor L. Lund	9/29/2005	5,000	10.24
	3/30/2005	15,000	10.67
				20,000	10.56

Terence D. Martin	9/29/2005	5,000	10.24
	9/22/2004	5,000	10.59
	9/12/2003	5,000	8.78
	1/24/2003	15,000	8.71
				30,000	9.29

				Aggregate Number	Weighted Average
		Number of Shares		of Shares Subject to	Exercise Price of
		Subject to	Exercise Price Per	Outstanding	Aggregate
Name	Date of Grant	Option	Share ($)	Options	Outstanding Options ($)

Joe L. Morgan	9/29/2005	5,000	10.24
	9/22/2004	5,000	10.59
	9/12/2003	5,000	8.78
	1/24/2003	15,000	8.71
				30,000	9.29

David R. Williams	9/29/2005	5,000	10.24
	9/22/2004	5,000	10.59
	9/12/2003	5,000	8.78
	1/24/2003	15,000	8.71
				30,000	9.29

Narrative Discussion of Director Compensation

Process

The Nominating and Corporate Governance Committee is responsible for making recommendations to the Board of Directors regarding the compensation of non-employee directors. The Committee may not delegate this responsibility, which is set forth in its Charter. The Nominating and Corporate Governance Committee engages a compensation consultant, Hewitt Associates, Inc., to conduct a review of director compensation every one to two years. The review includes data from other companies (generally, the comparator group then being used in connection with executive compensation) as well as market trends in director compensation. Del Monte executive officers play no role in recommending or determining non-employee director compensation, except that Mr. Wolford (as a member of the Board of Directors) participates in the deliberations and actions of the Board regarding the recommendations made by the Nominating and Corporate Governance Committee. Following the fiscal 2009 review, the Nominating and Corporate Governance Committee decided not to recommend any changes in the compensation of Del Monte’s non-employee directors.

The Del Monte Foods Company Non-Employee Director Compensation Plan as in effect for fiscal 2009 was adopted by the Board of Directors of Del Monte Foods Company on March 16, 2006, effective immediately following the Company’s 2006 Annual Meeting of Stockholders.

Del Monte Foods Company Non-Employee Director Compensation Plan

All Del Monte directors other than Richard G. Wolford, the Company’s Chief Executive Officer, are currently eligible under the Del Monte Foods Company Non-Employee Director Compensation Plan.

Cash Retainers. Each eligible director earns an annual retainer of $60,000 cash, which is paid in quarterly installments in arrears. Certain additional annual retainers (also paid in quarterly installments) are paid in cash as follows:

Additional
Annual
Position	Retainer

Lead Director	$15,000
Audit Committee Chair	$20,000
Compensation Committee Chair	$12,000
Nominating and Corporate Governance Committee Chair	$10,000

Non-employee directors elected or appointed to the Board between annual stockholder meetings, such as Ms. McCollam who joined the Board between the 2007 and 2008 Annual Meetings of Stockholders, receive that percentage of the annual retainer that equals the percentage of the year (beginning from the first day of the fiscal quarter of such director’s appointment/election) remaining until the next annual stockholders meeting. Beginning with the second quarter of fiscal 2009, Ms. McCollam received the regular annual retainer amount.

Meeting Fees. In addition, each eligible director earns a meeting fee for each meeting attended as follows:

Fee Per
Type of Meeting	Meeting

Board Meeting	$2,000
Audit Committee Meeting	$2,000
Compensation Committee Meeting	$1,500
Nominating and Corporate Governance Committee Meeting	$1,500
Meeting of any Special Committee	$2,000 *

*  unless otherwise determined by the Board of Directors

Such meeting fees are paid quarterly in cash in arrears.

Equity Compensation. Each eligible director annually receives $80,000 worth of restricted Del Monte common stock or restricted stock units granted promptly after each annual meeting. These restricted stock or restricted stock units vest over three years from the date of grant (it being understood that in the event the date of the third regularly scheduled annual meeting is less than three full calendar years from the date of grant, such shares of restricted stock or such restricted stock units shall nevertheless vest immediately prior to such annual meeting). Non-employee directors elected or appointed to the Board between annual stockholder meetings, such as Ms. McCollam, receive upon election or appointment that percentage of the annual equity compensation dollar amount that equals the percentage of the year (beginning from the first day of the fiscal quarter of such Director’s appointment/election) remaining until the next annual stockholders meeting. Such grants vest in three approximately equal installments on the same vesting dates applicable to the other directors’ grants. The number of shares of restricted stock or number of restricted stock units issued is calculated by dividing the $80,000 (or such appropriate prorated amount) by the average of the high and low price of Del Monte’s common stock on the date of grant. These equity awards are issued under the Del Monte Foods Company 2002 Stock Incentive Plan. In the event of a Change of Control, as defined in the Del Monte Foods Company 2002 Stock Incentive Plan, as amended, all outstanding restricted stock and restricted stock units vest in full.

Other. The Del Monte Foods Company Non-Employee Director Compensation Plan, as amended, also provides for travel reimbursement, requires that 100% of the “profit shares” attributable to option exercises be held for one year, and confirms the ability of non-employee directors to defer certain compensation pursuant to the Del Monte Foods Company 2005 Non-Employee Director Deferred Compensation Plan (which was not affected by the amendment to the Non-Employee Director Compensation Plan). “Profit shares” are the option profit, net of taxes, expressed as a number of shares.

Del Monte Foods Company 2005 Non-Employee Director Deferred Compensation Plan

Under the Del Monte Foods Company 2005 Non-Employee Director Deferred Compensation Plan, non-employee directors may elect to defer the receipt of 0%, 50% or 100% of either or both of the cash and stock-based components of their compensation. The deferred amounts are converted into deferred stock units, which are distributed upon termination of service on the Board of Directors in the form of shares of Del Monte common stock. Such distribution is made, at the participant’s election with respect to each deferral period, either in a lump sum or in equal annual installments over not more than 15 years. Deferred stock units issued in connection with deferrals made under the 2005 Non-Employee Director Deferred Compensation Plan, as well as any shares distributed in respect thereof, are issued under the Del Monte Foods Company 2002 Stock Incentive Plan. Deferred stock units issued pursuant to the terms of the 2005 Non-Employee Director Deferred Compensation

Plan are credited with dividends in the form of additional deferred stock units. The number of additional deferred stock units credited is determined by multiplying the number of deferred stock units held by the director on the applicable dividend record date by the per share cash dividend declared, and then dividing such amount by the average of the high and low price of Del Monte’s common stock on the applicable dividend payment date. During fiscal 2009, the 2005 Non-Employee Director Deferred Compensation Plan was amended for compliance with the American Jobs Creation Act of 2004 and its related Internal Revenue Code Section 409A.

Proposal 2

Amendment and Restatement
of the Certificate of Incorporation
to Provide for the Annual Election of Directors

On May 11, 2009, the Board of Directors voted to approve, and to recommend to our stockholders that they approve, a proposal to amend and restate the Company’s Amended and Restated Certificate of Incorporation (the “Certificate”) to phase out the classification of the Board of Directors, to provide instead for the annual election of directors, and to make such other conforming and technical changes to the Certificate as may be necessary or appropriate. If approved by the Company’s stockholders, the Certificate would provide for the annual election of directors beginning at the 2010 Annual Meeting of Stockholders, provided however, that prior to the 2010 Annual Meeting of Stockholders, any director elected by the stockholders of the Company to a three-year term may complete the term to which he or she has been elected.

Article VII of the Certificate currently provides that the Board of Directors be divided into three classes of approximately equal size, composed of directors each serving terms of office of three years. If the proposed measure is approved by our stockholders, those directors previously elected for three-year terms of office by our stockholders will complete their three-year terms, and would be eligible for re-election thereafter for one-year terms at each Annual Meeting of Stockholders. Directors elected to fill newly created directorships resulting from an increase in the number of directors or any vacancies on the Board of Directors will serve until the next annual meeting. Beginning with the Annual Meeting of Stockholders in 2012, the declassification of the Board of Directors would be complete and directors would be subject to annual election to one-year terms. Consistent with Delaware law, the proposed amendment also would provide that directors may be removed with or without cause.

Classified boards provide effective protection against unwanted takeovers and proxy contests because they make it difficult for a substantial stockholder to gain control of the Board of Directors without the cooperation or approval of incumbent directors. Classified boards also foster continuity and stability, not only on the board but also in the overall business of a company, since a majority of directors will always have prior experience as directors of the company.

However, classified boards may also reduce the accountability of directors to stockholders as they may limit the ability of stockholders to evaluate and elect each director each year. Moreover, many institutional investors believe that the election of directors is the primary means for stockholders to influence corporate governance policies and to hold management accountable for implementing those policies.

In deciding to recommend declassification of the Board of Directors, the Board of Directors considered the arguments in favor of and against continuation of the classified Board of Directors and determined that it is in the Company’s best interests to eliminate its classified Board of Directors as proposed.

Stockholders are requested in this Proposal 2 to approve the proposed amendment to the Certificate. The affirmative vote of the holders of a majority of the outstanding shares entitled to vote at the annual meeting will be required to approve the proposed amendment to the Certificate. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes also will have the same effect as negative votes.

The general description of the proposed amendment to the Certificate set forth above is qualified in its entirety by reference to the text of the proposed amendment to the Certificate, which is attached as Annex A to these proxy materials. Additions to the Certificate are indicated by underlining and deletions to the Certificate are indicated by strike-outs.

The Board Of Directors Recommends
A Vote In Favor Of Proposal 2.

Proposal 3

Approval of the Del Monte Foods Company
2002 Stock Incentive Plan, as Amended and Restated

On July 28, 2009, on the recommendation of the Compensation Committee, the Board of Directors of Del Monte Foods Company adopted the Del Monte Foods Company 2002 Stock Incentive Plan, as amended and restated effective July 28, 2009, subject to stockholder approval (the “Amended 2002 Plan”). As described below, the Amended 2002 Plan differs in a number of respects from the Del Monte Foods Company 2002 Stock Incentive Plan (the “2002 Plan”), which was originally adopted by the Board effective December 20, 2002, was previously amended and restated by the Board effective August 15, 2005 and August 6, 2007, and was previously approved by the stockholders. However, the primary purpose of the current amendment and restatement of the 2002 Plan is to increase the number of shares of common stock available for grants by approximately 11.4 million shares, as discussed further below.

Approval of the Amended 2002 Plan will allow the Compensation Committee to continue to grant stock options and a broad array of other equity incentives at levels it determines appropriate. The Company believes that the shares available under the Amended 2002 Plan will suffice for the next two to three years, and expects that the Compensation Committee will use such equity incentives in order to secure, retain and provide incentives to key Del Monte employees. Equity incentives are an important component of Del Monte’s total compensation package. Equity incentives help to align the interests of management with those of the stockholders, retain the services of our executive team, reward achievement of our strategic objectives and facilitate and encourage ownership of Del Monte common stock. Additionally, shares available under the Amended 2002 Plan will also be used to compensate our outside directors. The Company’s current compensation of its outside directors is described in greater detail in “Director Compensation.”

The Amended 2002 Plan includes the following main changes:

•	The total number of shares authorized for grant under the 2002 Plan prior to its July 28, 2009 amendment and restatement was 31,558,740 shares of common stock. As of May 3, 2009, eligible employees, non-employee directors and others held 1,124,500 performance accelerated restricted stock units (PARS), 617,224 deferred stock units, 142,142 director restricted stock units, 2,510,631 performance-based restricted stock units and options to purchase 15,629,928 shares of common stock under the 2002 Plan, representing an aggregate of 20,024,425 shares subject to outstanding awards under the 2002 Plan (which, if issued, would reduce the shares available under the 2002 Plan by 26,157,970 shares due to the applicable share multiples). Additionally, as of May 3, 2009, 3,197,405 shares had been issued under the 2002 Plan (reducing the shares available under the 2002 Plan by 3,319,415 shares due to the applicable share multiples). Accordingly, as of May 3, 2009, a total of 2,081,355 shares remained available under the 2002 Plan to be issued in connection with future awards.

Under the Amended 2002 Plan, the total number of shares authorized for grant is 42,978,385. Accordingly, if the Amended 2002 Plan is approved by the stockholders, a total of 13,501,000 shares will be available under the Amended 2002 Plan to be used in connection with future awards (based on awards as of May 3, 2009). This reflects an 11,419,645 share increase in the number of shares authorized under the 2002 Plan. Shares of common stock issued pursuant to equity incentives granted under the Amended 2002 Plan on or after May 4, 2009 will reduce the Plan’s share reserve (i) by one share in the case of options and stock appreciation rights with exercise prices at least equal to fair market value of the Company’s common stock on the grant date and (ii) by 1.98 shares in the case of all other equity incentives granted under the Amended 2002 Plan (rather than the 2.79 multiple applicable to such other equity incentive granted before May 4, 2009 but on or after April 30, 2007).

•	Under the 2002 Plan prior to its July 28, 2009 amendment and restatement, (i) no more than 1,500,000 shares of common stock could be granted to any individual in any fiscal year pursuant to incentive awards and (ii) the maximum value of performance-based cash awards that could be paid to any individual in any fiscal year was $2,000,000. Such per-person limitations are required in order to qualify certain awards as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), as described below. The Amended 2002 Plan increases both of these limitations and provides that (i) no more than 2,000,000 shares of common stock may be granted to any individual in any fiscal year pursuant to options, stock appreciation rights, other incentive awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the fair market value of a share of common stock on the grant date of the award, or any other incentive award intended to qualify as performance-based compensation under Section 162(m) (other than performance-based cash awards) and (ii) the maximum value of performance-based cash awards that may be paid to any individual in any fiscal year is $3,000,000. For fiscal 2010, as in fiscal 2009, the Company has implemented an Annual Incentive Program under the 2002 Plan that provides for cash incentive awards. Such Program has a per-person limitation of $3,000,000, of which $1,000,000 is subject to the approval of stockholders of this Proposal 3.

•	The Amended 2002 Plan includes additional business criteria that the Compensation Committee may use in establishing performance goals with respect to certain performance-based awards that may be granted under the Amended 2002 Plan. Such performance-based awards may qualify as “performance-based compensation” under Section 162(m), as described below.

•	The Amended 2002 Plan clarifies the types of adjustments that the Compensation Committee may make in calculating the attainment of performance goals with respect to certain performance-based awards that may be granted under the Amended 2002 Plan. Such performance-based awards may qualify as “performance-based compensation” under Section 162(m), as described below.

•	Under the Amended 2002 Plan, incentive awards granted to a participant will be subject to forfeiture or repayment if (i) Del Monte or any of its subsidiaries restates any financial report that, due to misconduct, was materially noncompliant with the securities laws when filed, (ii) the participant is subject to Section 16 of the Securities Exchange Act of 1934, as amended, and (iii) the participant is granted any equity incentives under the Amended 2002 Plan during the 12-month period after the restated financial report (i.e., the financial report that was later restated) was first publicly issued or filed with the SEC. Prior to its July 28, 2009 amendment and restatement, the 2002 Plan did not explicitly embed such forfeiture and repayment provisions as part of the Plan itself.

•	The Amended 2002 Plan expands certain explicit prohibitions on repricing (in addition to the prohibitions in the 2002 Plan) by providing that without stockholder approval, no incentive award granted under the Plan will be repriced, replaced or regranted through (i) cancellation of an option or stock appreciation right in exchange for cash or a new incentive award or (ii) any other action that is treated as a repricing under generally accepted accounting principles.

Options and other stock awards granted under the 2002 Plan prior to its July 28, 2009 amendment and restatement will continue to be subject to the terms and conditions as set forth in the agreements evidencing such options and other awards as well as the terms of the 2002 Plan prior to its July 28, 2009 amendment and restatement.

Over the last 3 fiscal years, the Company maintained an average equity incentive award burn rate of 1.96% per year. The Company calculates its burn rate as shares subject to new equity incentive awards granted during each fiscal year divided by the weighted average common shares outstanding during such year. Shares underlying performance-based equity awards are not included in the burn rate until the year in which such awards vest and then are included only to the extent such awards actually vested. In the Company’s burn rate calculation, a multiplier of 2.0 has been applied to equity awards other than stock options so that the amount shown in the Total Equity Awards row is equal to the sum of (i) the number in the Stock Options Granted row plus (ii) 2.0 times the number in the Time-Based Equity Awards Granted row plus (iii) 2.0 times the number in the Performance-Based Equity Awards Earned row.

	Fiscal	Fiscal	Fiscal
	2007	2008	2009

Stock Options Granted	2,706,500	2,282,500	3,483,800
Time-Based Equity Awards Granted (1)	410,386	380,628	543,374
Performance-Based Equity Awards Earned (2)	68,443	66,215	181,320
Total Equity Awards	3,664,158	3,176,186	4,933,188
Weighted Average Common Shares Outstanding	201,400,000	200,600,000	198,100,000
Burn Rate	1.82%	1.58%	2.49%

(1)	The numbers in the Time-Based Equity Awards Granted row equal the sum of all performance accelerated restricted stock units (PARS), director restricted stock units (which also represent any deferred stock units that may be substituted for such restricted stock units upon vesting), and all other deferred stock units not captured elsewhere in the table (e.g., deferred stock units issued as the 25% Company match under the Del Monte Corporation AIP Deferred Compensation Plan, deferred stock units issued with respect to cash director compensation deferred under the Del Monte Foods Company 2005 Non-Employee Director Deferred Compensation Plan, and deferred stock units issued as dividend equivalents with respect to deferred stock units), in each case as granted during the applicable fiscal year. Such amounts are as follows:

	Fiscal	Fiscal	Fiscal
	2007	2008	2009

Performance Accelerated Restricted Stock Units (PARS)	327,500	294,700	393,800
Director Restricted Stock Units	54,033	62,560	82,424
Deferred Stock Units (Other)	28,853	23,368	67,150

(2)	The numbers in the Performance-Based Equity Awards Earned row equal the sum of all performance share units and deferred stock units issued with respect to amounts deferred by employees under the Del Monte Corporation AIP Deferred Compensation Plan, in each case as granted during the applicable fiscal year. Such amounts are as follows:

	Fiscal	Fiscal	Fiscal
	2007	2008	2009

Performance Share Units	-	-	-
Deferred Stock Units (Deferred Amounts)	68,443	66,215	181,320

Section 162(m) denies a deduction to any publicly held corporation for certain compensation paid to “covered employees” in a taxable year to the extent that compensation paid to a covered employee exceeds $1 million. However, some kinds of compensation, including qualified “performance-based compensation,” are not subject to this deduction limitation. Certain performance-based awards granted under the Amended 2002 Plan may qualify as “performance-based compensation” under Section 162(m) if, among other things, the material terms of the compensation have been approved by the stockholders. If this Proposal 3 is approved by the stockholders, such performance-based awards granted under the Amended 2002 Plan may qualify as performance-based compensation under Section 162(m), provided that: (i) the award is granted by the Compensation Committee, which must be composed solely of two or more “outside directors,” (ii) the award is paid only upon the achievement of one or more objective performance goals established in writing by the Compensation Committee while the outcome is substantially uncertain, and (iii) the Compensation Committee certifies in writing prior to the payment of the award that the performance goals have been satisfied.

Stockholders are requested in this Proposal 3 to approve the Amended 2002 Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the 2009

Annual Meeting of Stockholders will be required to approve the Amended 2002 Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are not counted for any purpose in determining whether this matter has been approved and therefore will have no effect.

A general description of the Amended 2002 Plan is set forth below. However, this description is qualified in its entirety by reference to the full text of the Amended 2002 Plan, a copy of which is attached as Annex B to these proxy materials.

The Board Of Directors Recommends
A Vote In Favor Of Proposal 3.

Description of the Del Monte Foods Company 2002 Stock Incentive Plan, as Amended and Restated Effective July 28, 2009

General

The Amended 2002 Plan provides for the grant of incentive stock options, nonqualified stock options, stock appreciation rights, stock bonus awards and other incentive awards that may involve the issuance of Del Monte’s common stock (collectively, “stock awards”). Incentive stock options granted under the Amended 2002 Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. Nonqualified stock options granted under the Amended 2002 Plan are not intended to qualify as incentive stock options under the Code. See “– Federal Income Tax Information” below for a discussion of the tax treatment of stock awards.

Administration

Pursuant to its terms, the Amended 2002 Plan is administered by a committee of the Board (the “Committee”). Unless otherwise determined by the Board, such Committee must consist solely of two or more directors, each of whom is a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act and an “outside director” within the meaning of Section 162(m). Currently, the Compensation Committee acts as the Committee administering the Amended 2002 Plan.

Subject to the provisions of the Amended 2002 Plan, the Committee has the authority to construe and interpret the Amended 2002 Plan and the terms of awards granted under the Amended 2002 Plan. The Committee also has the authority to delegate some or all of the administration of the Amended 2002 Plan to one or more directors or management employees.

The Committee may accelerate the date on which any option or stand-alone stock appreciation right granted under the Amended 2002 Plan vests or becomes exercisable and may extend the term of such stock awards.

Eligibility

Incentive stock options may be granted under the Amended 2002 Plan only to employees of Del Monte and its subsidiaries. Employees of and consultants to Del Monte and its subsidiaries, and non-employee directors of Del Monte, are eligible to receive all other types of stock awards under the Amended 2002 Plan. All of the Company’s approximately 14,800 regular and seasonal employees and consultants are eligible to participate in the Amended 2002 Plan. Additionally, all 8 of the Company’s current non-employee directors are eligible to participate in the Amended 2002 Plan. In fiscal 2009, the Committee limited employee participation in the 2002 Plan with respect to equity-based awards to employees at the level of vice president and above and other key employees. Accordingly, in fiscal 2009, 91 employees of Del Monte received equity-based awards under the 2002 Plan. For fiscal 2009, the Annual Incentive Program, which was operated substantially similarly to the Del Monte Foods Company Annual Incentive Plan and provided for cash-based awards, was implemented under the 2002 Plan. Accordingly, for fiscal 2009, 1,059 employees of Del Monte participated in the Annual Incentive Program under the 2002 Plan.

No incentive stock option may be granted under the Amended 2002 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of Del Monte or its subsidiaries, unless the exercise price of such option is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined on the date of grant, of the shares of common stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the Amended 2002 Plan and any other stock option plans of Del Monte and its subsidiaries) may not exceed $100,000.

Under the Amended 2002 Plan, no individual may be granted more than 2,000,000 shares of common stock during any fiscal year pursuant to options, stock appreciation rights, other incentive awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the fair market value of a share of common stock on the grant date of the incentive award, or any other incentive award intended to qualify as performance-based compensation under Section 162(m) (other than performance-based cash awards, which are subject to a $3,000,000 limitation, as described in “– Performance-Based Stock and Cash Awards” below). Prior to its July 28, 2009 amendment and restatement, the 2002 Plan provided that no more than 1,500,000 shares of common stock could be granted to any individual in any fiscal year pursuant to incentive awards.

Stock Subject to the Amended 2002 Plan

A maximum of 42,978,385 shares of common stock are available for issuance under the Amended 2002 Plan, which number, based on award information as of May 3, 2009, consists of 3,197,405 shares of common stock issued under the 2002 Plan (reducing the shares available under the Amended 2002 Plan by 3,319,415 shares due to the 2.79 and 1.94 multiples discussed below), 20,024,425 shares subject to outstanding incentive awards (which, if issued, would reduce the shares available under the Amended 2002 Plan by 26,157,970 shares due to the 2.79 and 1.94 multiples discussed below) and 13,501,000 shares available for future incentive award grants. Prior to the July 28, 2009 amendment and restatement, the maximum number of shares of common stock that were available for issuance under the 2002 Plan was 31,558,740 shares. Shares of common stock issued under the Amended 2002 Plan may be either newly issued shares or treasury shares, as determined by the Committee. As of [August   , 2009], the closing price of our common stock as reported on the NYSE was [$     ] per share.

As of May 3, 2009, there were 2,081,355 shares of common stock (plus any shares that might in the future be returned to the 2002 Plan as a result of cancellation or expiration of options or forfeiture or repurchase of other stock awards, which number may not exceed 26,157,970 after applying the applicable share multiples) available for future grant under the 2002 Plan. In addition, as of such date, options covering an aggregate of 17,384,813 shares were outstanding, and awards other than options and stock appreciation rights covering an aggregate of 4,394,497 shares were outstanding. The weighted average exercise price of all options outstanding as of May 3, 2009 was approximately $9.17, and the weighted average remaining term of such options was approximately 6.25 years. A total of 197,778,014 shares of common stock were outstanding as of July 30, 2009.

For awards granted on or after May 4, 2009, the number of shares of common stock available for issuance under the Amended 2002 Plan shall be reduced (i) by 1 share for each share of common stock issued pursuant to an option or a stock appreciation right with an exercise price of at least the fair market value of a share of common stock on the grant date and (ii) 1.98 shares for each share of common stock issued pursuant to other stock awards; provided, however, that (a) for such other stock awards granted prior to May 4, 2009 but on or after April 30, 2007, the reduction shall be 2.79 shares instead of 1.98 shares, and (b) for such other stock awards granted prior to April 30, 2007 but on or after May 2, 2005, the reduction shall be 1.94 shares instead of 2.79 shares. Furthermore, for all awards granted prior to May 2, 2005, the number of shares of common stock available for issuance under the Amended 2002 Plan shall be reduced by 1 share for each share of common stock issued. By contrast, prior to the July 28, 2009 amendment and restatement, the number of shares of common stock available for issuance under the 2002 Plan was reduced (i) by 1 share for each share of common stock issued pursuant to an option or a stock appreciation right with an exercise price of at least the fair market value of a share of common stock on the grant date and (ii) 2.79 shares for each share of common stock issued pursuant to other stock awards; provided, however, that (a) for such other stock awards granted prior to April 30, 2007 but on or after May 2, 2005, the reduction was 1.94 shares instead of 2.79 shares, and (ii) for all awards granted prior to May 2, 2005, the number of shares of common stock available for issuance under the 2002 Plan was reduced by 1 share for each share of common stock issued.

If a stock award granted under the Amended 2002 Plan expires or otherwise terminates without being exercised or settled in full, or if any shares of common stock issued pursuant to a stock award are forfeited to or repurchased by Del Monte, including, but not limited to, any repurchase or forfeiture caused by the failure to meet a contingency or condition required for the vesting of such shares, then the shares of common stock not issued under such stock award, or forfeited to or repurchased by Del Monte shall revert to and again become available for issuance under the Amended 2002 Plan. Awards that are terminated, forfeited or repurchased shall result in an increase in the share reserve of the Amended 2002 Plan corresponding to the reduction originally made in respect of the award.

Shares of common stock shall not be considered to have been issued under the Amended 2002 Plan with respect to any portion of a stock award (other than a stock appreciation right that may be settled in shares of common stock or cash) that is settled in cash. Shares withheld in satisfaction of tax withholding obligations shall not again become available for issuance under the Amended 2002 Plan. Upon payment in shares of common stock pursuant to the exercise of a stock appreciation right, the number of shares available for issuance under the Amended 2002 Plan shall be reduced by the gross number of shares for which such stock award is exercised. If the exercise price of an option is paid by shares of common stock owned by the participant, the number of shares available for issuance under the Amended 2002 Plan shall be reduced by the gross number of shares for which the option is exercised. Shares of common stock may be issued pursuant to stock awards in connection with certain corporate acquisitions and mergers, and any such issuance shall not reduce the number of shares of common stock available for issuance under the Amended 2002 Plan.

The aggregate maximum number of shares of common stock that may be issued under the Amended 2002 Plan pursuant to the exercise of incentive stock options is 42,978,385 shares.

Subject to the overall limitation on the number of shares of common stock that may be issued under the Amended 2002 Plan, the Committee may, in addition to granting stock awards under the Amended 2002 Plan, use available shares of common stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of Del Monte, including those of any entity acquired by Del Monte.

Terms of Options

Options may be granted under the Amended 2002 Plan pursuant to stock option agreements. The following is a description of the permissible terms of options under the Amended 2002 Plan. Individual stock option agreements may be more restrictive as to any or all of the permissible terms described below.

Exercise Price. The exercise price of incentive stock options may not be less than 100% of the fair market value of the stock subject to the option on the date of grant and, in some cases (as described in “ – Eligibility” above), may not be less than 110% of such fair market value. The exercise price of nonqualified stock options may not be less than 100% of the fair market value of the stock on the date of grant.

Consideration. The exercise price of options granted under the Amended 2002 Plan must be paid, to the extent permitted by applicable law and at the discretion of the Committee, (i) by cash or check, (ii) pursuant to a broker-assisted cashless exercise, (iii) by delivery of other common stock of Del Monte, or (iv) in any other form of legal consideration acceptable to the Committee.

Vesting. Options granted under the Amended 2002 Plan may become exercisable in cumulative increments, or “vest,” as determined by the Committee and set forth in the applicable option agreement. Vesting typically will occur during the optionholder’s employment with Del Monte or a subsidiary. If an optionholder’s employment is terminated by the optionholder on account of retirement (as defined in the Amended 2002 Plan) or, for optionholders who are vice presidents or above upon termination, if the optionholder is terminated by Del Monte or a subsidiary without cause (as defined in the Amended 2002 Plan) or if the optionholder terminates his employment for good reason (as defined in the optionholder’s employment contract or, if included therein, the applicable executive severance plan), then the option will vest on a pro-rata basis in accordance with Del Monte’s policy in effect at the time of such termination. Moreover, if an optionholder’s employment is terminated on account of death or disability (as defined in the Amended 2002 Plan), then all of the shares subject to the option will vest and become exercisable as of the time of such termination. Shares covered by different options granted under the Amended 2002 Plan may be subject to different vesting terms. The Committee has the authority to accelerate the time during which an option may vest or be exercised. See “– Change of Control” below for information about vesting in connection with a change of control.

Tax Withholding. To the extent provided by the terms of a stock option agreement, an optionholder may satisfy any federal, state or local tax withholding obligation relating to the exercise of the option by a cash payment upon exercise, by authorizing Del Monte to withhold a portion of the stock otherwise issuable to the optionholder or by delivering already-owned common stock of Del Monte.

Term. The maximum term of options granted under the Amended 2002 Plan is ten years, except that in certain cases (as described in “– Eligibility” above) the maximum term is five years.

Termination of Employment. Under the Amended 2002 Plan, in the event that an optionholder’s employment terminates (other than for cause or due to the optionholder’s disability, death or retirement), his or her options may be exercised (to the extent the options were exercisable at the time of the termination of employment) at any time within three months following termination. If termination is for cause, options will expire and be canceled upon termination. If termination is due to the optionholder’s retirement (as defined in the Amended 2002 Plan), disability (as defined in the Amended 2002 Plan) or death, options (to the extent exercisable at the time of termination) may be exercised until the expiration of their original terms. If an optionholder dies within three months following an involuntary termination of employment without cause, options may be exercised (to the extent the options were exercisable at the time of the termination of employment) until the expiration of their original terms or, if sooner, for one year after the optionholder’s death. In no event, however, may an option be exercised beyond the expiration of its original term.

Restrictions on Transfer. Unless provided otherwise in an option agreement, an optionholder may not transfer an option other than by will or by the laws of descent and distribution. During the lifetime of the optionholder, only the optionholder (or the transferee pursuant to a domestic relations order) may exercise an option. An optionholder may also designate a beneficiary who may exercise an option following the optionholder’s death.

Terms of Stock Appreciation Rights

Stock appreciation rights may be granted under the Amended 2002 Plan pursuant to stock appreciation rights agreements, either as a tandem stock appreciation right in connection with an option (a “tandem SAR”) or as a stand-alone stock appreciation right (a “stand-alone SAR”).

Exercise. Each stock appreciation right is denominated in shares of common stock equivalents. Upon exercise of a stock appreciation right, Del Monte will pay the participant an amount equal to the excess of (i) the aggregate fair market value of Del Monte’s common stock on the date of exercise, over (ii) the exercise price determined by the Committee on the date of grant. The exercise price of a stock appreciation right may not be less than 100% of the fair market value of the stock on the date of grant.

Settlement of Awards. The appreciation distribution upon exercise of a stock appreciation right may be paid in cash, shares of Del Monte’s common stock, or a combination of cash and shares, as determined by the Committee.

Vesting. Stock appreciation rights vest and become exercisable at the rate specified in the stock appreciation right agreement as determined by the Committee. Vesting typically will occur during the participant’s employment with Del Monte or a subsidiary. If a participant’s employment is terminated by the participant on account of retirement (as defined in the Amended 2002 Plan) or, for participants who are vice presidents or above upon termination, if the participant is terminated by Del Monte or a subsidiary without cause (as defined in the Amended 2002 Plan) or if the participant terminates his employment for good reason (as defined in the participant’s employment contract or, if included therein, the applicable executive severance plan), then the stock appreciation right will vest on a pro-rata basis in accordance with Del Monte’s policy in effect at the time of such termination. Moreover, if a participant’s employment is terminated on account of death or disability (as defined in the Amended 2002 Plan), then all of the shares subject to the stock appreciation right will vest and become exercisable as of the time of such termination. Shares covered by different stock appreciation rights granted under the Amended 2002 Plan may be subject to different vesting terms. The Committee has the authority to accelerate the time during which a stock appreciation right may vest or be exercised. See “– Change of Control” below for information about vesting in connection with a change of control.

Term. The maximum term of stock appreciation rights granted under the Amended 2002 Plan is 10 years.

Termination of Employment. The exercise of an option, or the cancellation, termination or expiration of an option with respect to a number of shares of common stock will cause the automatic and immediate cancellation of its related tandem SAR to the extent that the number of shares of common stock subject to such option after such exercise, cancellation, termination or expiration is less than the number of shares subject to such tandem SAR. Under the Amended 2002 Plan, in the event that a participant’s employment terminates (other than for cause or due to the participant’s disability, death or retirement), his or her stand-alone SARs may be exercised (to the extent the stand-alone SARs were exercisable at the time of the termination of employment) at any time within three months following termination. If termination is for cause, stand-alone SARs will expire and be canceled upon termination. If termination is due to the participant’s retirement (as defined in the Amended 2002 Plan), disability (as defined in the Amended 2002 Plan) or death, stand-alone SARs (to the extent exercisable at the time of termination) may be exercised until the expiration of their original terms. If a participant dies within three months following an involuntary termination of employment without cause, stand-alone SARs may be exercised (to the extent the stand-alone SARs were exercisable at the time of the termination of employment) until the expiration of their original terms or, if sooner, for one year after the participant’s death. In no event, however, may a stand-alone SAR be exercised beyond the expiration of its original term.

Restrictions on Transfer. Stock appreciation rights may be transferred only upon such terms and conditions as determined by the Committee.

Stock Bonus and Other Stock Awards; Cash Awards

Stock bonus awards may be granted under the Amended 2002 Plan pursuant to terms and conditions determined by the Committee at the time of grant. The Committee may also or in the alternative grant other stock awards that are not restricted to any specified form or structure and may include, without limitation, restricted stock, restricted stock units, stock purchase warrants, performance units or performance shares. In addition, performance units may be in the form of cash awards that are not tied to the value of Del Monte common stock.

The Amended 2002 Plan provides that dividend equivalents may be credited with respect to shares covered by deferred stock units, as determined by the Committee and provided in the applicable award agreement. At the discretion of the Committee, such dividend equivalents may be converted into additional shares of common stock covered by the deferred stock units. Any such additional shares will be subject to all the terms and conditions of the underlying award agreement.

Performance-Based Stock and Cash Awards

Under the Amended 2002 Plan, a stock award or a cash award may be based upon certain service conditions or upon the attainment during a certain period of time of certain performance goals. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained shall be determined by the Committee. The maximum number of shares of common stock that may be granted to any individual in any fiscal year attributable to such performance-based stock awards may not exceed 2,000,000 shares of common stock (as described in “– Eligibility” above). The maximum value of performance-based cash awards payable under the Amended 2002 Plan for any one fiscal year to any individual is $3,000,000. Prior to its July 28, 2009 amendment and restatement, the 2002 Plan provided that the maximum value of performance-based cash awards payable for any one fiscal year to any individual was $2,000,000.

In granting a performance-based stock award or a performance-based cash award, the Committee will set a period of time (a “performance period”) over which the attainment of one or more goals (“performance goals”) will be measured for the purpose of determining whether the award recipient has a vested right in or to such award. The Committee shall designate in writing the target awards, performance goals and factors (reflecting targets for such performance goals and relative weighting) not later than 90 days following the beginning of a performance period (but in no event after twenty-five percent (25%) of the performance period has elapsed), provided that the outcome of the selected performance goals is substantially uncertain at that time. The Committee may, in its discretion, direct that any performance award be reduced on account of individual and corporate performance below the amount calculated on the basis of one or more of the following performance criteria and related factors.

Performance goals may be based (either individually or in combination) on Del Monte as a whole or individual units of Del Monte, and measured either absolutely or relative to a designated group of comparable companies. The following are the business criteria that the Committee may use in establishing performance goals under the Amended 2002 Plan:

•	cash flow

•	earnings (including net earnings, earnings before interest, taxes and depreciation (EBIT) and earnings before interest, taxes, depreciation and amortization (EBITDA))

•	earnings per share

•	margin (including gross margin, net margin and operating margin)

•	stockholders’ equity

•	return on equity or average stockholders’ equity

•	return on assets, net assets or invested capital (ROIC)

•	total stockholder return (TSR)

•	revenue

•	pre-tax profit

•	net operating profit

•	income, net income or operating income

•	cash flow per share

•	operating cash flow

•	sales or revenue targets

•	return on operating revenue

•	market share

•	expenses and cost reduction goals

•	improvement in or attainment of working capital levels

•	share price performance

•	implementation or completion of projects or processes

•	customer satisfaction

•	capital expenditures

•	debt metrics

•	performance against operating budget goals

•	operating efficiency

Under the Amended 2002 Plan, when establishing the applicable performance goals for a performance period using one or more of the foregoing business criteria, the Committee is authorized to specify whether the applicable performance goal shall exclude certain measurable components, including, without limitation, one or more of the following, provided that the achievement or non-achievement of the resulting performance goal may be objectively determined from the financial information collected by Del Monte in the preparation of its financial reports: (i) restructuring and/or other nonrecurring charges; (ii) exchange rate effects, as applicable, for non-U.S. dollar denominated performance goals; (iii) the effects of changes to generally accepted accounting principles required by the Financial Accounting Standards Board; (iv) the effects of any statutory adjustments to corporate tax rates; (v) the effects of any “extraordinary items” as determined under generally accepted accounting principles; (vi) transformation-related expenses; (vii) the impact of purchase accounting; (viii) integration expenses; (ix) refinancing expenses; (x) litigation-related expenses; (xi) cash used in or provided by large acquisitions or divestitures; (xii) the impact of corporate transactions such as mergers, acquisitions and divestitures (including, but not limited to, cash flows of large acquisition or divestiture transactions); (xiii) any gain recognized in connection with the sale of businesses; (xiv) asset and/or goodwill write-downs, (xv) litigation or claim judgments or settlements; (xvi) the effect of changes in tax laws or other laws or provisions affecting reported financial results; and (xvii) any reorganization and restructuring programs.

Changes to Capital Structure

If any change is made to the outstanding shares of Del Monte’s common stock by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the maximum aggregate number of shares of common stock with respect to which the Committee may grant stock awards will be appropriately adjusted by the Committee. In the event of any change in the number of shares of common stock outstanding by reason of any other event or transaction, the Committee may, but need not, make such adjustments in the number and class of shares of common stock with respect to which stock awards may be granted as the Committee may deem appropriate.

Subject to any required action by the stockholders of Del Monte, in the event of any increase or decrease in the number of issued shares of common stock resulting from a subdivision or consolidation of shares of common stock or the payment of a stock dividend (but only on the shares of common stock), or any other increase or decrease in the number of such shares effected without receipt or payment of consideration by Del Monte, or change in the capitalization of Del Monte, the Committee will proportionally adjust the number of shares of common stock subject to each outstanding stock award, and the applicable exercise price per share of common stock of each such award to prevent dilution or the enlargement of rights.

Change of Control

Upon the occurrence of certain events constituting a change of control of Del Monte (as defined in the Amended 2002 Plan) (a “Change of Control”), all outstanding awards will vest and become immediately exercisable. The Committee in its discretion will determine whether outstanding awards will vest and become automatically exercisable in the event of a transaction other than a Change of Control. Further, the Committee in its discretion will determine whether any outstanding awards will, in the context of a Change of Control or any other transaction, be converted into comparable awards of a successor entity or redeemed for payment in cash or kind or both.

The acceleration of vesting of a stock or cash award in the event of a Change of Control under the Amended 2002 Plan may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of Del Monte.

Repayment for Misconduct

Under the Amended 2002 Plan, any payment to a participant will be subject to repayment if each of the following conditions is met:

•	Del Monte or any of its subsidiaries restates any financial report that, due to misconduct as determined by the Committee, was materially noncompliant with the securities laws when filed; and

•	the participant is, with respect to Del Monte’s common stock, subject to Section 16 of the Securities Exchange Act of 1934, as amended.

If, in the Committee’s opinion, the participant knowingly or with gross negligence engaged in the misconduct, then (i) in the case of an option, stand-alone SAR or tandem SAR (the “Option/SAR”) that was granted to the participant during the 12-month period after the restated financial report (i.e., the financial report that was later restated) was first publicly issued or filed with the SEC, the participant shall forfeit any unexercised portion of such Option/SAR as well as any common stock or cash acquired or received through exercise of such Option/SAR, and shall repay Del Monte for any profits received by the participant from any sale or other disposition of common stock acquired by the participant under such Option/SAR; (ii) in the case of a stock bonus, the participant shall repay Del Monte any amounts received by the participant under such stock bonus during the 12-month period after the restated financial report (i.e., the financial report that was later restated) was first publicly issued or filed with the SEC, and if the grant of such stock bonus occurred during such 12-month period, any outstanding portion of such grant shall be cancelled; and (iii) in the case of cash performance units that resulted in payments to the participant during the 12-month period after the restated financial report (i.e., the financial report that was later restated) was first publicly issued or filed with the SEC, the participant shall repay Del Monte the sum of any such amounts paid during such 12-month period and, to the extent the participant defers any portion of such amounts under any applicable plan, shall forfeit (or repay to Del Monte if previously distributed) such deferred amounts and any matching contributions allocated to the participant under that plan on such deferred amounts. If the Committee determines that the participant did not engage in the misconduct, the Committee shall determine, in its sole discretion, to correct any unjust enrichment, if any portion of the amounts described in the preceding sentence are subject to repayment by the participant by any legally permitted means that the Committee deems appropriate. Prior to its July 28, 2009 amendment and restatement, the 2002 Plan did not embed such forfeiture and repayment provisions in the Plan itself. However, awards made in fiscal 2009 included similar provisions.

Section 409A

Effective as of January 1, 2005, to the extent that any amount or benefit that constitutes “deferred compensation” under Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), is payable or distributable to a participant under the Amended 2002 Plan solely by reason of the occurrence of a Change of Control or due to the participant’s disability or “separation from service” (as defined under Section 409A ), such amount or benefit will not be payable or distributable to the participant unless the Committee determines that (i) the circumstances giving rise to such Change of Control, disability or separation from service meet the applicable definitions in Section 409A, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A. Any payment or distribution that otherwise would be made to a participant who is a “specified employee” under Section 409A on account of separation from service may not be made until 6 months after the date of such separation from service unless the payment or distribution is otherwise exempt from Section 409A of the Code. To the extent that the Committee determines that any incentive award granted under the Amended 2002 Plan is subject to Section 409A, the Committee may adopt such amendments to the Amended 2002 Plan and the applicable incentive award agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions that the Committee determines are necessary or appropriate to (i) exempt the incentive award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the incentive award, or (ii) comply with the requirements of Section 409A.

Duration, Termination and Amendment

The Board may suspend or terminate the Amended 2002 Plan without stockholder approval or ratification at any time. Under the terms of the 2002 Plan, prior to the July 28, 2009 amendment and restatement, no incentive stock options could be granted on or after August 6, 2017. However, under the terms of the Amended 2002 Plan, no incentive stock options may be granted on or after July 28, 2019.

The Board may amend or modify the Amended 2002 Plan at any time. However, no amendment shall be effective unless approved by the stockholders of Del Monte to the extent that the amendment increases the number of shares that may be issued under the Amended 2002 Plan. In addition, no amendment, suspension or termination may impair rights and obligations under any stock award granted prior to such action, except with the written consent of the affected participant.

Prohibition on Repricing

In general, the Amended 2002 Plan provides that, without the approval of Del Monte’s stockholders, no option, tandem SAR, stand-alone SAR, stock bonus or other incentive award granted under the Amended 2002 Plan will be repriced, replaced or regranted through (a) cancellation and regrant at a lower price, (b) cancellation of an option, tandem SAR or stand-alone SAR in exchange for cash or a new incentive award, (c) lowering the exercise price of a previously awarded option, (d) lowering the grant price of a previously awarded stock appreciation right, (e) lowering the purchase price of a previously awarded stock bonus or other incentive award or (f) any other action that is treated as a repricing under generally accepted accounting principles. Prior to its July 28, 2009 amendment and restatement, the 2002 Plan did not include the explicit prohibitions regarding cancellation in exchange for cash or a new incentive award or any other action that is treated as a repricing under generally accepted accounting principles.

Federal Income Tax Information

The following is a summary of the principal United States federal income taxation consequences to employees and Del Monte with respect to participation in the Amended 2002 Plan. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside. Plan participants should not rely on this summary and should instead seek advice based on their particular circumstances from an independent tax advisor.

Incentive Stock Options. Incentive stock options granted under the Amended 2002 Plan are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under the Internal Revenue Code of 1986, as amended (the “Code”). There generally are no federal income tax consequences to the participant or Del Monte by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant’s alternative minimum tax liability, if any.

If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option was granted and more than one year after the date the option was exercised for those shares, any gain or loss on a disposition of those shares (a “qualifying disposition”) will be a long-term capital gain or loss. Upon such a qualifying disposition, Del Monte will not be entitled to any income tax deduction.

Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (ii) the participant’s actual gain, if any, on the purchase and sale. The participant’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, generally Del Monte will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m), and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which the disqualifying disposition occurs.

Nonqualified Stock Options. No taxable income is recognized by a participant upon the grant of a nonqualified stock option. Upon exercise of a nonqualified stock option, the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the purchased shares on the exercise date over the exercise price paid for those shares. Generally, Del Monte will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m), and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which such ordinary income is recognized by the participant.

Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.

Stock Appreciation Rights. No taxable income is realized upon the receipt of a stock appreciation right. Upon exercise of the stock appreciation right, the fair market value of the shares received is recognized as ordinary income to the participant in the year of such exercise. Generally, with respect to employees, Del Monte is required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) and the satisfaction of a reporting obligation, Del Monte will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant.

Stock Bonus Awards. Upon receipt of a stock bonus award, the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the shares on the date of issuance over the purchase price, if any, paid for those shares. Del Monte will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m), and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which such ordinary income is recognized by the participant.

However, if the shares issued upon the grant of a stock bonus award are unvested and subject to repurchase by Del Monte in the event of the participant’s termination of service prior to vesting in those shares, the participant will not recognize any taxable income at the time of issuance, but will have to report as ordinary income, as and when Del Monte’s repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses, over (ii) the purchase price, if any, paid for the shares. The participant may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of issuance an amount equal to the excess of (x) the fair market value of the shares on the date of issuance, over (y) the purchase price, if any, paid for such shares. If the Section 83(b) election is made, the participant will not recognize any additional income as and when the repurchase right lapses.

Upon disposition of the stock acquired upon the receipt of a stock bonus award, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon issuance (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.

Potential Limitation on Company Deductions. Section 162(m) denies a deduction to any publicly-held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to awards under the Amended 2002 Plan, when combined with all other types of compensation received by a covered employee from Del Monte, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m), compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if such awards are approved by a compensation committee comprised solely of “outside directors” and the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise or strike price of the award is no less than the fair market value of the stock on the date of grant.

Compensation attributable to stock bonus awards and cash bonus awards will qualify as performance-based compensation, provided that: (i) the award is approved by a compensation committee comprised solely of “outside directors,” (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) such compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied, and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount, or formula used to calculate the amount, payable upon attainment of the performance goal).

Awards under the 2002 Plan

As of the date of this proxy statement, the number of shares, if any, that will be received by or allocated to the following persons or groups under the Amended 2002 Plan are not yet determinable: (i) our Chief Executive Officer, (ii) each of our other named executive officers, (iii) our executive officers as a group, (iv) our non-employee directors as a group, and (v) our employees as a group, other than our executive officers.

Fiscal 2009 Awards under the 2002 Plan. The following table sets forth the equity-based awards under the 2002 Plan that were issued or became outstanding in fiscal year 2009.

				Deferred	Deferred
				Stock Units	Stock Units
				Issued with	Issued with
			Number of	respect to	respect to the		Number of
			Securities	Amount	Del Monte		Securities
		Number of	Underlying	Deferred by	25% Matching	Deferred	Underlying	Shares or
	Number of	Securities	Performance	Executive	Contribution	Stock	Restricted	Deferred
	Securities	Underlying	Accelerated	under the AIP	under the AIP	Units	Stock Units	Stock Units
	Underlying	Performance	Restricted	Deferred	Deferred	Issued in	Granted as	Issued as
	Options	Share Units	Stock Units	Compensation	Compensation	lieu of	Director	Director
Name	Granted	Granted	Granted	Plan	Plan	Dividends	Compensation	Compensation	Total
Richard G. Wolford	745,900	231,150	92,500	-	-	2,893	-	-	1,072,443
David L. Meyers	167,800	52,050	20,800	53,571	13,393	1,148	-	-	308,762
Nils Lommerin	279,700	86,700	34,700	57,546	14,387	3,283	-	-	476,316
Timothy C. Cole	149,200	46,200	18,500	18,500	4,625	660	-	-	237,685
David W. Allen	100,000	31,050	12,400	22,153	5,539	475	-	-	171,617
All executive officers as a group (1)	2,016,400	547,500	218,900	154,222	37,944	9,236	-	-	2,984,202
All non-executive directors as a group	-	-	-	-	-	1,647	82,424	10,376	94,447
All employees, other than executive officers, as a group	1,467,400	438,000	174,900	27,098	6,778	1,169	-	-	2,115,345

(1)	Includes all persons who served as an executive officer at any time during fiscal 2009.

For information regarding cash-based awards under the 2002 Plan, see “Proposal 4 – Approval of the Del Monte Foods Company Annual Incentive Plan, as Amended and Restated – Awards under the Amended AIP.”

Total Awards Granted under the 2002 Plan. The table below reflects all equity-based awards under the 2002 Plan that were issued or became outstanding on or prior to May 3, 2009. From time to time, in accordance with the terms of the awards, some of the awards (or a portion thereof) have been cancelled, have expired or have been exercised (or otherwise resulted in the issuance of shares) and therefore are no longer outstanding. Accordingly, the table below does not reflect the number of currently outstanding awards.

Under the 2002 Plan, as of May 3, 2009, eligible employees, non-employee directors and others held:

•	1,124,500 performance accelerated restricted stock units (PARS);

•	617,224 deferred stock units;

•	142,142 director restricted stock units;

•	2,510,631 performance-based restricted stock units; and

•	options to purchase 15,629,928 shares of common stock.

For information regarding outstanding awards held by our directors and named executive officers, please see “Director Compensation” and “Executive Compensation – Outstanding Equity Awards at Fiscal 2009 Year End.”

				Deferred	Deferred
				Stock Units	Stock Units
				Issued with	Issued with
			Number of	respect to	respect to the			Number of
			Securities	Amount	Del Monte			Securities
		Number of	Underlying	Deferred by	25% Matching	Deferred		Underlying	Shares or
	Number of	Securities	Performance	Executive	Contribution	Stock	Number of	Restricted	Deferred
	Securities	Underlying	Accelerated	under the AIP	under the AIP	Units	Securities	Stock Units	Stock Units
	Underlying	Performance	Restricted	Deferred	Deferred	Issued in	Underlying	Granted as	Issued as
	Options	Share Units	Stock Units	Compensation	Compensation	lieu of	Other	Director	Director
Name	Granted	Granted	Granted	Plan	Plan	Dividends	Awards (1)	Compensation (2)	Compensation	Total
Richard G. Wolford	5,126,200	855,950	457,870	104,132	26,035	6,689	-	-	-	6,576,876
David L. Meyers	1,305,100	194,450	103,100	53,571	13,393	1,148	-	-	-	1,670,762
Nils Lommerin	1,222,700	224,050	106,300	131,796	32,950	5,380	-	-	-	1,723,176
Timothy C. Cole	524,200	138,900	57,000	28,128	7,032	840	-	-	-	756,100
David W. Allen	585,000	70,500	30,700	22,153	5,539	475	-	-	-	714,367
All executive officers as a group (3)	14,479,170	1,894,000	1,047,474	402,153	99,933	16,485	10,112	-	-	17,949,327
All non-executive directors as a group	222,500	-	-	-	-	3,542	-	199,017	68,586	493,645
All employees, other than executive officers, as a group	9,084,921	1,356,661	758,407	58,996	13,760	2,162	10,210	-	-	11,285,117

(1)	Includes 506 deferred stock units and 19,816 restricted stock units.

(2)	Also represents deferred stock units that may be or may have been substituted for such restricted stock units upon vesting.

(3)	Includes all persons who served as an executive officer at any time during or prior to fiscal 2009.

Proposal 4

Approval of the Del Monte Foods Company
Annual Incentive Plan, As Amended and Restated

On July 28, 2009, on the recommendation of the Compensation Committee, the Board of Directors of Del Monte Foods Company adopted the Del Monte Foods Company Annual Incentive Plan, as amended and restated effective July 28, 2009, subject to stockholder approval (the “Amended AIP”). The Amended AIP is substantially similar to the Del Monte Foods Company Annual Incentive Plan, which was previously adopted by the Board and approved by the stockholders effective April 28, 2003 (as used in this Proposal 4, the “AIP”). Nevertheless, there are a number of differences, which are described below. If approved by stockholders, the Amended AIP will first apply to Del Monte’s fiscal year beginning May 3, 2010 (i.e., fiscal 2011).

We are submitting the Amended AIP to stockholders for approval to preserve Del Monte’s federal income tax deduction for performance-based compensation paid to certain executive officers under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”). Annual cash incentives are an important component of Del Monte’s total compensation package, and enable the Compensation Committee to link annual corporate and business priorities with individual and group performance goals; tie financial rewards to measurable achievements, reinforcing pay-for-performance; reward individual performance; and provide a variable award opportunity that attracts, retains and motivates our leadership and key employees.

The Amended AIP includes the following main changes:

•	Under the AIP prior to its July 28, 2009 amendment and restatement, the maximum amount payable to any participant for any Plan Year was the lesser of $2,000,000 or 200% of the participant’s fiscal year earnings. The Amended AIP increases this limitation and provides that the maximum amount payable to any participant for any Plan Year is $3,000,000. The “Plan Year” for the Amended AIP is Del Monte’s fiscal year. Such a per-person limitation is required in order to qualify certain awards as “performance-based compensation” under Section 162(m), as described below.

•	The Amended AIP includes additional business criteria that the Compensation Committee may use in establishing performance goals with respect to awards paid under the Amended AIP. Such awards may qualify as “performance-based compensation” under Section 162(m), as described below.

•	The Amended AIP provides that when establishing performance goals based on business criteria, the Compensation Committee is authorized to specify whether the performance goals will exclude certain measurable components, as discussed in greater detail below, provided that the achievement or non-achievement of the resulting performance goal may be objectively determined from the financial information collected by the Company in the preparation of its financial reports. Prior to its July 28, 2009 amendment and restatement, the AIP did not explicitly provide for such adjustments.

•	Under the AIP prior to its July 28, 2009 amendment and restatement, participants were required to remain employed by the Company until the award payment date in order to receive a payment, except in the event of death, disability or retirement. In the event that a participant died, became disabled or retired before the award payment date, he or she was entitled to receive a prorated amount based on the number of months worked during the year. Such prorated amount was based on the participant’s target incentive award and was not adjusted for performance. The Amended AIP retains the exception for death, disability and retirement, and continues to provide for prorated awards upon any such event. However, the Amended AIP also provides that if a participant who is subject to Section 16 of the Securities Exchange Act of 1934, as amended (a “Section 16 Person”) retires, his or her prorated award will be further adjusted for actual performance.

•	The Amended AIP includes an alternative method for establishing and determining awards whereby the Compensation Committee would establish (i) a threshold performance goal based on one or more of the business criteria specified in the Amended AIP and (ii) the maximum award that may be earned by each participant if the threshold goal is achieved. No awards would be earned or payable under the Amended AIP unless the threshold goal is achieved. If the threshold goal is achieved, each participant’s maximum award would be subject to possible reduction by the Compensation Committee based on additional business or individual criteria or any other factors determined by the Compensation Committee, and the actual awards payable to participants would be the maximum awards, or a portion thereof, based on the application of the additional criteria and other factors. Prior to its July 28, 2009 amendment and restatement, the AIP did not explicitly provide for such an alternative method.

•	The Amended AIP provides that payments will be made as soon as practicable after approval by the Compensation Committee, but in no event later than 75 days following the end of the Plan Year with respect to which awards are being paid (except for certain prorated awards that are paid to certain participants due to death, disability or retirement during the Plan Year). Prior to its July 28, 2009 amendment and restatement, the AIP provided that payments would be made as soon as practicable after approval by the Compensation Committee, but in no event later than the July 15th following the Plan Year with respect to which awards are being paid.

•	Under the Amended AIP, payments made to a participant will be subject to repayment if (i) Del Monte or any of its subsidiaries restates any financial report that, due to misconduct, was materially noncompliant with the securities laws when filed, (ii) the participant is subject to Section 16 of the Securities Exchange Act of 1934, as amended, and (iii) the participant receives any amounts under the Amended AIP during the 12-month period after the restated financial report (i.e., the financial report that was later restated) was first publicly issued or filed with the SEC. Prior to its July 28, 2009 amendment and restatement, the AIP did not explicitly provide for such forfeiture and repayment.

Section 162(m) denies a deduction to any publicly held corporation for certain compensation paid to “covered employees” in a taxable year to the extent that compensation paid to a covered employee exceeds $1 million. However, some kinds of compensation, including qualified “performance-based compensation,” are not subject to this deduction limitation. Compensation awarded under the Amended AIP (except for awards attributable to Individual Objectives/MBOs that are not based on the business criteria set forth in the Amended AIP, as described in “– Types of Performance Goals” below) may qualify as “performance-based compensation” under Section 162(m) if, among other things, the material terms of the compensation have been approved by the stockholders. If this Proposal 4 is approved by the stockholders, such compensation paid pursuant to the Amended AIP may qualify as performance-based compensation under Section 162(m), provided that: (i) the compensation is awarded by the Compensation Committee, which must be composed solely of two or more “outside directors,” (ii) the compensation is paid only upon the achievement of one or more objective performance goals established in writing by the Compensation Committee while the outcome is substantially uncertain, and (iii) the Compensation Committee certifies in writing prior to the payment of the compensation that the performance goals have been satisfied.

Stockholders are requested in this Proposal 4 to approve the Amended AIP. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the 2009 Annual Meeting of Stockholders will be required to approve the Amended AIP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are not counted for any purpose in determining whether this matter has been approved and therefore will have no effect.

A general description of the Amended AIP is set forth below. However, this description is qualified in its entirety by reference to the full text of the Amended AIP, a copy of which is attached as Annex C to these proxy materials.

The Board Of Directors Recommends
A Vote In Favor Of Proposal 4

Description of the Del Monte Foods Company Annual Incentive Plan, as Amended and Restated Effective July 28, 2009

Purpose

The Amended AIP provides annual cash bonuses to certain management employees, including the named executive officers. The objectives of the Amended AIP are:

•	To link annual corporate and business priorities with individual and group performance goals, reinforcing line of sight and contribution to results;

•	To reinforce a high performance culture tying rewards to measurable accountabilities and goal achievement;

•	To recognize and reward individual performance and differentiate award levels based on absolute and relative contributions; and

•	To provide a variable award opportunity as part of a competitive total compensation program that enables Del Monte to attract, retain, and motivate its leadership and key employees.

Eligibility

To be eligible for participation in the Amended AIP, an employee must be in exempt salary grade 13 (or equivalent) or above and must not be a participant in a sales incentive program.

Under the Amended AIP, a participant must meet the following requirements in order to be eligible for an award payment with respect to any given Plan Year: (i) be in a bonus eligible position on or before the date that is 90 days prior to the end of a Plan Year; (ii) be on the active payroll at the time of the award distribution, except in the event of death, disability or retirement; and (iii) comply with rules of the Amended AIP as established by the Compensation Committee.

In the case of a participant’s death or disability (as defined in the Amended AIP), a prorated award at target based on the number of months worked during the Plan Year (but not otherwise adjusted for performance) will be paid to the participant (or beneficiary) as soon as practicable after such death or disability.

In the case of a participant’s retirement, (i) with respect to any Section 16 Person, a prorated award at target based on the number of months worked during the Plan Year and adjusted for performance will be paid to the participant as soon as practicable after approval by the Compensation Committee, and (ii) with respect to any other participant, a prorated award at target based on the number of months worked during the Plan Year (but not otherwise adjusted for performance) will be paid to the participant as soon as practicable after such retirement. Prior to its July 28, 2009 amendment and restatement, the AIP did not require that any prorated award paid upon retirement be further adjusted for performance.

Loss of eligibility may occur if the employee’s salary grade is changed to an exempt grade below 13 (or equivalent) as a result of a reclassification or demotion.

Because the Amended AIP will first apply to fiscal 2011, no employees will be eligible to participate in the Amended AIP until such time. Awards were last paid under the AIP for fiscal 2008. For fiscal 2009, the Company implemented an Annual Incentive Program under the 2002 Stock Incentive Plan that operated substantially similarly to the AIP. For fiscal 2009, 1,059 employees of Del Monte were eligible to participate in the Annual Incentive Program, which is the same number of employees that would have been eligible to participate in the Amended AIP had it been in effect during fiscal 2009. For fiscal 2010, the Company has again implemented an Annual Incentive Program under the 2002 Stock Incentive Plan.

Establishment of Target Incentive Awards and Performance Goals

A participant’s award under the Amended AIP is based on the achievement of pre-established performance goals at the corporate, business unit, and/or individual level and the relative weighting of such goals with respect to the participant’s target incentive award. These performance goals are described in the Amended AIP as “Corporate Objectives,” “Business Unit Objectives,” and “Individual Objectives/Management by Objectives (“MBOs”).”

If an employee becomes a participant after the beginning of a Plan Year, the employee’s target incentive award will be prorated, based on the number of months of participation in the Amended AIP.

The Compensation Committee will establish the following in writing no later than 90 days after the start of each Plan Year (or other applicable performance period), but in no event after 25% of the Plan Year (or other applicable performance period) has elapsed, provided that the outcome of the selected performance goals is substantially uncertain at that time:

•	The target incentive award for each eligible employee, based on a percentage of such employee’s “Fiscal Year Earnings” (which is defined as base salary earned during Del Monte’s fiscal year, excluding incentives, perquisite allowances, special awards, and any other compensation that is not part of a participant’s base salary);

•	Any specific Corporate Objectives and/or Business Unit Objectives and the relative weighting of each such objective with respect to each participant’s target incentive award and to such objectives in aggregate;

•	With respect to any Section 16 Person, any specific Individual Objectives/MBOs and the relative weighting of each such Individual Objective/MBOs to the Individual Objectives/MBOs in aggregate;

•	With respect to any Corporate Objectives and/or Business Unit Objectives, the range of corporate performance multiples or business unit performance multiples (in each case, expressed as a percentage) for each applicable objective, including, at the Compensation Committee’s discretion, a minimum level of performance below which the corresponding multiple will be zero, and a maximum level of performance above which the corresponding multiple will not increase;

•	With respect to any Individual Objectives/MBOs for any Section 16 Person, at the Compensation Committee’s discretion, minimum MBO scores below which the participant’s MBO score will be zero, maximum MBO scores above which the participant’s MBO score will not increase and a cap on the aggregate MBO score that may be attained by all participants in any particular functional area; and

•	In the event that the Compensation Committee decides to establish and determine awards in accordance with the alternative method described in “– Alternative Method for Establishing and Determining Awards” below, the maximum award (expressed as a percentage of a participant’s target incentive award opportunity) that may be earned upon achievement of the threshold goal.

Types of Performance Goals

Corporate Objectives are corporate-level performance goals that may be based (either individually or in combination) on Del Monte as a whole or individual units of Del Monte, and measured either absolutely or relative to a designated group of comparable companies. The following are the business criteria that the Compensation Committee may use in establishing Corporate Objectives under the Amended AIP:

•	cash flow

•	earnings (including net earnings, earnings before interest, taxes and depreciation (EBIT) and earnings before interest, taxes, depreciation and amortization (EBITDA))

•	earnings per share

•	margin (including gross margin, net margin and operating margin)

•	stockholders’ equity

•	return on equity or average stockholders’ equity

•	return on assets, net assets or invested capital (ROIC)

•	total stockholder return (TSR)

•	revenue

•	pre-tax profit

•	net operating profit

•	income, net income or operating income

•	cash flow per share

•	operating cash flow

•	sales or revenue targets

•	return on operating revenue

•	market share

•	expenses and cost reduction goals

•	improvement in or attainment of working capital levels

•	share price performance

•	implementation or completion of projects or processes

•	customer satisfaction

•	capital expenditures

•	debt metrics

•	performance against operating budget goals

•	operating efficiency

Under the Amended AIP, when establishing Corporate Objectives for a Plan Year based on the foregoing business criteria, the Compensation Committee is authorized to specify whether the performance goals will exclude certain measurable components, including, without limitation, one or more of the following, provided that the achievement or non-achievement of the resulting performance goal may be objectively determined from the financial information collected by Del Monte in the preparation of its financial reports: (i) restructuring and/or other nonrecurring charges; (ii) exchange rate effects, as applicable, for non-U.S. dollar denominated performance goals; (iii) the effects of changes to generally accepted accounting principles required by the Financial Accounting Standards Board; (iv) the effects of any statutory adjustments to corporate tax rates; (v) the effects of any “extraordinary items” as determined under generally accepted accounting principles; (vi) transformation-related expenses; (vii) the impact of purchase accounting; (viii) integration expenses; (ix) refinancing expenses; (x) litigation-related expenses; (xi) cash used in or provided by large acquisitions or divestitures; (xii) the impact of corporate transactions such as mergers, acquisitions and divestitures (including, but not limited to, cash flows of large acquisition or divestiture transactions); (xiii) any gain recognized in connection with the sale of businesses; (xiv) asset and/or goodwill write-downs, (xv) litigation or claim judgments or settlements; (xvi) the effect of changes in tax laws or other laws or provisions affecting reported financial results; and (xvii) any reorganization and restructuring programs. Prior to its July 28, 2009 amendment and restatement, the AIP did not explicitly provide for such adjustments.

Business Unit Objectives are business unit-level performance goals that may be based (either individually or in combination) on individual units of Del Monte, and measured either absolutely or relative to a designated group of comparable companies (or units). Business Unit Objectives are based on one or more of the business criteria that may be used for Corporate Objectives and may be subject to the same adjustments that are made with respect to Corporate Objectives.

Individual Objectives/MBOs are individual performance goals that may or may not be based on one or more of the business criteria that may be used for Corporate Objectives. If the Individual Objectives/MBOs are based on such criteria, they may be subject to the same adjustments that are made with respect to Corporate Objectives. If the Individual Objectives/MBOs are not based on such criteria, the portion of any award attributable to any such Individual Objectives/MBOs will not be considered performance-based compensation for purposes of Section 162(m).

Evaluation of Performance Results and Payment of Awards

Following the end of a Plan Year, the Compensation Committee will score the Corporate Objectives, Business Unit Objectives and Individual Objectives/MBOs for any Section 16 Person by comparing actual results with the objectives established at the beginning of the Plan Year. The Individual Objectives/MBOs for other participants will be scored by Del Monte. Based on the level at which the applicable objective was met, the Compensation Committee will score each objective according to the applicable performance multiple established at the beginning of the Plan Year.

As an additional component of any performance goals based on Individual Objectives/MBOs, unique contributions made by participants may be considered. Unique contributions relate to events or accomplishments that are unplanned in nature (typically an unexpected project or opportunity) and are not necessarily an annual component of the MBOs. The portion of any award based on unique contributions will not be considered performance-based compensation for purposes of Section 162(m).

Based on the total Corporate Objectives, Business Unit Objectives and Individual Objectives/MBOs score for each participant, an overall plan score will be determined, using weights that were established at the beginning of the Plan Year. The overall plan score will be multiplied by the participant’s target incentive award to determine the amount of the participant’s actual award under the Amended AIP. The Compensation Committee (with respect to any Section 16 Person) and Del Monte (with respect to any other participant) have the discretion to reduce the amount of any actual award below the amount calculated under the terms of the Amended AIP. With respect to any Section 16 Person, the Compensation Committee will not have the discretion to increase the amount of any actual award above the amount calculated under the terms of the Amended AIP.

Following its evaluation of the degree to which the performance goals for the Plan Year have been met, the Compensation Committee will approve a total pool amount for awards to participants and the payment of awards to Section 16 Persons. Payments under the Amended AIP will be made as soon as practicable after approval by the Compensation Committee, but in no event later than seventy-five (75) days following the end of the Plan Year with respect to which awards are being paid. However, awards may be paid earlier than such date in the event of certain participants’ death, disability or retirement during the Plan Year. Prior to its July 28, 2009 amendment and restatement, the AIP provided that payments will be made as soon as practicable after approval by the Compensation Committee, but in no event later than the July 15th following the Plan Year with respect to which awards are being paid.

Alternative Method for Establishing and Determining Awards

The Amended AIP includes an alternative method for establishing and determining awards. Under the alternative method, the Compensation Committee would establish (i) a threshold performance goal based on one or more of the business criteria that may be used for Corporate Objectives (which may be subject to the same adjustments that are made with respect to Corporate Objectives) and (ii) the maximum award that may be earned by each participant (equal to a percentage of such participant’s target incentive award opportunity) if the threshold goal is achieved. Both the threshold goal and maximum award would be established by the Compensation Committee in writing not later than 90 days after the start of the Plan Year (or other applicable performance period), but in no event after 25% of the Plan Year (or other applicable performance period) has elapsed, provided that the outcome of the threshold goal is substantially uncertain at that time. No awards would be earned or payable under the Amended AIP unless the threshold goal is achieved. If the threshold goal is achieved, each participant’s maximum award would be subject to possible reduction by the Compensation Committee based on additional business or individual criteria or any other factors determined by the Compensation Committee, and the actual awards payable to participants would be the maximum awards, or a portion thereof, based on the application of the additional criteria and other factors. Prior to its July 28, 2009 amendment and restatement, the AIP did not explicitly provide for such an alternative method.

Maximum Amount of Awards

The maximum amount payable under the Amended AIP to any participant for any Plan Year is $3,000,000. Prior to its July 28, 2009 amendment and restatement, the AIP provided that the maximum amount payable to any participant for any Plan Year was the lesser of $2,000,000 or 200% of the participant’s fiscal year earnings.

Repayment for Misconduct

Under the Amended AIP, any payment to a participant will be subject to repayment if all of the following conditions are met:

•	Del Monte or any of its subsidiaries restates any financial report that, due to misconduct as determined by the Compensation Committee, was materially noncompliant with the securities laws when filed;

•	the participant is, with respect to Del Monte’s common stock, subject to Section 16 of the Securities Exchange Act of 1934, as amended; and

•	the participant receives any amounts under the Amended AIP during the 12-month period after the restated financial report (i.e., the financial report that was later restated) was first publicly issued or filed with the SEC.

If, in the Compensation Committee’s opinion, the participant knowingly or with gross negligence engaged in the misconduct, the participant (i) shall repay Del Monte any amounts received under the Amended AIP during the aforementioned 12-month period, and (ii) to the extent the participant defers any portion of such amounts under any applicable plan, shall forfeit (or repay to Del Monte if previously distributed) such deferred amounts and any matching contributions allocated to the participant under that plan on such deferred amounts. If the Compensation Committee determines that the participant did not engage in the misconduct, the Compensation Committee will determine, in its sole discretion, to correct any unjust enrichment, if any portion of the amounts described above are subject to repayment by the participant by any legally permitted means that the Compensation Committee deems appropriate. Prior to its July 28, 2009 amendment and restatement, the AIP did not provide for such forfeiture and repayment.

Administration

The Amended AIP will be administered by the Compensation Committee, except that certain aspects of the Amended AIP as it applies to participants who are not Section 16 Persons may be administered by Del Monte. The Compensation Committee and Del Monte, as applicable, have the sole discretion and authority to administer and interpret the Amended AIP.

Amendment and Termination

Del Monte has the authority to amend, modify or cancel the Amended AIP at any time.

Awards under the Amended AIP

The Amended AIP will first apply to fiscal 2011. If the Amended AIP is approved by the stockholders, the Compensation Committee will establish the target amounts of awards for participants with respect to fiscal 2011 during the first quarter of such year. Accordingly, as of the date of this proxy statement, the benefits or amount of awards, if any, that will be received by or allocated to the following individuals under the Amended AIP are not yet determinable: (i) our Chief Executive Officer, (ii) each of our other named executive officers, (iii) our executive officers as a group, and (iv) our employees as a group, other than our executive officers. Directors of Del Monte who are not employees of the Company are not eligible to participate in the Amended AIP.

If the Amended AIP had been in effect during fiscal 2009, then the amounts that would have been earned with respect to such fiscal year under the Amended AIP would have been as set forth in the following table. As described in “Compensation Discussion and Analysis — Components of Executive Compensation — How were the fiscal 2009 cash annual incentive awards determined?” and “— What were the fiscal 2009 AIP Payments for the named executive officers?,” annual incentive awards for fiscal 2009 were payable under the Annual Incentive Program, which had been established under the Del Monte Foods Company 2002 Stock Incentive Plan and which operated substantially similarly to the AIP. In calculating the amounts set forth in the following table, Del Monte has used each participant’s Fiscal Year Earnings for fiscal 2009, the performance goals and the determined achievement of those goals for fiscal 2009 under the Annual Incentive Program, and the applicable target incentive awards under the Annual Incentive Program for fiscal 2009. The amounts set forth in the following table are identical to the amounts of the annual incentive awards for fiscal 2009 that were payable under the Annual Incentive Program, except for Mr. Wolford’s annual incentive award. Mr. Wolford’s annual incentive award for fiscal 2009 was $2,000,000 due to the application of the $2,000,000 maximum payment to any individual participant under the 2002 Stock Incentive Plan prior to its July 28, 2009 amendment and restatement (which applied to the terms of the Annual Incentive Program for fiscal 2009 established under the 2002 Stock Incentive Plan). The Amended AIP provides that the maximum amount payable under the Amended AIP to any participant for any fiscal year is $3,000,000. Accordingly, if Mr. Wolford’s annual incentive award for fiscal 2009 had been payable under the Amended AIP, the amount of his award would have been $2,257,438.

Name and Principal Position	Dollar Value

Richard G. Wolford Chairman of the Board, President and Chief Executive Officer	$2,257,438
David L. Meyers Executive Vice President, Administration and Chief Financial Officer	685,708
Nils Lommerin Chief Operating Officer	887,827
Timothy A. Cole Executive Vice President, Sales	586,459
David W. Allen Senior Vice President, Operations and Supply Chain	437,573
All executive officers as a group (1)	6,151,597
All employees, other than executive officers, as a group	23,820,544

(1)	Includes all persons who served as an executive officer at any time during fiscal 2009.

Proposal 5

Ratification of Appointment of
Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has selected KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 2, 2010, and the Board of Directors is submitting the appointment of the independent registered public accounting firm for ratification by the stockholders at the annual meeting. KPMG LLP has served as Del Monte’s independent registered public accounting firm since fiscal 2004. A representative of KPMG LLP is expected to be present at the annual meeting. He or she will have an opportunity to make a statement at the annual meeting and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm. However, the Audit Committee of the Board of Directors recommended, and the Board of Directors is, submitting the appointment of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the appointment of KPMG LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes.

Auditor’s Fees

With respect to the fiscal years ended May 3, 2009 and April 27, 2008, the aggregate fees billed by KPMG LLP were as follows:

	Fiscal 2009	Fiscal 2008

Audit Fees (1)	$1,865,150	$2,319,300

Audit Related Fees (2)	$285,450	$191,000

Tax Fees (3)	$43,800	$32,200

All Other Fees (4)	-	-

(1)	For each of fiscal 2009 and fiscal 2008, reflects aggregate fees billed by KPMG LLP for the audit of the Company’s consolidated financial statements and internal control over financial reporting for such fiscal year, for the review of the Company’s interim consolidated financial statements, for the review of and assistance with documents filed with or submitted to the Securities and Exchange Commission, and for the statutory and U.S. GAAP audits of Del Monte Corporation and certain foreign subsidiaries. For fiscal 2008, also includes aggregate fees billed by KPMG LLP for an audit relating to the Company’s sale of its seafood business.

(2)	For each of fiscal 2009 and fiscal 2008, reflects aggregate fees billed by KPMG LLP for services related to employee benefit plan audits as well as fees related to agreed upon procedures in accordance with SAS 93 in connection with one of the Company’s supply agreements. For fiscal 2009, also includes aggregate fees billed by KPMG LLP related to agreed upon procedures in accordance with SAS 93 in connection with a physical inventory taken in connection with the Company’s sale of its seafood business.

(3)	For each of fiscal 2009 and fiscal 2008, reflects the aggregate fees billed by KPMG LLP for tax compliance. Such services generally involved assistance in preparing, reviewing or filing various tax-related filings required in foreign jurisdictions and did not involve tax planning assistance.

(4)	For each of fiscal 2009 and fiscal 2008, there were no fees billed by KPMG LLP for services except as already described above.

The Audit Committee determined that the non-audit services provided by KPMG LLP during the fiscal year ended May 3, 2009 were compatible with maintaining the independence of KPMG LLP.

Policies and Procedures Relating to Approval of Services by Auditor

Consistent with SEC rules regarding auditor independence, the Audit Committee has responsibility for appointing, as well as setting the compensation and overseeing the work of, the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has adopted policies and procedures for the approval in advance, or “pre-approval,” of audit and non-audit services rendered by our independent auditor, KPMG LLP. All services provided by KPMG LLP during fiscal 2009, as described above, were approved by the Audit Committee in advance of KPMG LLP providing such services.

Pursuant to the Statement of Policy and Procedures regarding Pre-Approval of Engagements for Audit and Non-Audit Services, to the extent particular services may be identifiable prior to or at the beginning of the Company’s fiscal year, the Audit Committee encourages management to submit proposals regarding such services prior to or at the beginning of such year. Typically, the Audit Committee considers such services at its June meeting. In connection with approving such annually identifiable services, the Audit Committee reviews a brief description of each such service as well as an estimate of the expected fees associated with each such service. As necessary, the Audit Committee or, as described below, the Chair of the Audit Committee considers other services on an individual case-by-case basis before the independent auditor is engaged to provide each service, generally based on a brief description of the proposed service and an estimate of the expected fees associated with such service. Additional information must be provided to the Committee or Chair of the Audit Committee in connection with the approval of permitted tax services.

To ensure prompt handling of matters between meetings of the Audit Committee, authority to approve services between Audit Committee meetings has been delegated to the Chair of the Audit Committee, provided that the expected fees for each service approved by the Chair does not exceed $50,000 and that the aggregate expected fees for all services so approved from one meeting of the Audit Committee to the next does not exceed $150,000. The Chair must report all services approved under this delegated authority to the Audit Committee at its next scheduled meeting. A copy of the Statement of Policy and Procedures regarding Pre-Approval of Engagements for Audit and Non-Audit Services is available on the Company’s website at www.delmonte.com.

The Board Of Directors Recommends
A Vote In Favor Of Proposal 5.

Report of the Audit Committee

As more fully described in its Charter, the Audit Committee assists the Board of Directors in its oversight of Del Monte’s corporate accounting and financial reporting process and interacts directly with and evaluates the performance of Del Monte’s independent registered public accounting firm.

In the performance of its oversight function, the Audit Committee has reviewed Del Monte’s audited consolidated financial statements for the fiscal year ended May 3, 2009 and has met with both management and Del Monte’s independent registered public accounting firm, KPMG LLP, to discuss those consolidated financial statements. The Audit Committee has discussed with KPMG LLP those matters related to the conduct of the audit that are required to be communicated by the independent registered public accounting firm to the Audit Committee under the Rules adopted by the Public Company Accounting Oversight Board (“PCAOB”), including KPMG LLP’s judgments as to the quality, not just the acceptability, of Del Monte’s accounting principles. In addition, the Audit Committee has reviewed and discussed with management and KPMG LLP, respectively, 1) management’s assessment of the effectiveness of Del Monte’s internal control over financial reporting, and 2) KPMG LLP’s evaluation of the effectiveness of Del Monte’s internal control over financial reporting.

The Audit Committee discussed with Del Monte’s internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee met separately with the independent registered public accounting firm, without management present, to discuss the results of its audits, its evaluation of Del Monte’s internal controls and the overall quality of Del Monte’s financial reporting.

The Audit Committee has received from KPMG LLP the required written disclosures and letter regarding its independence from Del Monte, as set forth in the applicable requirements of the PCAOB, and has discussed with KPMG LLP its independence. The Audit Committee has also reviewed and considered whether the provision of other non-audit services by KPMG LLP is compatible with maintaining the auditor’s independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements of Del Monte for the fiscal year ended May 3, 2009 be included in Del Monte’s Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on July 1, 2009.

It is not the duty of the Audit Committee to conduct audits, to independently verify management’s representations or to determine that Del Monte’s financial statements are complete and accurate, prepared in accordance with United States generally accepted accounting principles or fairly present the financial condition, results of operations and cash flows of Del Monte. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control over financial reporting. The independent registered public accounting firm retained by the Audit Committee is responsible for performing an independent audit of the consolidated financial statements and the effectiveness of internal control over financial reporting, and for reporting the results of their audit to the Audit Committee. The Audit Committee reviews and monitors these processes. In giving its recommendation to the Board of Directors, the Audit Committee has expressly relied on (i) management’s representation that such financial statements have been prepared in conformity with United States generally accepted accounting principles and (ii) the report of the Company’s independent registered public accounting firm, with respect to such financial statements.

The Audit Committee

Terence D. Martin, Chairman
Timothy G. Bruer
Sharon L. McCollam

The foregoing Report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Ownership of Del Monte Foods Company Common Stock

The following table sets forth information regarding beneficial ownership of Del Monte common stock as of July 1, 2009, the most recent practicable date, (1) by each person or entity who is known by Del Monte to own beneficially more than 5% of Del Monte common stock; (2) by each of Del Monte’s current directors; (3) by each current executive officer who is one of the named executive officers of Del Monte identified in the table set forth under the heading “Executive Compensation — Summary Compensation Table”; and (4) by all of Del Monte’s current executive officers and directors as a group. Information with respect to beneficial ownership by 5% stockholders has been based on information filed with the Securities and Exchange Commission pursuant to Section 13(d) or Section 13(g) of the Securities Exchange Act of 1934. To determine the 5% stockholders, Del Monte also reviewed filings made under Section 13(f) of the Securities Exchange Act by persons who had made filings under Section 13(d) or Section 13(g).

	Shares Beneficially Owned (b)
Name and Address of Beneficial Owner (a)	Number		Percent

AXA Financial, Inc.	12,806,827	(c)	6.5%
1290 Avenue of the Americas New York, NY 10104
Sasco Capital, Inc.	10,571,500	(d)	5.3%
20 Sasco Hill Road Fairfield, CT 06824
Samuel H. Armacost	85,308	(e)	*
Timothy G. Bruer	73,275	(f)	*
Mary R. Henderson	59,449	(g)	*
Victor L. Lund	33,058	(h)	*
Terence D. Martin	86,608	(i)	*
Sharon L. McCollam	23,029	(j)	*
Joe L. Morgan	51,275	(k)	*
David R. Williams	91,919	(l)	*
Richard G. Wolford	4,484,472	(m)	2.2%
David L. Meyers	1,315,024	(n)	*
Nils Lommerin	692,326	(o)	*
Timothy A. Cole	231,250	(p)	*
David W. Allen	328,750	(q)	*
All executive officers and directors as a group	8,733,863	(r)	4.2%
(19 persons)

*	Less than 1%.

(a)	The address of each person named in the table, unless otherwise indicated, is Del Monte Foods Company, One Market @ The Landmark, San Francisco, California 94105.

(b)	To the Company’s knowledge, the persons named in the table have sole voting and investment power with respect to all shares of Del Monte common stock shown as beneficially owned by them, subject to community property laws where applicable (or other beneficial ownership shared with a spouse) and the information contained in this table and these notes.

Beneficial ownership has been determined in accordance with SEC rules, which generally attribute beneficial ownership of securities to each person who possesses, either solely or shared with others, the power to vote or dispose of those securities. These rules also treat as beneficially owned:

•	all shares that a person would receive upon exercise of stock options held by that person that are immediately exercisable or exercisable within 60 days of the determination date, which in our case is July 1, 2009; and

•	all shares that a person would receive upon termination of service with respect to deferred stock units held by that person that are vested on, or vest within 60 days of, July 1, 2009.

Such shares are deemed to be outstanding for the purpose of computing the number of shares beneficially owned and the percentage ownership of the person holding such options or deferred stock units, but these shares are not treated as outstanding for the purpose of computing the percentage ownership of any other person. On July 1, 2009, there were 197,757,466 shares of Del Monte stock issued and outstanding.

In accordance with the American Jobs Creation Act of 2004 (also known as Section 409A), shares issuable with respect to deferred stock units that vest after December 31, 2004 under the Del Monte Corporation AIP Deferred Compensation Plan generally are not issuable to an executive officer until the seventh full calendar month after termination of service. Accordingly, the shares subject to such deferred stock units are not included in beneficial ownership as determined in accordance with SEC rules.

(c)	Based on a Schedule 13G filed on February 13, 2009, as of December 31, 2008, (i) AXA Assurances I.A.R.D. Mutuelle and AXA Assurances Vie Mutuelle (the Mutuelles AXA) and AXA reported beneficial ownership of 12,806,827 shares, with sole voting power as to 10,756,315 of the shares and sole dispositive power as to 12,806,827 of the shares and (ii) AXA Financial, Inc. reported beneficial ownership of 11,052,669 shares, with sole voting power as to 9,602,590 of the shares and sole dispositive power as to 11,052,669 of the shares. The address of the Mutuelles AXA is 26, rue Drouot, 75009 Paris, France. The address of AXA is 25, avenue Matignon, 75008 Paris, France.

(d)	Based on a Schedule 13G/A filed on February 13, 2009, as of December 31, 2008, Sasco Capital, Inc. reported beneficial ownership of 10,571,500 shares, with sole voting power as to 5,060,450 of the shares and sole dispositive power as to 10,571,500 of the shares.

(e)	Includes 3,700 shares held by Mr. Armacost’s spouse. Also includes 7,119 shares held in trust including 2,119 shares of Del Monte common stock received in payment of directors’ fees. Mr. Armacost and his spouse are trustees of such trust and share dispositive and voting power with respect to such shares. Also includes the right to acquire 49,489 shares, represented by 19,489 deferred stock units and options to purchase 30,000 shares exercisable within 60 days of July 1, 2009.

(f)	Includes 20,775 shares of Del Monte common stock received in payment of directors’ fees. Also includes the right to acquire 52,500 shares, represented by options to purchase 52,500 shares exercisable within 60 days of July 1, 2009.

(g)	Includes 2,119 shares of Del Monte common stock received in payment of directors’ fees. Also includes the right to acquire 57,330 shares, represented by 27,330 deferred stock units and options to purchase 30,000 shares exercisable within 60 days of July 1, 2009.

(h)	Includes the right to acquire 33,058 shares, represented by 13,058 deferred stock units and options to purchase 20,000 shares exercisable within 60 days of July 1, 2009.

(i)	Includes 2,119 shares of Del Monte common stock received in payment of directors’ fees. Also includes the right to acquire 49,489 shares, represented by 19,489 deferred stock units and options to purchase 30,000 shares exercisable within 60 days of July 1, 2009.

(j)	Includes the right to acquire 18,029 shares, represented by 18,029 deferred stock units.

(k)	Includes 20,775 shares of Del Monte common stock received in payment of directors’ fees. Also includes the right to acquire 30,000 shares, represented by options to purchase 30,000 shares exercisable within 60 days of July 1, 2009.

(l)	Includes 20,775 shares of Del Monte common stock received in payment of directors’ fees. Also includes the right to acquire 30,000 shares, represented by options to purchase 30,000 shares exercisable within 60 days of July 1, 2009.

(m)	Includes 306,538 shares held by Mr. Wolford as trustee of the Richard G. Wolford Trust, under agreement dated March 19, 2003. Such shares are subject to a pledge which secures a third party loan that was incurred in order to exercise certain options to purchase Del Monte common stock. Also includes the right to acquire 4,108,058 shares, represented by 75,458 deferred stock units and options to purchase 4,032,600 shares exercisable within 60 days of July 1, 2009.

Does not include 60,683 deferred stock units that were vested at July 1, 2009 or that vested within 60 days of July 1, 2009. Due to the application of Section 409A and the terms of the Del Monte Corporation AIP Deferred Compensation Plan, these deferred stock units are not issuable until the seventh full calendar month after termination of service.

(n)	Includes 91,954 shares held by Mr. Meyers and his spouse as trustees of the David L. Meyers & Barbara A. Meyers 1998 Trust, under agreement dated February 27, 2001. Includes the right to acquire 1,208,100 shares, represented by options to purchase 1,208,100 shares exercisable within 60 days of July 1, 2009.

Does not include 132,782 deferred stock units that were vested at July 1, 2009 or that vested within 60 days of July 1, 2009. Due to the application of Section 409A and the terms of the Del Monte Corporation AIP Deferred Compensation Plan, these deferred stock units are not issuable until the seventh full calendar month after termination of service.

(o)	Includes the right to acquire 692,326 shares, represented by 18,826 deferred stock units and options to purchase 673,500 shares exercisable within 60 days of July 1, 2009.

Does not include 234,845 deferred stock units that were vested at July 1, 2009 or that vested within 60 days of July 1, 2009. Due to the application of Section 409A and the terms of the Del Monte Corporation AIP Deferred Compensation Plan, these deferred stock units are not issuable until the seventh full calendar month after termination of service.

(p)	Includes the right to acquire 231,250 shares, represented by options to purchase 231,250 shares exercisable within 60 days of July 1, 2009.

Does not include 57,490 deferred stock units that were vested at July 1, 2009 or that vested within 60 days of July 1, 2009. Due to the application of Section 409A and the terms of the Del Monte Corporation AIP Deferred Compensation Plan, these deferred stock units are not issuable until the seventh full calendar month after termination of service.

(q)	Includes the right to acquire 308,750 shares, represented by options to purchase 308,750 shares exercisable within 60 days of July 1, 2009.

Does not include 52,658 deferred stock units that were vested at July 1, 2009 or that vested within 60 days of July 1, 2009. Due to the application of Section 409A and the terms of the Del Monte Corporation AIP Deferred Compensation Plan, these deferred stock units are not issuable until the seventh full calendar month after termination of service.

(r)	Includes the right to acquire 7,832,042 shares, represented by 203,242 deferred stock units and options to purchase 7,628,800 shares exercisable within 60 days of July 1, 2009.

Does not include 564,594 deferred stock units that were vested within 60 days of July 1, 2009. Due to the application of Section 409A and the terms of the Del Monte Corporation AIP Deferred Compensation Plan, these deferred stock units are not issuable until the seventh full calendar month after the applicable termination of service.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended May 3, 2009, all Section 16(a) filing requirements applicable to Del Monte’s executive officers, directors and greater than ten percent beneficial owners were complied with, except that Form 4s were filed late for Messrs. Wolford, Lommerin, Meyers, French, Muto and Potter relating to the withholding of restricted stock units for tax purposes upon the September 12, 2008 vesting of the fiscal 2004 performance accelerated restricted stock units (PARS) and related distribution of shares.

Executive Officers

The following table sets forth the name, age and positions, as of [August   , 2009] (the date of this proxy statement), of individuals who are currently executive officers of Del Monte Foods Company. To the Company’s knowledge, there are no family relationships between any director or executive officer and any other director or executive officer of the Company. These individuals hold the same positions with Del Monte Corporation, the Company’s wholly-owned subsidiary. Executive officers serve at the discretion of the Company’s Board of Directors. Additionally, executive officers may be elected to the Board of Directors. Mr. Wolford currently serves as the Chairman of the Board of Directors.

Name	Age	Positions

Richard G. Wolford	64	Chairman of the Board, President and Chief Executive Officer; Director
Nils Lommerin	44	Chief Operating Officer
David L. Meyers	63	Executive Vice President, Administration and Chief Financial Officer
Timothy A. Cole	52	Executive Vice President, Sales
David W. Allen	49	Senior Vice President, Operations and Supply Chain
Larry E. Bodner	46	Senior Vice President, Finance and Investor Relations
Marc L. Brown	49	Senior Vice President, Corporate Service Center and Chief Information Officer
Richard L. French	52	Senior Vice President, Treasurer, Chief Accounting Officer and Controller
Richard W. Muto	58	Senior Vice President and Chief Human Resources Officer
William D. Pearce	46	Senior Vice President, Chief Marketing Officer
James G. Potter	52	Senior Vice President, General Counsel and Secretary

Richard G. Wolford, Chairman of the Board, President and Chief Executive Officer; Director

Mr. Wolford joined Del Monte as Chief Executive Officer and a Director in April 1997. He was elected President of Del Monte in February 1998 and was elected Chairman of the Board of Directors of Del Monte Foods Company in May 2000. From 1967 to 1987, he held a variety of positions at Dole Foods, including President of Dole Packaged Foods from 1982 to 1987. From 1988 to 1996, he was Chief Executive Officer of HK Acquisition Corp. where he developed food industry investments with venture capital investors.

Nils Lommerin, Chief Operating Officer

Mr. Lommerin was appointed Chief Operating Officer in January 2008. He joined Del Monte in March 2003 as Executive Vice President, Human Resources and was appointed Executive Vice President, Operations in July 2004. From March 1999 to July 2002, he was with Oxford Health Plans, Inc., where he most recently served as Executive Vice President, Operations and Corporate Services. From November 1991 to February 1999, Mr. Lommerin held a variety of senior Human Resources positions with PepsiCo, Inc.

David L. Meyers, Executive Vice President, Administration and Chief Financial Officer

Mr. Meyers joined Del Monte in 1989. He was elected Chief Financial Officer of Del Monte in December 1992 and served as a member of the Board of Directors of Del Monte Foods Company from January 1994 until consummation of Del Monte’s recapitalization in 1997. Prior to joining Del Monte, Mr. Meyers held a variety of financial and accounting positions with RJR Nabisco (1987 to 1989), Nabisco Brands USA (1983 to 1987) and Standard Brands, Inc. (1973 to 1983).

Timothy A. Cole, Executive Vice President, Sales

Mr. Cole joined Del Monte in September 2004. From 1979 to September 2004, Mr. Cole held a variety of positions with The Quaker Oats Company, now a unit of PepsiCo, Inc., where he became Vice President of National Accounts for the United States.

David W. Allen, Senior Vice President, Operations and Supply Chain

Mr. Allen was appointed Senior Vice President, Operations and Supply Chain in June 2006, having served as a consultant to Del Monte beginning in November 2005. Prior to that, Mr. Allen was Chief Operating Officer of U.S. Foodservice, a division of Royal Ahold, from 2004 to 2005 and Chief Executive Officer of WorldChain, Inc., a supply chain services company, from 2001 to 2004. He served as Vice President, Worldwide Operations of Dell Inc. from 1999 to 2000. From 1991 to 1999, Mr. Allen held a variety of positions at Frito-Lay North America, a division of PepsiCo, Inc., most recently as its Senior Vice President, Operations. Mr. Allen also serves on the board of directors of American Italian Pasta Company.

Larry E. Bodner, Senior Vice President, Finance and Investor Relations

Mr. Bodner joined Del Monte in July 2003 and was appointed to his current position in October 2007. Mr. Bodner was Vice President, Finance and Investor Relations from July 2006 to October 2007 and Vice President, Internal Reporting and Financial Analysis from July 2003 to July 2006. Prior to joining Del Monte, he was Chief Operating Officer of Market Compass from May 2001 to July 2003 and Chief Operating Officer/ Chief Financial Officer of SelfCare from 1998 to 2001. From 1995 to 1997, Mr. Bodner held a variety of senior financial positions with The Walt Disney Company. From 1986 to 1994, Mr. Bodner held a variety of finance positions with The Procter & Gamble Company.

Marc L. Brown, Senior Vice President, Corporate Service Center and Chief Information Officer

Mr. Brown joined Del Monte in December 2002 and was appointed Senior Vice President, Corporate Service Center and Chief Information Officer in May 2008. Mr. Brown was Vice President, Chief Information Officer from May 2004 to May 2008 and Vice President, Information Technology from April 2003 to May 2004, and Mr. Brown served as Vice-President, Information Systems from December 2002 to April 2003. From August 1996 to December 2002, he held a variety of information technology positions with the Heinz North America and Heinz Frozen Foods divisions of the H.J. Heinz Company. Prior to August 1996, Mr. Brown was with Andersen Consulting.

Richard L. French, Senior Vice President, Treasurer, Chief Accounting Officer and Controller

Mr. French joined Del Monte in 1980 and was elected to his current position in June 2008. Mr. French was Senior Vice President, Chief Accounting Officer and Controller of Del Monte from May 1998 through June 2008 and Vice President and Chief Accounting Officer from August 1993 through May 1998. Prior to August 1993, he held a variety of positions within Del Monte’s financial organization.

Richard W. Muto, Senior Vice President and Chief Human Resources Officer

Mr. Muto joined Del Monte in 1974 and was elected to his current position in June 2008. Mr. Muto was Vice President, Human Resources from June 2007 to June 2008 and Vice President, Human Resources, U.S. and International Operations of Del Monte from December 1992 through June 2007. Prior to December 1992, he held a variety of positions within Del Monte’s human resources organization and, from 1986 to 1989, RJR Nabisco.

William D. Pearce, Senior Vice President, Chief Marketing Officer

Mr. Pearce joined Del Monte as Senior Vice President, Chief Marketing Officer in May 2008. From March 2007 to May 2008, he was Chief Executive Officer of Foresight Medical Technologies, a medical device start up in the emergent medical field. Prior to that, he was with Taco Bell Corporation, where he served as Chief Marketing Officer from December 2005 to February 2007 and Vice President, Marketing from October 2004 to December 2005. From August 2003 to September 2004, he was Vice President, Marketing of Campbell Soup Company. From June 1992 to August 2003, Mr. Pearce held a variety of marketing positions with Procter & Gamble Company.

James G. Potter, Senior Vice President, General Counsel and Secretary

Mr. Potter joined Del Monte in October 2001 and was elected to his current position in September 2002. From December 1997 to December 2000, he was Executive Vice President, General Counsel and Secretary of Provident Mutual Life Insurance Company. From 1989 to November 1997, Mr. Potter was the Chief Legal Officer of The Prudential Bank and Trust Company and The Prudential Savings Bank, subsidiaries of The Prudential Insurance Company of America.

Executive Compensation

Compensation Discussion and Analysis

This section of the proxy statement explains how Del Monte’s executive compensation programs are designed and operate with respect to Richard G. Wolford, Chief Executive Officer (CEO), Nils Lommerin, Chief Operating Officer (COO), David L. Meyers, Chief Financial Officer (CFO), Timothy A. Cole, Executive Vice President (EVP), Sales and David W. Allen, Senior Vice President (SVP), Operations and Supply Chain (referred to as our named executive officers). This section also identifies the material elements and objectives of compensation provided to the named executive officers in fiscal 2009, and the reasons supporting such compensation. For a complete understanding of our executive compensation program, this Compensation Discussion and Analysis should be read in conjunction with the Summary Compensation Table and other compensation disclosures included in this proxy statement.

Overview

The material elements and objectives of Del Monte’s executive compensation program did not change from fiscal 2008 to fiscal 2009. Del Monte continues to provide a compensation package for its executive officers consisting generally of base pay, performance-based annual cash incentives, long-term equity incentives (including performance-based equity grants), a limited cash perquisite allowance and supplemental retirement, deferred compensation, severance and change-of-control benefits. Executive compensation packages continue to be based on compensation principles and objectives focused on providing competitive compensation packages generally managed at or above the market median (if performance meets target levels) that also serve to align executive officers’ efforts with the interests of stockholders.

Payments under the Company’s Annual Incentive Program for fiscal 2009 reflected the Company’s performance. As discussed in further detail below under the heading “How were the fiscal 2009 cash annual incentive awards determined?,” the Company met and exceeded the target Corporate Performance Objectives relating to earnings from continuing operations (EPS), net sales and adjusted cash flow, set by the Committee for fiscal 2009. EPS was $0.74, a 27.6% increase compared to $0.58 in fiscal 2008 on a GAAP basis or a 12.1% increase compared to $0.66 in fiscal 2008 if adjusted to reflect the $0.08 of transformation-related expense incurred in fiscal 2008 (the EPS component of the fiscal 2008 annual incentive plan was calculated on an as-adjusted basis). Net sales grew 14.1% in fiscal 2009 to $3,626.9 million from $3,179.8 million in fiscal 2008. Adjusted cash flow was $167.2 million, compared to cash flow of $207.2 million in fiscal 2008. The Company’s performance, together with each named executive officers’ individual performance, resulted in above-target annual incentive payments to each of the named executive officers.

Although annual incentive compensation in fiscal 2009 exceeded targeted amounts, actual long-term compensation was not realized at targeted levels in fiscal 2009. Return on invested capital (ROIC) targets for fiscal 2009 previously established for performance share unit grants made in fiscal 2005, 2006 and 2007 were not achieved, resulting in forfeiture of performance share units.

Compensation Objectives, Principles and Process

What are Del Monte’s executive compensation program objectives and principles?

The primary objective of Del Monte’s executive compensation program is to attract and retain executives of exceptional caliber who will provide strong, competitive leadership in the food industry, drive stockholder value through superior performance and align their interests with those of our stockholders. Toward that end, executive compensation at Del Monte is comprised of a portfolio of cash and equity-based elements designed to reward both corporate and individual performance, provide short and long-term incentives and compensate our executives both currently and upon retirement. The following compensation principles developed by our

Compensation Committee, approved by our Board of Directors and described in the Committee’s Charter, supplement and support the compensation objectives described above:

•	Executive compensation packages should be competitive and take into account an individual’s leadership competencies, skills, experience, and sustained performance;

•	Base salary generally will be managed to the market median; however, actual incumbent pay may be above or below this standard in order to recognize individual abilities, including performance, job requirements and other factors described above;

•	Annual incentive awards should be targeted at the market median, and result in variable pay levels that are linked to corporate and individual performance;

•	Long-term incentives should be targeted above the market median (50th-75th percentile) with individual equity awards that recognize an executive’s impact, overall corporate success and the creation of stockholder value;

•	The percentage of total compensation that is variable or “at risk” should increase with an executive officer’s overall compensation and grade level; and

•	The overall compensation program should align executive officers’ efforts with the interests of stockholders by focusing results on Del Monte’s long-term stock performance and facilitating and encouraging ownership of Del Monte common stock.

We believe that our compensation program, which adheres to the foregoing objectives and principles, continues to assist Del Monte in creating and retaining a strong executive team which shares a common view of Del Monte’s business and works to create and sustain stockholder value.

What are the Compensation Committee’s processes for setting executive compensation?

The Compensation Committee reviews and approves our overall compensation strategy and policies, and annually sets the compensation of executive officers. The Committee makes decisions regarding executive compensation with input from the CEO, other members of management and Hewitt Associates, LLC, an executive compensation consultant engaged directly by the Committee for executive compensation purposes. In the event Hewitt Associates provides other services for the Company, such services (other than any services on behalf of the Nominating and Corporate Governance Committee) are subject to prior notification and approval of the Compensation Committee or its Chairman. At its meetings, the Committee regularly holds executive sessions, which exclude management and, subject to the Committee’s discretion, may include its executive compensation consultant. As discussed further below, the Committee employs a number of processes designed to align the executive compensation program with its objectives, including reference to compensation levels at companies in our compensation comparator group and assessment of individual and Company performance.

Peer Group Comparison. To be able to attract and retain top-level executive officers as we compete for customer programs and mindshare, we strive to provide total target direct compensation packages (consisting of base salary, an annual incentive award at target and long-term incentive awards at target) to our executive officers, including our named executive officers, that are competitive and consistent with those provided by (1) major branded food and consumer products companies that are similar in size to Del Monte and require comparable leadership competencies, skills, and experiences, and (2) other organizations that operate in the markets in which we compete for executive talent.

Working with Hewitt Associates, the Committee has approved the compensation comparator group, comprised of publicly-traded and privately-held companies for such comparison purposes. The Committee reviews the compensation comparator group annually, making adjustments as it deems appropriate. In March 2008, upon consultation with Hewitt Associates, the Committee adjusted the composition of the fiscal 2009 compensation comparator group from 19 to 21 companies. The adjustment included the addition of Flowers Foods, Inc. and Ralcorp Holdings, Inc. to the compensation comparator group. In making this change, the Committee believed that these two additions met the peer group criteria and helped balance the larger companies in the compensation comparator group, due to their relatively smaller operating size and scope. With these adjustments, in fiscal 2009, the compensation comparator group for purposes of target total direct compensation was comprised of the following companies having median annual revenues of $4.9 billion:

• Black & Decker Corporation	• Flowers Foods, Inc.	• Kellogg Company
• Campbell Soup Company	• Fortune Brands, Inc.	• Levi Strauss & Co.
• Chiquita Brands International, Inc.	• General Mills, Inc.	• McCormick & Company, Incorporated
• Church & Dwight Co., Inc.	• H.J. Heinz Company	• Molson Coors Brewing Company
• Clorox Company	• Hershey Company	• Ralcorp Holdings, Inc.
• Corn Products International, Inc.	• Hormel Foods Corporation	• Williams-Sonoma, Inc.
• Dole Food Company, Inc.	• J.M. Smucker Company	• WM. Wrigley Jr. Company

Determinations of target total direct compensation for Del Monte’s executive officers begin with management’s identification of the responsibilities, leadership competencies, technical skills and experience required for the executive position. The Committee then reviews a comparative analysis with respect to each executive position, based on the competitive data, analysis and advice supplied by Hewitt Associates for the compensation comparator group. If no comparable position is identified in the compensation comparator group, the Committee may look to other publicly available data or survey data provided by Hewitt Associates, as well as internal comparisons to other executives, to determine an appropriate competitive compensation level. For example, a Del Monte executive position may be mapped to a general industry position with similar impact, scope and rank in the corporate hierarchy. In general, the total direct compensation of our named executive officers falls slightly below the median of the compensation comparator group.

As discussed in further detail below under the heading “How were the fiscal 2009 amounts of long-term incentive awards determined?,” a second comparator group, the relative total shareholder return (RTSR) performance comparator group, was approved by the Committee for use in connection with Del Monte’s performance accelerated restricted stock unit (PARS) and performance share unit awards, which provide for accelerated vesting of PARS and vesting or forfeiture of performance share unit awards based on the achievement of RTSR targets.

Individual and Corporate Performance Assessment. The Committee also considers an executive officer’s individual performance, experience and contribution to overall corporate success in adjusting base salaries and establishing incentive compensation. As part of the individual performance assessment, the Committee reviews and may consider the prior year’s base salary adjustment, if any, for each executive. For the named executive officers, the Committee reviews tally sheets which detail the value, earnings and accumulated potential payout of each element of the executive’s compensation, including equity awards. Each tally sheet also summarizes retirement benefits and quantifies the benefits we are required to provide under various employment termination scenarios, including termination upon change of control. The tally sheets are informational and help the Committee to track changes in each named executive officer’s total direct compensation from year-to-year and to remain aware of the compensation historically paid to each executive officer. Company performance, while considered in adjusting base salaries and granting equity awards, is more specifically reflected in annual incentive award determinations as described in more detail below in the discussion under “How were the fiscal 2009 cash annual incentive awards determined?”

What percentage of a named executive officer’s target total direct compensation is at-risk?

In fiscal 2009, the percentage of target total direct compensation allocated to “at-risk” compensation (in the form of targeted annual and long-term incentive awards) for our named executive officers was approximately as follows:

• CEO	80%

• COO	74%

• CFO	68%

• EVP, Sales	68%

• SVP, Operations and Supply Chain	63%

The Committee does not apply specific allocations between cash and equity-based compensation or between short-term and long-term compensation when setting each year’s total direct compensation package. However, the at-risk allocations approved for fiscal 2009 reflect the Company’s intention that a large majority of the total direct compensation of Del Monte’s executives should be tied to the Company’s performance and that at-risk allocation should increase based on compensation and grade level.

What are the roles of the Compensation Committee, compensation consultant and management in determining executive compensation?

Executive compensation is set by the Compensation Committee, with support provided by its compensation consultant Hewitt Associates, the CEO and other members of management. In fiscal 2009, both Hewitt Associates and the CEO attended portions of all the regularly scheduled Committee meetings. The processes of the compensation comparator group analysis and performance assessments described above are used to evaluate the compensation of our executive officers. Generally, this process includes any necessary updates to executive position descriptions based upon management’s (including the CEO’s) identification of the responsibilities, leadership competencies, technical skills and experience required for each executive officer position. Any changes made to these executive position descriptions are discussed with and approved by the Committee. Hewitt Associates then compiles the compensation comparator group comparator data and market survey data relevant to the executive position descriptions provided by management and submits it to the Committee for its consideration. The Committee determines base salary and target levels of annual and long-term incentives for each of the named executive officers after considering the compensation comparator group data and other individual and Company factors, as discussed further below in “Components of Executive Compensation.” In connection with the Committee’s determination, the CEO typically provides the Committee with his insights regarding these other individual and Company factors that may impact base salary, annual incentive and long-term incentive targets for the other executive officers. In addition, the CEO provides the Committee, at its request, with a self-evaluation regarding his performance during the year. This self-evaluation is circulated to the full Board for its review and comment. Although the CEO provides the Committee with his self-evaluations, the CEO’s base salary and incentive compensation are determined during an executive session where only the Committee members and Hewitt Associates are present. The CEO’s annual base salary and target annual and long-term incentive awards are further subject to review and approval by the independent members of the Board of Directors.

Specifically, with regard to the Annual Incentive Program (as used in this Compensation Discussion and Analysis, AIP), each year the Committee approves the corporate objectives as well as individual objectives for each executive officer, which impact the amount of the executive’s annual incentive compensation. As discussed in greater detail below, the corporate objectives are based on the annual operating plan, which is approved by the full Board. Management (including the CEO) recommends to the Committee the financial metrics (e.g., EPS, net sales and adjusted cash flow) relating to the annual operating plan it believes should be used for the corporate objectives. The Committee then establishes the corporate objectives. The CEO also is significantly involved in establishing and evaluating the individual objectives approved by the Committee for the executive officers under the AIP. As part of this process, the CEO submits to the Committee proposed individual performance objectives for each of the Company’s executive officers, including the CEO, which are reviewed and approved by the Committee. At the end of the fiscal year, the CEO provides his evaluation of each executive officer’s performance against their individual objectives for the Committee’s consideration and approval as part of his recommendation for appropriate compensation awards under the AIP. Like the other participants in the AIP, the CEO completes a self-evaluation of his performance against his individual objectives under the AIP. The Committee then determines the CEO’s individual objective score and related compensation award under the AIP during an executive session where only the Committee members and Hewitt Associates are present.

Components of Executive Compensation

What are the key elements of Del Monte’s executive compensation program?

For fiscal 2009, named executive officer compensation consisted principally of the elements identified in the following chart in addition to the health, welfare and retirement plans and programs generally available to all salaried employees:

Compensation Element	Objectives	Key Features

Base Salaries	• Provide a fixed-level of cash compensation upon which executives can rely.
•   Targeted to the median of the base salaries of the compensation comparator group.

•   Individual salaries may be above or below the compensation comparator group median to reflect the individual competencies, skills, experience and sustained performance of the executive holding this position.

Performance-Based, Cash Annual Incentives (Annual Incentive Program (AIP))
•   Link annual corporate and business priorities with individual and group performance goals.

•   Tie financial rewards to measurable achievements, reinforcing pay-for-performance.

•   Reward individual performance.

•   Provide a variable award opportunity that attracts, retains and motivates our leadership and key employees.

•   Cash incentive payments based on a fixed target percentage of base salary during the fiscal year, with actual awards based on attainment of corporate and individual objectives.

•   Target awards (established as a percentage of base salary) are targeted at the median of the annual incentive opportunities of the compensation comparator group.

•   Corporate performance objectives are based on measurable financial metrics (i.e., EPS, net sales and adjusted cash flow).

•   Individual performance objectives are designed to reward an executive’s execution against critical business priorities and may include both financial and non-financial objectives.

Compensation Element	Objectives	Key Features

Long-Term Equity Incentives
•   Align the interests of management with those of our stockholders.

•   Retain the services of our executive team.

•   Reward achievement of our strategic objectives.

•   Facilitate and encourage ownership of Del Monte common stock.

•   Long-term incentives are provided by annual grants of three types of equity awards under the Del Monte Foods Company 2002 Stock Incentive Plan. The targeted value mix of these three types of awards in fiscal 2009 was: 50% stock options, 20% performance accelerated restricted stock units (PARS), and 30% performance share units.

•   Target value is intended to provide compensation above the market median (50th-75th percentile) of the long-term incentive values of the compensation comparator group, reflecting Del Monte’s compensation philosophy’s emphasis on at-risk compensation.

Perquisites – Cash Allowance
•   Eliminate in-kind perquisites.

•   Provide a limited cash allowance to executives to compensate for certain in-kind perquisites provided by peer companies and for certain in-kind perquisites eliminated by Del Monte.

•   Certain limited in-kind perquisites continue for selected executives.

•   Cash perquisite allowances are excluded from an executive’s fiscal year earnings when calculating annual incentive awards or other benefits.

•   Perquisites are intended to be a limited component of Del Monte’s overall compensation package.

Retirement Benefits
•   Offer competitive retirement income for executive officers in order to retain and attract experienced executive talent.

•   Supplement benefits provided under our qualified retirement plan, so that each executive officer receives the full benefit commitment that Del Monte intended.

•   Additional Benefits Plan provides executive officers with benefits that may not be provided under our qualified pension plan or 401(k) plan because of the limits on compensation and benefits imposed by the Internal Revenue Code.

•   Supplemental Executive Retirement Plan (SERP) provides a defined retirement benefit for executives based on a multiple of the executive’s final average compensation, less the amount of any other accrued pension benefits.

Compensation Element	Objectives	Key Features

Retirement Benefits (cont.)	• Provide executives with a value of retirement benefits closer to the Company’s total compensation philosophy of paying at the 50th percentile among the compensation comparator group.	• Generally, SERP benefits vest after a minimum of 5 years of service and attainment of age 55.

Deferred Compensation Benefits	• Reinforce our compensation principle of encouraging and facilitating stock ownership and aligning the long-term interests of executives with stockholders.
•   AIP Deferred Compensation Plan allows executives to defer from 5% to 100% of the amount of executive’s AIP payment.

•   With respect to fiscal 2009 deferrals, Del Monte matched 25% of the amount deferred, which match vests in equal installments over three years.

•   Deferred amount and the matching contribution are converted to Del Monte deferred stock units, with final payment following termination in shares of Del Monte stock.

•   Deferred compensation benefits currently under review by the Compensation Committee.

Termination and Change-of-Control Benefits
•   Retain the services of our executive team through competitive total compensation packages.

•   Avoid the disruption of business associated with litigation (even if groundless) or change of control uncertainty.

•   Maintain commitment and focus of executives during periods of uncertainty and ease transition of service for executives impacted by change of control.

•   Severance benefits paid pursuant to a named executive officer’s Employment Agreement or, if none, Del Monte’s Executive Severance Plan.

•   Cash lump sum payment equal to a multiple of base pay, target AIP and, for certain executives, perquisite allowance based on executive’s level in the Company.

•   Pro-rata AIP payment for year of termination.

•   Continuation of health benefits for period of severance.

•   Pro-rata vesting of equity awards.

How were the fiscal 2009 base salaries determined?

As described above, in September 2008, base salaries for four of our named executive officers – our CEO, COO, CFO and SVP, Operations and Supply Chain – were compared to the median salaries, by position, of our compensation comparator group. Based on information provided by Hewitt Associates and management, Del

Monte’s EVP, Sales position was determined by the Committee to have a unique combination of functional scope and high level executive impact on Del Monte’s broader corporate strategy, as compared to the top sales positions identified in Del Monte’s compensation comparator group companies (which typically report at the group or division level and not the entire company). Therefore, the Committee targeted the EVP, Sales compensation to the fifth highest paid proxy position from Del Monte’s compensation comparator group. Pursuant to this process, and also taking into consideration each named executive officer’s individual performance, experience and contribution to overall corporate success, the Committee reviewed, with the assistance of its compensation consultant, all elements of total direct compensation for the Company’s named executive officers and approved salary increases for all of the named executive officers other than the CEO in fiscal 2009.

Consistent with Del Monte’s pay philosophy, the Committee determined to maintain the CEO’s base salary at the fiscal 2008 level because it was already positioned slightly above the compensation comparator group median. The COO’s base salary increase was primarily based on his progress in his expanded role and consideration of internal pay relationships and was meant to bring his base salary closer to the market median for his position, taking into account the wide pay range identified by Hewitt’s review of the compensation comparator group. The CFO’s base salary increase was intended to keep his salary at or near the median of the compensation comparator group. The EVP, Sales’ base salary increase was based, in part, on his demonstrated impact on the Company and his contribution to the Company’s strategy, in part reflected in his successful delivery of sales in the preceding year in the face of price change challenges. Finally, the SVP, Operations and Supply Chain’s base salary increase was primarily reflective of his leadership and impact, as evidenced in part by a significant working capital reduction and improved customer service, as well as his assumption of new responsibilities. Based upon the foregoing and consistent with general market increases and maintaining our desired median position within the compensation comparator group, in September 2008 the following increases in base salary were approved:

• CEO	no increase

• COO	6.2%

• CFO	3.6%

• EVP, Sales	4.9%

• SVP, Operations and Supply Chain	5.4%

How were the fiscal 2009 cash annual incentive awards determined?

Under the AIP, management employees, including the named executive officers, may earn cash incentive payments based on a fixed target percentage of base salary during the fiscal year, if corporate and individual performance objectives for the fiscal year are attained. The target percentage of any executive’s base pay increases with one’s scope of responsibility. The Committee may also give consideration to competitive pay opportunities and performance expectations in setting target award percentages. The Committee approves the corporate performance objectives and related targets, as well as the executive officers’ individual performance objectives, within the first quarter of each fiscal year. The Committee generally bases the targets for the corporate performance objectives on the annual operating plan, which is typically reviewed prior to the beginning of the fiscal year and is approved by our Board of Directors.

For fiscal 2009, the Committee chose EPS from continuing operations, net sales and adjusted cash flow as the AIP corporate objectives because it believes that these metrics are critical to Del Monte’s overall corporate and operational performance, reinforce management focus on the annual business plan and, together, drive long-term stockholder value creation. Consistent with its compensation principles, the Committee weights corporate objectives higher than individual objectives for more senior executives. In fiscal 2009, at its regularly scheduled June 2008 meeting, the Committee reviewed the relative weighting of the AIP corporate and individual performance objectives and the target award percentages for the named executive officers and determined that no changes from fiscal 2008 were warranted.

The following table shows each named executive officers’ fiscal 2009 target award, which is expressed as a percentage of his base salary. The target award is the projected amount the executive would receive for scores of 100% for each of the corporate performance objectives plus achieving a score of 100% for his individual objectives. The table also includes the relative weighting of each objective as a percentage of the total award opportunity.

Target Annual Incentive Award Percentages and Relative Weight of Objectives.

		Corporate Performance Objectives
	Target Award as			Adjusted	Individual
	a Percentage of			Cash	Performance
Name	Base Salary (1)	EPS	Net Sales	Flow (2)	Objectives
Richard G. Wolford	110.0%	51.0%	8.5%	25.5%	15.0%
Nils Lommerin	80.0%	51.0%	8.5%	25.5%	15.0%
David L. Meyers	70.0%	51.0%	8.5%	25.5%	15.0%
Timothy A. Cole	70.0%	51.0%	8.5%	25.5%	15.0%

			85.0%		15.0%	100.0%
David W. Allen	62.5%	42.0%	7.0%	21.0%	30.0%

			70.0%		30.0%	100.0%

(1)	For purposes of calculating AIP awards, base salary is an executive’s total fiscal year base pay earnings. This excludes annual incentive awards, perquisites and perquisite allowances, special awards, and other non-base salary compensation.

(2)	Cash flow is cash provided by operating activities less cash used in investing activities. Adjusted cash flow, a non-GAAP measure, excludes the impact on the period’s consolidated statement of cash flows of large acquisition or divestiture transactions. For fiscal 2009, adjusted cash flow excludes $310 million relating to the sale of the seafood business (including StarKist) completed in October 2008.

Fiscal 2009 Performance against Corporate and Individual Objectives. Although target award amounts generally are intended to provide compensation at the median of the compensation comparator group, actual payouts vary depending upon the extent to which corporate and individual performance objectives are achieved and upon an executive’s unique contributions, if any.

Corporate Performance Objectives – When setting corporate objectives and the related targets, the Committee also established threshold and maximum achievement levels, creating a performance range for each component of the corporate objective portion of the AIP as identified in the graphs below. In 2009, the Committee approved the performance range for EPS at 80% to 120% of target. The performance range for net sales was approved at 96% to 104% of target. The performance range for adjusted cash flow was approved at 85% to 115% of target. Actual performance below the threshold results in no payout for that particular objective. Additionally, the Company’s actual EPS must meet or exceed the EPS threshold for any payment to be made with respect to the net sales target, regardless of whether or not the net sales threshold was achieved. If none of the corporate objective thresholds is achieved, no AIP award will be made, regardless of whether or not individual objectives are achieved. Potential scores for the corporate objectives range from 0% to 200% of the target award; but, for fiscal 2009, no individual payment under the AIP could exceed $2 million.

Overall, the Committee seeks to establish target corporate performance objectives that are challenging yet attainable. The targets for fiscal 2009 reflected the Company’s annual operating plan for the year, which in turn reflected the Company’s strategies and long-term plans. The fiscal 2009 target corporate performance objectives were established for compensation purposes only and, as such, the EPS and net sales targets were established at levels more difficult to achieve than those expected by the Company as reflected in its published guidance (once such guidance reflected the contemplated sale of the seafood business). For fiscal 2009, the Committee established an EPS target of $0.62, a net sales target of $3,399.5 million, and an adjusted cash flow target of $145.9 million.

•	EPS. For fiscal 2008 (taking into account the restatement of fiscal 2008 results to reflect discontinued operations resulting from the sale of the seafood business), the Company achieved EPS of $0.58 (which included $0.08 of transformation-related expense and consequently corresponded to an adjusted EPS of $0.66). The EPS target for fiscal 2009, which was established below the prior year adjusted EPS performance, reflected the first year of the Company’s Accelerated Growth Plan strategy, which included a significant increase in marketing investment for the long-term health of the business as well as expenses relating to the organizational realignment of the marketing function unified in the Company’s San Francisco, California headquarters under the direction of a Chief Marketing Officer. Additionally, the established EPS target for fiscal 2009 reflected an expected double digit increase in gross operational costs, driven by inflationary increases in raw product, logistics and packaging cost. This increase represented a significantly higher hurdle to overcome than the approximate 7% year-over-year increase in gross operational costs experienced by the Company in fiscal 2008.

•	Net Sales. For fiscal 2008, the Company achieved net sales of $3,179.8 million. The net sales target for fiscal 2009, which was established higher than the prior year net sales, reflected the expected impact of pricing actions as well as new products. At the time the fiscal 2009 net sales target was established, the Company expected that its fiscal 2009 pricing actions would be approximately three times higher than its fiscal 2008 pricing actions. Additionally, the net sales target reflected the expected elasticity impact of our pricing actions (volume declines associated with price increases) as well as expected dislocations, such as lost distribution, relating to pricing actions.

•	Adjusted Cash Flow. For fiscal 2008, the Company achieved cash flow of $207.2 million. The adjusted cash flow target for fiscal 2009, which was established below the prior year cash flow, reflected higher expected inventory costs, driven by the inflationary cost increases discussed above, as well as higher expected cash tax payments (as compared to fiscal 2008, in which the Company had received a cash tax refund).

In fiscal 2009, each of the EPS, net sales and adjusted cash flow performance targets were exceeded. As scored by the Compensation Committee, EPS was $0.74 resulting in a score of 200%; net sales was $3,626.9 million resulting in a score of 200% and adjusted cash flow was $167.2 million resulting in a score of 197.33%. In total, these results culminated in a total corporate performance score exceeding target at 199.2%. The following graphs illustrate the actual scores associated with achieving the fiscal 2009 corporate performance objectives compared to the established threshold, target and maximum goals:

Corporate Objective Scores

Overall, these corporate performance objective scores reflect Company performance for fiscal 2009:

•	EPS and net sales results significantly exceeded the Company’s guidance for fiscal 2009 and also significantly exceeded the Company’s target corporate performance objectives for fiscal 2009, which were established at levels higher and more difficult to achieve than those reflected in guidance. Adjusted cash flow, while down year-over-year, was in the upper-end of the Company’s guidance for fiscal 2009.

•	Fiscal 2009 EPS performance reflected pricing of over three times fiscal 2008 levels as well as productivity savings of approximately $70 million, which combined more than offset approximately $300 million of inflationary and other cost increases and also funded a nearly 50% increase in marketing spending. Overachievement of the fiscal 2009 EPS performance target reflected the Company’s overachievement of net sales as well as a $20 million overachievement in productivity savings.

•	Fiscal 2009 net sales performance was driven primarily by the pricing actions discussed above as well as by new product volume across both the Consumer Products and Pet Products segments of the Company, partially offset by existing volume declines in Consumer Products (primarily due to volume elasticity from pricing actions). Overachievement of the fiscal 2009 net sales target reflected overachievement of sales volumes, driven by lower-than-planned lost net sales related to pricing and better-than-planned volume in dry dog food, as well as overachievement of targeted pricing actions. The success of the pricing actions enabled the Company to begin to recoup some of the margin contraction it had experienced over the last several years due to inflationary cost pressures. While the elasticity impact (the volume decline associated with price increases) was generally consistent with the Company’s plan, lost sales due to pricing-related dislocations, such as lost distribution, were lower than planned, reflecting in part excellent in-market execution of the Company’s fiscal 2009 pricing actions.

•	Fiscal 2009 adjusted cash flow was impacted by higher cash tax payments (as compared to fiscal 2008, in which the Company had received a cash tax refund). Overachievement of the fiscal 2009 adjusted cash flow target reflected the overachievement of earnings and better-than-planned working capital, partially offset by higher-than-planned commodities futures positions at fiscal 2009 year-end used to mitigate cost volatility for fiscal 2010.

Individual Performance Objectives – Like corporate objectives, individual performance objectives are intended to challenge executives with goals that contribute to the achievement of the annual operating plan and improve Company performance. The named executive officers’ individual performance objectives reflected their areas of responsibility. Mr. Wolford’s individual objectives included goals related to innovation and new products, succession planning, investor relations and development and implementation of the Company’s accelerated growth strategy. Mr. Lommerin’s individual objectives included goals related to cost savings, innovation, new products and the delivery of fiscal 2009 goals with respect to the Company’s accelerated growth plan strategy. Mr. Meyers’ individual objectives included goals related to working capital cost improvements, debt holder and investor relations, the definition of objectives and tracking approaches for the Company’s accelerated growth strategy and the effective transition of the pet marketing division in connection with its relocation. Mr. Cole’s individual objectives included goals related to sales volume, in-market execution, customer development, sales organization development, implementation of the sales long-range plan and leadership of the Company’s accelerated growth strategy in the sales organization. Mr. Allen’s individual objectives included goals related to cost reductions in the form of budgeted savings in the supply chain function, delivery against safety targets, improved lot tracking processes and support of the Company’s innovation strategy.

In June 2009, with input from the CEO, the Committee assessed the named executive officers’ fiscal 2009 individual performance against their individual objectives. Potential scores for achievement of individual performance objectives range from 0% to 200%, with a minimum aggregate score of 75% required for the executive to receive any award. The Committee determined that all the named executive officers exceeded their aggregate individual performance objectives. As scored by the Compensation Committee, Mr. Wolford’s aggregate individual objective score was 138%; Mr. Lommerin’s was 128.75%; Mr. Meyers’ was 129.5%; Mr. Cole’s was 132%; and Mr. Allen’s was 144%.

What were the fiscal 2009 AIP Payments for the named executive officers?

The Compensation Committee determined the payout of awards under the AIP with respect to fiscal 2009. Based on weighting of the corporate and individual objective scores, the named executive officers received overall AIP scores and awards for fiscal 2009 as set forth below. For Mr. Wolford, the actual award as a percentage of base salary also reflects the impact of the $2 million maximum payment per participant under the Annual Incentive Program. If Mr. Wolford’s AIP payment for fiscal 2009 had been based solely on his overall incentive plan score, his target award as a percentage of base salary, and his base salary, his AIP payment for fiscal 2009 would have been $2,257,438 and his award as a percentage of base salary would have been 209.02%.

		Target Award	Actual Award
	Overall Annual	as a	as a
	Incentive	Percentage of	Percentage of
Name	Program Score	Base Salary	Base Salary

Richard G. Wolford	190.02%	110.00%	185.19	% (1)

Nils Lommerin	188.63%	80.00%	150.90%

David L. Meyers	188.74%	70.00%	132.12%

Timothy A. Cole	189.12%	70.00%	132.38%

David W. Allen	182.64%	62.50%	114.15%

(1)	For Mr. Wolford, the Actual Award as a Percentage of Base Salary is not equal to the Overall Annual Incentive Program Score multiplied by the Target Award as a Percentage of Base Salary due to the application of the $2 million maximum payment to any individual participant under the Annual Incentive Program.

The dollar amounts of the actual AIP awards to the named executive officers for fiscal 2009 are reported in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table.

How were the fiscal 2009 amounts of long-term incentive awards determined?

After a review of competitive long-term incentive market practice trends, the Committee determined that equity awards for the named executive officers would be split between stock options, performance accelerated restricted stock units (PARS), and performance share units. The targeted value mix of these three types of awards in fiscal 2009 was: 50% stock options, 20% PARS, and 30% performance share units. The Committee believes this mix of options, PARS and performance share units provides a balanced risk and reward structure, with various time horizons and an emphasis on performance. The inclusion of PARS in the mix recognizes the retention aspects of long-term incentives. In general this mix is consistent with those of the Company’s compensation comparator group. However, the Company weights its mix a little heavier with options, which are more linked to stock price and thus shareholder returns, and de-emphasizes PARS which ultimately are time-based and convey some value to executives even if objectives are not achieved. Overall, the Committee believes that this equity mix, with a total value targeted to provide long-term incentive award compensation above the market median (50th to 75th percentile), serves to further align the goals of management with those of our stockholders and reinforce the principles of pay for performance. Importantly, the Company must achieve performance above the median of the RTSR performance comparator group in order for our named executive officers to achieve this targeted level of long-term incentive compensation.

In determining the grant size of the Company’s option, PARS and performance share unit awards, the Committee also considered each named executive officer’s level of responsibility and individual performance, impact, potential, and existing awards, in addition to long-term incentives available at our peer companies. In fiscal 2009, each of the named executive officers received an equity grant of options, PARS and performance share unit awards sized to reflect the above factors. Equity grants for the named executive officers in fiscal 2009 are listed in the table under “Fiscal 2009 Grants of Plan-Based Awards.” The expenses recognized in fiscal 2009 for financial reporting purposes in connection with these and prior years’ awards are reported in the Stock Awards and Option Awards columns in the Summary Compensation Table.

The Compensation Committee did not make any changes in fiscal 2009 to the structure of our option grants, which continue to provide four-year vesting in equal annual installments and have ten-year terms. Likewise our PARS grants continue to provide for five-year cliff vesting with an opportunity to accelerate vesting at the end of the fiscal year of the third or fourth anniversary of the date of grant upon the achievement of established RTSR targets. The fiscal 2009 performance share unit awards provide cliff vesting or forfeiture upon the filing of the Company’s Annual Report on Form 10-K for fiscal 2012, depending on Del Monte’s achievement over the three-year performance period of fiscal 2010 through fiscal 2012 of pre-established RTSR targets. Importantly, since the Committee targets long-term equity incentive awards above the market median (50th – 75th percentile), the Company must perform above the median RTSR (at or greater than 62.5th percentile of the RTSR performance comparator group) in order for the performance share units to vest at or above the target level. The performance share units are forfeited in their entirety if the Company’s RTSR is less than the 50th percentile of RTSR performance comparator group.

We measure the possible acceleration of our fiscal 2009 PARS and the achievement of the related RTSR targets in connection with our performance share units against a group of 22 comparable companies in our business sector, the RTSR comparator companies, that were the packaged food and agribusiness companies covered by Merrill Lynch. The Committee established a RTSR performance comparator group that is different than the compensation comparator group used for comparing total direct compensation because it believes that the RTSR performance comparator group represents a more appropriate sector with whom the Company competes for investment capital (rather than talent) and will provide a more consistent and reasonable comparison of relative stock price performance over a defined period of time. The RTSR performance comparator group companies have more comparable business characteristics and, generally, are affected by similar macro-economic and industry factors that influence stock price performance. In contrast, the compensation comparator group includes branded consumer product companies (that may not necessarily be food products companies) within a reasonable size range that are intended to provide an acceptable comparison for market pay practices and to represent the type of company to or from which our executive talent may be sourced. Our fiscal 2009 RTSR comparator companies, 9 of which are also included in our compensation comparator group, are listed below:

• Archer-Daniels-Midland Company	• General Mills, Inc.	• McCormick & Company, Incorporated
• Bunge Limited	• H.J. Heinz Company	• Pilgrim’s Pride Corporation
• Campbell Soup Company	• Hershey Company	• Sara Lee Corporation
• ConAgra Foods, Inc.	• Hormel Foods Corporation	• Smithfield Foods, Inc.
• Dean Foods Company	• J.M. Smucker Company	• Tyson Foods, Inc.
• Diamond Foods, Inc.*	• Kellogg Company	• WM. Wrigley Jr. Company
• Flowers Foods, Inc.	• Kraft Foods Inc.
• Fresh Del Monte Produce Inc.	• Lance, Inc.*

*	Diamond Foods, Inc. and Lance, Inc. were added to the RTSR performance comparator group for fiscal 2009.

The Committee determines whether RTSR performance targets are achieved as of the relevant measurement date and retains the discretion regarding how to calculate RTSR in the event any of the RTSR performance comparator group companies cease to be publicly traded, such as WM. Wrigley Jr. Company.

RTSR-based performance share units were first granted in fiscal 2008. None have vested to date as the performance period is three years long.

Have previously granted long-term incentive awards yielded targeted compensation levels?

Performance share units that vest based on return on invested capital (ROIC) targets were granted in fiscal 2005, fiscal 2006 and fiscal 2007. None have vested yet as the ROIC targets on the relevant vesting dates have not been achieved. Furthermore, Del Monte no longer records expense in connection with any of the ROIC-based performance share unit awards because we have concluded that the various ROIC targets are unlikely to be achieved. While we are disappointed with these results (which have resulted in actual long-term incentive compensation below targeted levels), the outcome is consistent with the Committee’s long-term equity incentive award philosophy that emphasizes pay for performance and therefore puts compensation at risk.

All employees with fiscal 2005, fiscal 2006 or fiscal 2007 ROIC-based performance share unit awards, including each of the named executive officers, forfeited the portion of their previously granted performance share unit awards relating to fiscal 2009 ROIC targets. As anticipated, the fiscal 2009 ROIC targets for the fiscal 2005, fiscal 2006 and fiscal 2007 performance share unit grants were not achieved and consequently the remaining 50% of the fiscal 2005 grant and 25% of each of the fiscal 2006 and fiscal 2007 grants were permanently forfeited upon the filing in fiscal 2010 of the Company’s Annual Report on Form 10-K for fiscal 2009. Because the Company no longer records expense in connection with these awards as described above, the forfeitures did not impact amounts reflected in the Summary Compensation Table. These forfeited performance share units had an original aggregate fair value as follows:

	Original Fair Market Value of Performance Share Units Forfeited
	Relating to Fiscal	Relating to Fiscal	Relating to Fiscal
	2005 Performance	2006 Performance	2007 Performance
Name	Share Unit Grant	Share Unit Grant	Share Unit Grant	Total

Richard G. Wolford	$669,834	$387,840	$383,261	$1,440,935

Nils Lommerin	152,110	78,592	77,280	307,982

David L. Meyers	168,182	86,016	83,318	337,516

Timothy A. Cole	103,320	46,080	59,409	208,809

David W. Allen	-	-	29,705	29,705

What is Del Monte’s process regarding the timing of stock option grants?

The Committee generally grants stock options to current executive officers and key employees annually at the time of the Annual Meeting of Stockholders. The exercise price of all options is the fair market value of our common stock on the grant date, determined in accordance with our equity incentive plan to be the average of the high and low prices of our common stock on the New York Stock Exchange on such date. In addition to the annual long-term incentive awards, the Committee typically awards “new hire” option grants to executive officers. The Committee typically grants options to newly-hired executive officers effective concurrent with their start date, with an exercise price equal to the fair market value of our common stock as determined above. For administrative purposes, the Committee may approve a new-hire grant in advance of the anticipated start date that is effective on the new executive’s start date. In fiscal 2009, there were no “new hire” grants made to any named executive officer. Option grants to newly-hired vice presidents and key employees who are not executive officers generally occur on the first day of the fiscal quarter subsequent to their start dates. Our CEO approves these grants pursuant to authority delegated by the Committee within specified guidelines. Option grants are made on the above-described schedule without regard to announcements or anticipated announcements of corporate events or any other material non-public information. The Committee believes that these practices for granting options provide for regular, predictable periods of option grants and are consistent with its compensation philosophy and principles.

How were fiscal 2009 perquisite allowances determined?

Del Monte’s perquisite cash allowance plan for executive officers was established in fiscal 2005 with specific annual, cash allowance tiers based on an executive’s level in the Company. The Committee continues to administer the perquisite plan pursuant to the allowance tiers established in 2005. Accordingly, in fiscal 2009, the named executive officers received annual cash perquisite allowances in the following amounts:

• CEO	$42,000

• COO/CFO/EVP	$36,000

• SVP	$30,000

In July 2008, the Committee reviewed the tier levels of the perquisite plan and determined that no change to any named executive officer’s allowance was warranted.

In addition to the cash allowances described above, the Company provides supplemental group health care benefits to the CEO and CFO and their covered dependents through its Executive Medical Reimbursement Plan (EMRP). The EMRP originally was implemented by a predecessor parent company for key executives. In fiscal 2009, the payments by the Company associated with the EMRP benefit amounted to $45,360 and are reflected in the Summary Compensation Table as All Other Compensation.

Our executives received certain benefits that are deemed to be taxable income to the individuals by the IRS. When we believe that such income is incurred for purposes more properly characterized as Company business than personal benefit, we provide further payments to the executives to reimburse the cost of the inclusion of such item in the executives’ taxable income. Most often, these tax gross-up payments are provided for travel by a family member or other personal guest of an executive to attend a meeting or function in furtherance of Company business, such as annual sales meetings or Grocery Manufacturers Association meetings where spouses or other guests are invited or expected to attend.

Why does Del Monte provide supplemental retirement and deferred compensation benefits to its executives?

In addition to qualified plan retirement benefits, executive officers also are eligible to participate in nonqualified excess and supplemental executive retirement programs, as well as deferred compensation plans – specifically, the Additional Benefits Plan, SERP and AIP Deferred Compensation Plan. As described above in

“Components of Executive Compensation,” these executive retirement benefits, taken together, are intended to be competitive with market practice. In order to attract and retain employees, the Compensation Committee believes it is important to provide employees with some level of income replacement during retirement. In adopting benefits, the Committee determined that it would provide executives with a value of benefits closer to its total compensation philosophy of paying at the 50th percentile among our compensation comparator group. The Committee further believes that such supplemental retirement benefits are an important incentive to retain and attract experienced executive talent.

The Committee is currently evaluating Del Monte’s deferred compensation benefits. With respect to fiscal 2009, the AIP Deferred Compensation Plan allowed executives to defer all or part of their AIP award, which deferred amount was converted into deferred stock units and resulted in a 25% Company match (subject to a three-year vesting schedule) also in the form of deferred stock units. While the Committee previously focused on this Plan as reinforcing our compensation principle of encouraging and facilitating stock ownership and aligning the long-term interests of executives with stockholders, the Committee is re-evaluating the Plan in light of market practices and the impact of the AIP Deferred Compensation Plan on the shares available for grant under Del Monte’s 2002 Stock Incentive Plan. The Committee expects that any amended and restated AIP Deferred Compensation Plan, or any new deferred compensation plan, would not include the 25% Company match. No executives are enrolled in the AIP Deferred Compensation Plan for fiscal 2010. If a new deferred compensation plan is adopted, deferrals of fiscal 2010 compensation may still be feasible.

The Additional Benefits Plan is discussed in detail under “Fiscal 2009 Pension Benefits – Narrative Discussion of Plans Reflected in Fiscal 2009 Pension Benefits Table” and “Fiscal 2009 Nonqualified Deferred Compensation – Narrative Discussion of Plans Reflected in Fiscal 2009 Nonqualified Deferred Compensation Table.” The SERP is discussed further under “Fiscal 2009 Pension Benefits – Narrative Discussion of Plans Reflected in Fiscal 2009 Pension Benefits Table.” The AIP Deferred Compensation Plan is discussed further under “Fiscal 2009 Nonqualified Deferred Compensation – Narrative Discussion of Plans Reflected in Fiscal 2009 Nonqualified Deferred Compensation Table.”

How are severance and change-of-control benefits for executives determined?

As described more fully in “Potential Payments upon Employment Termination and Change-of-Control Events,” our named executive officers are entitled to certain benefits in the event of an employment termination or change in control of the Company pursuant to the terms of their respective employment agreements or the Executive Severance Plan and the Company’s annual and long-term incentive plans. The severance benefits offered to our named executive officers serve our overall compensation objectives by providing a total competitive compensation package that assists in recruiting and retaining executive officers. Likewise, our change-of-control benefits are expected to align executive efforts and stockholder interests by retaining key executives as needed during any transition period.

For our named executive officers, our change-of-control benefits include a gross-up payment in connection with Internal Revenue Code Section 280G (referred to as the 280G gross-up). The 280G tax on “excess parachute payments” is assessed, in part, based on Form W-2 income over the five year period (or lesser period if the executive officer has not been employed with the employer for a full five years) preceding a termination in connection with a change-of-control. Thus, the amount of tax imposed varies depending on factors such as whether the executive officer elected to defer compensation or to exercise stock options and how long the executive officer has been employed with the Company. The 280G gross-up payments are intended to make certain that the payments and benefits actually received by our executives, net of tax, are consistent with our compensation decisions and do not vary arbitrarily due to the operation of the tax rules. For these reasons, we believe that the provision of the 280G gross-up payments for our executives, including the named executive officers, has been appropriate. The Company periodically reviews its severance and change in control policies in light of evolving market practices. In July 2009, the Company amended the Executive Severance Plan to eliminate 280G gross-up for all employees who become subject to the plan after

September 24, 2008 (the date of Del Monte’s 2008 Annual Meeting of Stockholders), unless such employee was party to an employment agreement on September 24, 2008 that provided for a 280G gross-up.

Del Monte currently has employment agreements with nine executive officers, including four of the named executive officers, that define elements of their compensation, severance and change-of-control benefits. The terms of these agreements vary depending upon when the named executive officer was hired. Currently it is our policy not to enter into employment agreements with newly-hired or promoted executive officers and to only provide severance benefits as set forth in our Executive Severance Plan. Accordingly, Mr. Allen, who joined Del Monte in June 2006, does not have an employment agreement.

Other Executive Compensation Matters

Are executives subject to any stock ownership guidelines?

Yes. Consistent with Del Monte’s commitment to aligning the interests of its executives and stockholders, the Compensation Committee maintains stock ownership guidelines for executive officers. Pursuant to these guidelines, executives are encouraged, within five years of adoption of the guidelines or their subsequent date of hire or promotion to an executive position, to own shares of Del Monte common stock generally equal in value to a multiple of their annual base salary depending on such executive’s level in the Company. In light of Mr. Lommerin’s promotion to COO in January 2008, the Committee reviewed the guidelines in July 2008 and increased Mr. Lommerin’s ownership target based on his promotion and increased responsibilities. The executive officer stock ownership guidelines, as applicable to the named executive officers, are as follows:

• CEO	Five times annual base salary in effect on July 1, 2004

• COO	Three times annual base salary in effect on January 1, 2008

• CFO	Three times annual base salary in effect on July 1, 2004

• EVP, Sales	One times annual base salary in effect on September 6, 2004

• SVP, Operations and Supply Chain	One times annual base salary in effect on June 5, 2006

The target compliance dates for the named executive officers based on their current positions will occur in 2009, 2011, and 2013. These guidelines also encourage executives to hold shares acquired upon exercise of stock options or vesting of restricted stock units, equal to the profit (net of taxes), for one year after such exercise or vesting. The Compensation Committee may in the future consider an executive’s achievement of the guideline stock ownership targets in its award of further equity grants.

What is Del Monte’s policy on “clawback” or recovery of compensation?

In September 2008, the Committee amended various award agreements and administrative documents in order to implement a policy to recover equity and incentive-based compensation from Section 16 Officers of the Company, including the named executive officers, if the Company restates any financial report that, due to such officers’ misconduct, was materially noncompliant with federal securities laws when filed. The Committee also retained the discretion to determine whether any portion of the AIP payments and/or equity awards or profits of the Section 16 Officers who did not engage in the misconduct resulting in a restatement should be subject to repayment in order to prevent unjust enrichment. The Company’s 2002 Stock Incentive Plan and Annual Incentive Plan, each as amended and restated and presented to stockholders for approval in Proposals 3 and 4, respectively, incorporate the foregoing clawback provisions, embedding them as an integral part of the Plans.

What is Del Monte’s policy on Internal Revenue Code Section 162(m)?

The Company’s ability to deduct compensation it pays to each named executive officer is generally limited, under Section 162(m) of the Internal Revenue Code, to $1 million annually. However, compensation above $1 million may be deducted if it meets certain technical requirements to be classified as “performance-based compensation.” Awards under the AIP for fiscal 2009 were payable under the Company’s stockholder-approved 2002 Stock Incentive Plan and generally satisfy the requirements to be classified as “performance-based” compensation. The AIP provides the Compensation Committee with the flexibility to establish individual objectives that, while specific and important to Company performance, may not qualify as performance-based for purposes of Section 162(m). Additionally, as noted above, the AIP permits the Committee to consider unique contributions, which by their nature also do not qualify as performance based for purposes of Section 162(m). Accordingly, for fiscal 2009, the portion of the AIP payment relating to individual objectives generally does not qualify as performance-based compensation under Section 162(m) in light of the individual objectives established and the manner in which unique contributions could impact the individual objectives achievement score and therefore the award.

In light of recent revenue guidance from the IRS regarding Section 162(m), the Board of Directors (upon the approval and recommendation of the Compensation Committee) and Mr. Wolford amended his employment agreement in July 2009 in order to preserve the treatment of Mr. Wolford’s AIP payment, as applicable, as performance-based compensation. The amendment to Mr. Wolford’s employment agreement clarified that in certain termination scenarios Mr. Wolford’s AIP payment for the current year period would be adjusted for performance in addition to being pro-rated for time.

Stock options and certain other awards, such as the performance share units granted in fiscal 2009, generally qualify as performance-based compensation. While the performance accelerated restricted stock (PARS) unit grants have a performance element, they generally do not qualify as performance-based compensation under Section 162(m).

The Committee’s policy with respect to Section 162(m) seeks to balance the interests of the Company in maintaining flexible incentive plans and how the Company benefits from the compensation package paid to any executive officer against the possible loss of a tax deduction relating to such compensation and the Company’s obligations under binding employment agreements with its executives. Accordingly, the Committee has authorized, and will continue to retain the authority to authorize, payments that may not be deductible if the Committee believes that they are in the Company’s best interests.

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed the materials under the caption “Compensation Discussion and Analysis” included in this proxy statement with the management of Del Monte. Based on such review and discussion, the Compensation Committee has recommended to the Board of Directors that such Compensation Discussion and Analysis be included in this proxy statement and in Del Monte’s Annual Report on Form 10-K for the fiscal year ended May 3, 2009.

The Compensation Committee

Samuel H. Armacost, Chairman
Terence D. Martin
David R. Williams

The foregoing Report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Summary Compensation Table

The following table sets forth compensation paid by Del Monte for the fiscal years indicated to:

•	the individual who served as its Chief Executive Officer throughout fiscal 2009;

•	the individual who served as its Chief Financial Officer throughout fiscal 2009; and

•	each of the three other most highly compensated executive officers of Del Monte as of the end of fiscal 2009.

These five individuals are collectively referred to as the “named executive officers.”

						Change in
						Pension Value
						and
						Nonqualified
					Non-Equity	Deferred
				Option	Incentive Plan	Compensation	All Other
		Salary	Stock Awards	Awards	Compensation	Earnings	Compensation
Name and Principal Position (1)	Year	($)	($) (4)	($)(5)	($)	($)	($) (6)	Total ($)

Richard G. Wolford	2009	$1,122,000	$979,452	$2,323,174	$2,000,000	$836,628	$62,953	$7,324,207
Chairman of the Board, President	2008	1,105,333	7,632	2,743,061	1,225,000	739,962	62,067	5,883,055
and Chief Executive Officer (2)	2007	1,058,667	1,164,770	3,390,118	1,300,000	475,253	52,273	7,441,081

David L. Meyers	2009	555,000	239,482	527,144	685,708	311,900	43,078	2,362,312
Executive Vice President,	2008	536,333	(2,444)	635,015	370,170	322,135	39,110	1,900,319
Administration and Chief Financial Officer	2007	516,667	250,954	913,351	383,183	242,188	31,623	2,337,966

Nils Lommerin	2009	624,334	308,377	540,341	887,827	7,292	19,363	2,387,534
Chief Operating Officer	2008	538,667	34,563	573,667	397,640	37,347	16,442	1,598,326
	2007	490,000	251,364	689,113	365,102	55,797	14,944	1,866,320

Timothy A. Cole	2009	479,000	158,199	337,077	586,459	49,325	15,255	1,625,315
Executive Vice President, Sales	2008	458,667	(14,163)	318,817	319,587	67,731	15,045	1,165,684
	2007	434,333	127,072	234,432	315,282	61,514	14,458	1,187,091

David W. Allen	2009	413,333	94,641	530,740	437,573	31,092	11,583	1,518,962
Senior Vice President, Operations	2008	394,000	8,617	462,651	255,127	69,665	9,730	1,199,790
and Supply Chain (3)	2007	347,685	26,572	366,489	237,852	-	915	979,513

(1)  Reflects principal positions held as of May 3, 2009.

(2)	Mr. Wolford serves both as an executive officer of Del Monte (as President and Chief Executive Officer) and as the Chairman of our Board of Directors. He does not receive any incremental compensation for his service as a director of Del Monte.

(3)	Mr. Allen joined Del Monte on June 5, 2006 (during fiscal 2007).

(4)	For all stock awards (other than the relative total shareholder return (RTSR) based performance share units), Del Monte calculates the fair value of such stock awards under FAS 123R by multiplying the average of the high and low price of Del Monte’s common stock on the date of grant by the number of shares subject to such stock award. Del Monte assumes zero anticipated forfeitures in connection with valuing such stock awards for purposes of FAS 123R. For the relative total shareholder return (RTSR) based performance share units, Del Monte follows a similar valuation method based on a model that considers the estimated probabilities of possible outcomes, but assumes vesting at threshold and forfeiture of the remainder. In addition, for stock awards that are not credited with dividends during the vesting period (such as performance accelerated restricted stock units (PARS) and performance share units), Del Monte reduces the value of the stock award by the present value of the expected dividend stream during the vesting period using the risk-free interest rate in accordance with FAS 123R. Accordingly, to the extent holders of stock awards are entitled to dividends during the vesting period, dividends are factored into the FAS 123R fair value of the stock awards.

Although certain performance share units were forfeited in fiscal 2009, such forfeitures did not impact amounts reported as Stock Awards for fiscal 2009. For a discussion of forfeitures during fiscal 2009, see “Narrative Discussion of Summary Compensation Table – Stock Awards – Forfeitures” below.

In fiscal 2008, Del Monte reversed expense previously recognized in connection with the fiscal 2006 and fiscal 2007 performance share unit grants, which impacted the amounts reported as Stock Awards for fiscal 2008. For a discussion of such reversal and its impact on Stock Award amounts reported in the Summary Compensation Table for fiscal 2008, see “Narrative Discussion of Summary Compensation Table – Stock Awards – Reversal of Expense Impacting Fiscal 2008” below.

(5)	The amounts reported as Option Awards reflect the dollar amounts recognized for financial reporting purposes in accordance with FAS 123R for the applicable fiscal year but without giving effect to anticipated forfeitures, and may include amounts relating to awards made in prior years.

The table below presents the material stock option valuation assumptions for options granted on the dates indicated. Option grants on such dates represent all options granted to the named executive officers with respect to which Del Monte incurred expense under FAS 123R in fiscal 2009, 2008 and 2007.

Fiscal Year				Risk-free	Expected
Impacted by		Dividend	Expected	interest	Life
Grant	Grant Date	Yield	Volatility	rate	(in years)

FY 07	9/12/2002	0%	36.4%	3.5%	7.0
FY 07	10/7/2002	0%	37.1%	3.3%	7.0
FY 07	3/12/2003	0%	36.4%	3.5%	7.0
FY 07	4/8/2003	0%	36.4%	3.5%	7.0
FY 07 & FY 08	9/12/2003	0%	34.9%	3.7%	7.0
FY 07, FY 08, & FY 09	9/22/2004	0%	32.0%	3.6%	7.0
FY 07, FY 08, & FY 09	9/29/2005	0.9%	29.6%	4.2%	7.0
FY 07, FY 08, & FY 09	6/5/2006	1.4%	31.0%	5.0%	7.0
FY 07, FY 08, & FY 09	9/21/2006	1.4%	30.6%	4.6%	7.0
FY 08 & FY 09	9/27/2007	1.4%	26.4%	4.4%	7.0
FY 09	9/25/2008	1.8%	26.2%	3.2%	6.0

For additional information regarding our calculation of the FAS 123R grant date fair value of options granted in fiscal 2009, see “Note 10 – Stock Plans” in the Notes to the Consolidated Financial Statements included in Del Monte’s Annual Report on Form 10-K for fiscal 2009.

(6)	For identification and quantification of amounts reported as “All Other Compensation,” see “Narrative Discussion of Summary Compensation Table – All Other Compensation” below.

Narrative Discussion of Summary Compensation Table

Salary

As discussed in “Compensation Discussion and Analysis,” the Compensation Committee generally reviews executive officer salaries in September. Any adjustments made by the Committee at that time are typically implemented effective September 1. Accordingly, for Messrs. Wolford, Meyers, Cole, and Allen, salary for fiscal 2009 reflects approximately four months compensation at the salary level established in September 2007 and eight months compensation at the salary level established in September 2008. Mr. Lommerin was appointed Chief Operating Officer in January 2008 and in connection with this appointment received an increase in base salary effective January 1, 2008. Accordingly, for Mr. Lommerin, salary for fiscal 2009 reflects approximately four months compensation at the salary level established in January 2008 and eight months compensation at the salary level established in September 2008.

The amounts reported as salary include cash allowances that were paid in lieu of discontinued in-kind perquisites. In fiscal 2009, the cash allowance for Mr. Wolford was $42,000; the cash allowance for each of Messrs. Meyers, Lommerin and Cole was $36,000; and the cash allowance for Mr. Allen was $30,000. The Company does not consider such cash allowances as eligible salary for purposes of the Del Monte Foods Company Annual Incentive Program or similar plans.

Stock Awards

Stock Awards include performance accelerated restricted stock units (PARS), performance share units and deferred stock units issued as Company matching payments pursuant to the Del Monte Corporation AIP Deferred Compensation Plan with respect to the deferral of fiscal 2008 or earlier annual incentive award payments, in each case to the extent the Company recognized expense during fiscal 2009. Del Monte did not recognize any expense with respect to the Company matching payments relating to the deferral of fiscal 2009 annual incentive award payments until fiscal 2010. See “– Non-Equity Incentive Plan Compensation” below for information regarding these deferred stock units.

In fiscal 2009, Del Monte recognized expense in connection with:

•	PARS granted in fiscal 2004, 2006, 2007, 2008 and 2009;

•	RTSR-based performance share units granted in fiscal 2008 and 2009; and

•	deferred stock units granted as matching payments in fiscal 2007, 2008 and 2009.

Although long-term incentive awards are typically granted in September, performance share unit awards in fiscal 2008 were made in April, at the end of the fiscal year, after the Compensation Committee completed its analysis regarding changing to relative total shareholder return (RTSR) as a performance metric (rather than return on invested capital (ROIC), which had been used as the performance metric for performance share units prior to fiscal 2008). Because the grant was made at the end of the fiscal year, the amounts reported as Stock Awards for fiscal 2008 do not include expense in connection with the fiscal 2008 performance share unit awards.

Forfeitures. In fiscal 2009, upon the filing of the Company’s Annual Report on Form 10-K for fiscal 2008, 25% of the original fiscal 2005 performance share unit grant was forfeited because the fiscal 2008 ROIC performance target associated with that grant was not achieved. Additionally, 25% of the fiscal 2006 performance share unit grant was forfeited because the fiscal 2008 ROIC performance target associated with that grant also was not achieved. During fiscal 2006, Del Monte concluded that the ROIC targets established in connection with the fiscal 2005 performance share unit grants were unlikely to be achieved and, accordingly, stopped recording expense and reversed all prior expense recognized in connection with such award. During fiscal 2008, Del Monte concluded that the ROIC targets established in connection with the fiscal 2006 and fiscal 2007 performance share unit grants were unlikely to be achieved, and accordingly, stopped recording expense and reversed all prior expense recognized in connection with such awards. Consequently, the forfeitures in fiscal 2009 of portions of the fiscal 2005 and fiscal 2006 performance share unit grants did not impact the Stock Awards amounts reflected in the Summary Compensation Table for fiscal 2009. The forfeited performance shares units were as follows:

	Shares Subject to	Shares Subject to
	Fiscal 2005 Performance	Fiscal 2006 Performance
	Share Grants Forfeited	Share Grants Forfeited
Name	in Fiscal 2009	in Fiscal 2009	Total

Richard G. Wolford	29,750	37,875	67,625

David L. Meyers	7,325	8,400	15,725

Nils Lommerin	6,625	7,675	14,300

Timothy A. Cole	4,500	4,500	9,000

David W. Allen	-	-	-

The fiscal 2009 ROIC performance targets for the fiscal 2005, fiscal 2006 and fiscal 2007 performance share unit grants were not achieved, resulting in additional forfeitures of performance share units in fiscal 2010 upon the filing of the Company’s Annual Report on Form 10-K for fiscal 2009. For additional information regarding these forfeitures, see “Compensation Discussion and Analysis – Have previously granted long-term incentive awards yielded targeted compensation levels?”

Reversal of Expense Impacting Fiscal 2008. As discussed above, during fiscal 2008, Del Monte stopped recording expense and reversed all prior expense recognized in connection with fiscal 2006 and fiscal 2007 performance share unit grants. In accordance with SEC instructions, the reversed amount of the expense incurred in fiscal 2007 and previously reported in the Summary Compensation Table was reflected as a deduction in calculating the fiscal 2008 Stock Award amounts reflected in the Summary Compensation Table for fiscal 2008.

	Prior Year FAS123R Expense Reversed in Fiscal 2008
	Relating to Fiscal 2006 and Fiscal 2007 Performance Share Grants
		Not Reflected in 2008	Reflected in 2008
		Stock Awards Amount in	Stock Awards Amount in
	Total	Summary	Summary
Name	Expense Reversed	Compensation Table	Compensation Table

Richard G. Wolford	($907,791)	($250,304)	($657,487)

David L. Meyers	(200,314)	(55,513)	(144,801)

Nils Lommerin	(183,723)	(50,722)	(133,001)

Timothy A. Cole	(116,245)	(29,739)	(86,506)

David W. Allen	(17,961)	-	(17,961)

Option Awards

Due to the standard four-year vesting term of stock option grants, Del Monte recognized expense in fiscal 2009 in connection with options granted in:

•	fiscal 2005;

•	fiscal 2006;

•	fiscal 2007;

•	fiscal 2008; and

•	fiscal 2009.

All options granted to our named executive officers that generated expense in fiscal 2009 have exercise prices in excess of $7.68, the closing price of Del Monte’s common stock on May 1, 2009 (the last business day of fiscal 2009).

Non-Equity Incentive Plan Compensation

The amounts reported reflect annual incentive awards earned under the Del Monte Foods Company Annual Incentive Program (which was implemented under the Del Monte Foods Company 2002 Stock Incentive Plan), including amounts deferred at the election of the named executive officer pursuant to the Del Monte Corporation AIP Deferred Compensation Plan. For information regarding the Del Monte Foods Company Annual Incentive Program and amounts earned thereunder by the named executive officers for fiscal 2009, see “Compensation Discussion and Analysis— Components of Executive Compensation – How were the fiscal 2009 cash annual incentive awards determined?” and “– What were the fiscal 2009 AIP Payments for the named executive officers?”

Deferral of Non-Equity Incentive Plan Compensation. The following persons elected to defer all or a portion of their annual incentive awards, which were reported as Non-Equity Incentive Plan Compensation in the Summary Compensation Table for fiscal 2009, 2008 or 2007:

				Deferred Stock
				Units Issued with
				respect to Amount
	Fiscal	% of Award	$ Amount	Deferred by
Name	Year	Deferred	Deferred	Executive (1)

Richard G. Wolford	2009	0%	$-	-
	2008	0%	-	-
	2007	15%	195,000	15,726

David L. Meyers	2009	100%	685,708	73,456
	2008	100%	370,170	53,571
	2007	0%	-	-

Nils Lommerin	2009	100%	887,827	95,108
	2008	100%	397,640	57,546
	2007	100%	365,102	29,444

Timothy A. Cole	2009	40%	234,583	25,130
	2008	40%	127,835	18,500
	2007	30%	94,585	7,628

David W. Allen	2009	60%	262,544	28,125
	2008	60%	153,076	22,153
	2007	0%	-	-

(1)	Amounts deferred are converted to fully vested deferred stock units based on the average of the high and low price of Del Monte’s common stock on the date Annual Incentive Program payments are otherwise made (typically in late June/early July, after the completion of Del Monte’s fiscal year). The Annual Incentive Program payments for fiscal 2009 were made on June 30, 2009 (in fiscal 2010).

Del Monte matches 25% of the amounts deferred, in the form of deferred stock units that vest over three years from issuance. The foregoing table does not include deferred stock units issued on:

•	June 30, 2009 (in fiscal 2010) as Company matching payments with respect to the deferral of fiscal 2009 Annual Incentive Program payments;

•	July 3, 2008 (in fiscal 2009) as Company matching payments with respect to the deferral of fiscal 2008 Annual Incentive Plan payments; or

•	July 6, 2007 (in fiscal 2008) as Company matching payments with respect to the deferral of fiscal 2007 Annual Incentive Plan payments.

The deferred stock units issued in fiscal 2010 as Company matching payments with respect to the deferral of fiscal 2009 Annual Incentive Program payments are as follows:

Deferred Stock Units Issued in
Fiscal 2010
with respect to the
Del Monte 25%
Matching Contribution under
the AIP Deferred
Name	Compensation Plan

Richard G. Wolford	-

David L. Meyers	18,364

Nils Lommerin	23,777

Timothy A. Cole	6,283

David W. Allen	7,032

There was no expense recognized in fiscal 2009 with respect to the above deferred stock units issued as Company matching payments because such units were issued in fiscal 2010. The expense associated with these deferred stock units will be reported in future proxy statements in the Stock Awards column in the Summary Compensation Table as recognized over the three-year vesting period.

The expense recognized in fiscal 2009 with respect to deferred stock units issued as matching payments in fiscal 2009, 2008 and 2007 (relating to the deferral of fiscal 2008, 2007 and 2006 Annual Incentive Plan payments, respectively) is reflected in the Stock Awards amounts for fiscal 2009 in the Summary Compensation Table.

For additional information regarding the Del Monte Corporation AIP Deferred Compensation Plan, see “Fiscal 2009 Nonqualified Deferred Compensation – Narrative Discussion of Plans Reflected in Fiscal 2009 Nonqualified Deferred Compensation Table – Del Monte Corporation AIP Deferred Compensation Plan.”

Change in Pension Value and Nonqualified Deferred Compensation Earnings

There were no above-market or preferential earnings on nonqualified deferred compensation. Accordingly, all amounts reported reflect solely the change in the actuarial pension value under:

•	the Del Monte Corporation Retirement Plan for Salaried Employees;

•	the portion of the Del Monte Corporation Additional Benefits Plan that relates to the Del Monte Corporation Retirement Plan for Salaried Employees; and

•	the Del Monte Corporation Supplemental Executive Retirement Plan.

Generally, the change in actuarial pension value reflects the difference between the actuarial present value of accumulated benefits at the end of the fiscal year and at the end of the prior fiscal year, based on the applicable measurement date. However, in fiscal 2009 in accordance with SFAS No. 158, “Employers’

Accounting for Defined Benefit Pension and Other Post-retirement Plans,” we moved our applicable measurement date to the end of our fiscal year (in prior fiscal years, we had used the end of March). Accordingly, the change in actuarial pension value between the end of fiscal 2008 and the end of fiscal 2009 reflects thirteen (rather than twelve) months of growth. The change in pension value reported in the Summary Compensation Table for fiscal 2009 has been annualized by pro-ration to provide comparability between fiscal years.

	Increase in Actuarial Pension
	Value between March 31,	Annualized Increase in
	2008 and	Actuarial Pension Value
Name	May 3, 2009	Reported for Fiscal 2009

Richard G. Wolford	$906,346	$836,628

David L. Meyers	337,891	311,900

Nils Lommerin	7,899	7,292

Timothy A. Cole	53,435	49,325

David W. Allen	33,683	31,092

For additional information regarding the Del Monte Corporation Retirement Plan for Salaried Employees; the portion of the Del Monte Corporation Additional Benefits Plan that relates to the Del Monte Corporation Retirement Plan for Salaried Employees; and the Del Monte Corporation Supplemental Executive Retirement Plan, see “Fiscal 2009 Pension Benefits.” For information regarding Del Monte’s nonqualified deferred compensation plans, see “Fiscal 2009 Nonqualified Deferred Compensation.”

All Other Compensation

Amounts reported in the Summary Compensation Table as All Other Compensation for fiscal 2009 include the following:

	Employer Contributions to
	Defined Contribution Plans
		Amounts
		Contributed
		under the
		Del Monte
	Company	Corporation
	Matching	Additional
	Contribution	Benefits Plan
	Pursuant to	relating to the
	the Del Monte	Del Monte			Perquisites
	Savings Plan	Savings Plan	Term Life	Tax	and Other
	(the 401(k)	(the 401(k)	Insurance	Gross-	Personal
Name	plan)	plan)	Premiums	Ups (1)	Benefits (2)

Richard G. Wolford	$7,125	$25,808	$2,549	$1,536	$25,935

David L. Meyers	6,851	8,557	1,470	-	26,200

Nils Lommerin	7,206	10,489	1,668	-	-

Timothy A. Cole	6,861	6,220	1,255	919	-

David W. Allen	6,075	4,422	1,086	-	-

(1)	Tax gross-ups were paid in connection with tax obligations associated with travel for the named executive officers’ spouses that was provided by Del Monte. Del Monte provides tax gross-ups for executive spousal travel when the travel has been approved by the Senior Vice President and Chief Human Resources Officer and when such travel is determined to have a business benefit to Del Monte. In fiscal 2009, tax gross-ups were provided in connection with spousal travel to Del Monte’s annual sales masters program.

(2)	Reflects the aggregate incremental cost of perquisites and other personal benefits provided to Messrs. Wolford and Meyers paid by Del Monte as follows:

•	$22,680 for each of Messrs. Wolford and Meyers in connection with the Del Monte Corporation Executive Medical Reimbursement Plan;

•	Limited use by Messrs. Wolford and Meyers of company season tickets to sporting events; and

•	$2,082 for Mr. Wolford in connection with spousal travel.

Perquisites and other personal benefits provided to each of the other named executive officers had an aggregate incremental value of less than $10,000 and accordingly have been omitted from the table in accordance with SEC rules.

Fiscal 2009 Grants of Plan-Based Awards

								All
								Other
								Stock		All Other
								Awards:		Option Awards:	Exercise	Grant Date
		Estimated Possible			Estimated Future Payouts			Number		Number of	or Base	Fair Value
		Payouts Under Non-Equity			Under Equity Incentive			of Shares		Securities	Price of	of Stock
		Incentive Plan Awards(1)			Plan Awards			of Stock		Underlying	Option	and
		Threshold	Target	Maximum		Target		or Units		Option	Awards	Option
Name	Grant Date	($)(2)	($)(3)	($)(4)	Threshold(5)	(#)(5)	Maximum(5)	(#)		(#)(8)	($/Sh)(9)	Awards ($)

Richard G. Wolford	9/25/2008							92,500	(7)			$650,405
	9/25/2008									745,900	$7.77	$1,469,423
	9/25/2008				77,050	154,100	231,150					$563,109
		$209,385	$1,188,000	$2,000,000
David L. Meyers	7/3/2008							13,393	(6)			$92,546
	9/25/2008							20,800	(7)			$146,253
	9/25/2008									167,800	$7.77	$330,566
	9/25/2008				17,350	34,700	52,050					$126,800
		$64,032	$363,300	$726,600
Nils Lommerin	7/3/2008							14,387	(6)			$99,414
	9/25/2008							34,700	(7)			$243,990
	9/25/2008									279,700	$7.77	$551,009
	9/25/2008				28,900	57,800	86,700					$211,212
		$82,955	$470,667	$941,334
Timothy A. Cole	7/3/2008							4,625	(6)			$31,959
	9/25/2008							18,500	(7)			$130,081
	9/25/2008									149,200	$7.77	$293,924
	9/25/2008				15,400	30,800	46,200					$112,549
		$54,655	$310,100	$620,200
David W. Allen	7/3/2008							5,539	(6)			$38,274
	9/25/2008							12,400	(7)			$87,189
	9/25/2008									100,000	$7.77	$197,000
	9/25/2008				10,350	20,700	31,050					$75,642
		$66,484	$239,583	$479,166

(1)	Reflects possible payouts of amounts that could have been earned with respect to fiscal 2009 at threshold, target and maximum levels, respectively, under the Del Monte Foods Company Annual

Incentive Program. Actual amounts earned for fiscal 2009 under the Annual Incentive Program have been reported in the Summary Compensation Table as Non-Equity Incentive Plan Compensation for fiscal 2009.

(2)	Reflects the smallest possible payout, if any payout is made, under the Del Monte Foods Company Annual Incentive Program for the fiscal year. The threshold amount reflects the amount that would have been paid under the Annual Incentive Program with respect to fiscal 2009 if:

•	EPS had been less than 80% of target, resulting in a score of zero with respect to this objective and the net sales objective;

•	adjusted cash flow had been 85% of target, resulting in a score of 25% with respect to this objective; and

•	the named executive officer had received a score of 75% with respect to his individual objectives.

The threshold amount is not a minimum amount; Annual Incentive Program awards may be zero. If Del Monte’s adjusted cash flow had been less than 85% of the target established under the Plan for fiscal 2009 (in addition to EPS less than 80% of target), none of the named executive officers would have received an award under the Del Monte Foods Company Annual Incentive Program for fiscal 2009. Additionally, if a named executive officer had received a score of less than 75% with respect to his individual objectives, such named executive officer would not have received an award for fiscal 2009.

(3)	Reflects the target payout under the Del Monte Foods Company Annual Incentive Program for fiscal 2009. The target amount reflects the amount that would have been paid under the Annual Incentive Program with respect to fiscal 2009 if:

•	EPS had been 100% of target;

•	net sales had been 100% of target;

•	adjusted cash flow had been 100% of target; and

•	the named executive officer had received a score of 100% with respect to his individual objectives.

For additional information regarding the Del Monte Foods Company Annual Incentive Program, including fiscal 2009 targets, see “Compensation Discussion and Analysis.”

(4)	Reflects the maximum possible payout under the Del Monte Foods Company Annual Incentive Program for fiscal 2009. The maximum amount reflects the amount that would have been paid under the Annual Incentive Program with respect to fiscal 2009 if:

•	EPS had been 120% of target, resulting in a score of 200% with respect to this objective;

•	net sales had been 104% of target, resulting in a score of 200% with respect to this objective;

•	adjusted cash flow had been 115% of target, resulting in a score of 200% with respect to this objective; and

•	the named executive officer had received a score of 200% with respect to his individual objectives.

200% is the maximum score that may be associated with any objective under the Del Monte Foods Company Annual Incentive Program. Accordingly, the maximum possible amount payable under the

Annual Incentive Program is double an executive’s target amount, subject to the maximum specified payout of $2 million per person that was applicable in fiscal 2009.

(5)	These performance share units vest based on Del Monte’s achievement of relative total shareholder return (RTSR) over fiscal 2010 through fiscal 2012. Del Monte’s total shareholder return over the performance period (using the first and last months of the performance period to calculate the total shareholder return) will be compared to the total shareholder return of the established comparator companies. The RTSR will be the percentile ranking of Del Monte’s total shareholder return as compared to that of its RTSR performance comparator group. Performance share units will vest (calculated as a percentage of the target award) based on relative total shareholder return as follows:

Relative Total Shareholder Return:
Company Performance	Percentage of
Percentile	Target Award Vested

≥75th percentile	150%	(Maximum)
≥68.75, but <75	125
≥62.5, but <68.75	100	(Target)
≥56.5, but <62.5	75
≥50, but <56.5	50	(Threshold)
<50	0

See “Compensation Discussion and Analysis – How were the fiscal 2009 amounts of long-term incentive awards determined?” for information regarding relative total shareholder return (RTSR) as used in connection with the fiscal 2009 performance share units.

(6)	Reflects shares of common stock subject to deferred stock units issued in fiscal 2009 as the 25% company matching payment relating to the deferral of fiscal 2008 annual incentive award payments under the Del Monte Corporation AIP Deferred Compensation Plan. The deferred stock units relating to the 25% company matching payment vest in equal annual installments over three years.

(7)	Reflects shares of common stock underlying performance accelerated restricted stock units (PARS) granted in fiscal 2009. The PARS will vest in September 2013. However, vesting will be accelerated if certain targeted levels of total shareholder return are achieved as follows:

•	If Del Monte attains a total shareholder return that meets or exceeds the 75th percentile as of the end of fiscal 2011, such PARS will vest at the end of fiscal 2011.

•	If Del Monte attains a total shareholder return that meets or exceeds the 55th percentile as of the end of fiscal 2012, such PARS will vest at the end of fiscal 2012.

Del Monte’s achievement of total shareholder return will be measured against the total shareholder returns achieved by the comparator group established by the Compensation Committee in connection with the fiscal 2009 grant of PARS.

See “Compensation Discussion and Analysis – How were the fiscal 2009 amounts of long-term incentive awards determined?” for additional information regarding the total shareholder return targets established by the Compensation Committee in connection with the fiscal 2009 PARS.

(8)	Reflects shares of common stock underlying options granted in fiscal 2009. Options generally vest at the rate of 25% annually over four years. In the event of a named executive officer’s retirement, termination without cause or (except for Mr. Allen) resignation for good reason, the vesting of a pro-rata portion of the executive’s unvested options will be accelerated. In the event of a named executive officer’s death or disability or change of control of the company, the vesting of unvested options will be accelerated in full.

(9)	The exercise price is the fair market value of Del Monte’s common stock on the grant date, determined in accordance with the Del Monte Foods Company 2002 Stock Incentive Plan to be the intraday average of the high and low price of Del Monte’s common stock on the New York Stock Exchange on such date.

Outstanding Equity Awards at Fiscal 2009 Year End

		Option Awards				Stock Awards
											Equity
									Equity		Incentive
									Incentive Plan		Plan Awards:
									Awards:		Market or
									Number of		Payout Value
		Number of	Number of						Unearned		of Unearned
		Securities	Securities			Number of		Market Value	Shares, Units		Shares, Units
		Underlying	Underlying			Shares or Units		of Shares or	or Other		or Other
		Unexercised	Unexercised	Option	Option	of Stock That		Units of Stock	Rights That		Rights That
	Option	Options (#)	Options (#)	Exercise	Expiration	Have		That Have Not	Have Not		Have Not
Name	Grant Date	Exercisable (1)	Unexercisable (1)	Price ($)	Date (2)	Not Vested (#)		Vested ($)*	Vested (#)		Vested ($)*
Richard G. Wolford	8/10/2000	189,000		$6.91	8/10/2010	90,900	(5)	$698,112	59,500	(4)	$456,960
	8/28/2001	200,000		8.87	8/28/2011	95,200	(7)	731,136	113,625	(6)	872,640
	10/7/2002	200,000		7.56	10/7/2012	78,300	(9)	601,344	158,700	(8)	1,218,816
	4/8/2003	750,000 (3)		7.37	4/8/2013	92,500	(11)	710,400	65,200	(10)	500,736
	9/12/2003	865,000		8.78	9/12/2013	1,634	(13)	12,549	77,050	(12)	591,744
	9/22/2004	881,000		10.59	9/22/2014	105	(14)	806
	9/29/2005	473,475	157,825	10.24	9/29/2015	2,621	(15)	20,129
	9/21/2006	321,750	321,750	10.37	9/21/2016	95	(16)	730
	9/27/2007	152,375	457,125	10.33	9/27/2017
	9/25/2008		745,900	7.77	9/25/2018
David L. Meyers	8/10/2000	40,800		6.91	8/10/2010	20,200	(5)	155,136	14,650	(4)	112,512
	8/28/2001	120,000		8.87	8/28/2011	20,800	(7)	159,744	25,200	(6)	193,536
	10/7/2002	120,000		7.56	10/7/2012	18,000	(9)	138,240	34,500	(8)	264,960
	4/8/2003	300,000 (3)		7.37	4/8/2013	20,800	(11)	159,744	15,000	(10)	115,200
	9/12/2003	200,000		8.78	9/12/2013	13,393	(17)	102,858	17,350	(12)	133,248
	9/22/2004	217,300		10.59	9/22/2014	230	(18)	1,766
	9/29/2005	105,000	35,000	10.24	9/29/2015
	9/21/2006	70,000	70,000	10.37	9/21/2016
	9/27/2007	35,000	105,000	10.33	9/27/2017
	9/25/2008		167,800	7.77	9/25/2018

		Option Awards				Stock Awards
											Equity
									Equity		Incentive
									Incentive Plan		Plan Awards:
									Awards:		Market or
									Number of		Payout Value
		Number of	Number of						Unearned		of Unearned
		Securities	Securities			Number of		Market Value	Shares, Units		Shares, Units
		Underlying	Underlying			Shares or Units		of Shares or	or Other		or Other
		Unexercised	Unexercised	Option	Option	of Stock That		Units of Stock	Rights That		Rights That
	Option	Options (#)	Options (#)	Exercise	Expiration	Have		That Have Not	Have Not		Have Not
Name	Grant Date	Exercisable (1)	Unexercisable (1)	Price ($)	Date (2)	Not Vested (#)		Vested ($)*	Vested (#)		Vested ($)*
Nils Lommerin	4/8/2003	150,000 (3)		7.37	4/8/2013	18,400	(5)	141,312	13,250	(4)	101,760
	9/12/2003	125,000		8.78	9/12/2013	19,300	(7)	148,224	23,025	(6)	176,832
	9/22/2004	200,000		10.59	9/22/2014	19,300	(9)	148,224	32,000	(8)	245,760
	9/29/2005	96,000	32,000	10.24	9/29/2015	34,700	(11)	266,496	16,050	(10)	123,264
	9/21/2006	65,000	65,000	10.37	9/21/2016	2,165	(13)	16,627	28,900	(12)	221,952
	9/27/2007	37,500	112,500	10.33	9/27/2017	137	(14)	1,052
	9/25/2008		279,700	7.77	9/25/2018	4,907	(15)	37,686
						177	(16)	1,359
						14,387	(17)	110,492
						247	(18)	1,897
Timothy A. Cole	9/22/2004	100,000		10.59	9/22/2014	10,800	(5)	82,944	9,000	(4)	69,120
	9/29/2005	56,250	18,750	10.24	9/29/2015	14,800	(7)	113,664	13,500	(6)	103,680
	9/21/2006	50,000	50,000	10.37	9/21/2016	12,900	(9)	99,072	24,600	(8)	188,928
	9/27/2007	25,000	75,000	10.33	9/27/2017	18,500	(11)	142,080	10,700	(10)	82,176
	9/25/2008		149,200	7.77	9/25/2018	166	(13)	1,275	15,400	(12)	118,272
						11	(14)	84
						1,271	(15)	9,761
						46	(16)	353
						4,625	(17)	35,520
						79	(18)	607
David W. Allen	6/5/2006	175,000	175,000	11.74	6/5/2016	7,400	(7)	56,832	12,300	(8)	94,464
	9/21/2006	25,000	25,000	10.37	9/21/2016	10,900	(9)	83,712	9,050	(10)	69,504
	9/27/2007	21,250	63,750	10.33	9/27/2017	12,400	(11)	95,232	10,350	(12)	79,488
	9/25/2008		100,000	7.77	9/25/2018	5,539	(17)	42,540
						95	(18)	730

*	Market value based on $7.68 per share, the closing price of Del Monte’s common stock on May 1, 2009 (the last business day of fiscal 2009).

(1)	Unless otherwise noted, options generally vest at the rate of 25% of the original grant on each of the first through fourth anniversaries of the grant date.

(2)	Options generally have a 10-year term. All or a portion of an option may expire prior to its stated expiration date in the event of the optionee’s termination of employment (other than due to death or disability).

(3)	Option vested over four years at the rate of 75% on the third anniversary of the grant date and 25% on the fourth anniversary. This option represents a special option that was granted to key employees following the acquisition of certain businesses from H.J. Heinz to encourage retention of such employees during the important post-acquisition period as well as to focus such employees on sustained value creation and alignment with stockholders.

(4)	Represents shares of common stock subject to performance share units granted in fiscal 2005. Del Monte did not achieve the fiscal 2009 target level of return on invested capital (ROIC) established in connection with this grant. Accordingly, these performance share units (equal to 50% of the original grant) were forfeited after fiscal 2009 year end upon the filing of our Annual Report on Form 10-K for fiscal 2009.

(5)	Represents shares subject to performance accelerated restricted stock units (PARS) granted in fiscal 2006 that vest on 9/29/2010, the fifth anniversary of the date of grant. If a certain targeted level of total shareholder return had been achieved, vesting would have accelerated to the end of fiscal 2009.

For the fiscal 2006 PARS grants, achievement of total shareholder return was measured against eight primarily mid-cap packaged food and agribusiness companies covered at that time by Merrill Lynch.

(6)	Represents shares of common stock subject to performance share units granted in fiscal 2006. As set forth below, a portion of these performance share units were forfeited following fiscal 2009 and the remainder may vest, if at all, or be forfeited following fiscal 2010:

•	Del Monte did not achieve the fiscal 2009 target level of return on invested capital (ROIC) established in connection with this grant. Accordingly, performance share units equal to 25% of the original grant were forfeited after fiscal 2009 year end upon the filing of our Annual Report on Form 10-K for fiscal 2009.

•	If Del Monte achieves the fiscal 2010 target level of return on invested capital (ROIC) established in connection with this grant, performance share units equal to 50% of the original grant will vest upon the filing of our Annual Report on Form 10-K for fiscal 2010. If such target level is not met in fiscal 2010, these performance share units will be forfeited.

Performance share units equal to 25% of the original grant were forfeited after fiscal 2008 upon the filing of our Annual Report on Form 10-K for fiscal 2008 and consequently are not reflected in the table.

(7)	Represents shares subject to performance accelerated restricted stock units (PARS) granted in fiscal 2007 that vest on 9/21/2011, the fifth anniversary of the date of grant. However, vesting will be accelerated if certain targeted levels of total shareholder return are achieved as follows:

•	If Del Monte attains a total shareholder return that meets or exceeds the 55th percentile as of the end of fiscal 2010, such PARS will vest at the end of fiscal 2010.

See “Compensation Discussion and Analysis” for information regarding the comparator group used to determine achievement of the total shareholder return targets established by the Compensation Committee in connection with the fiscal 2007 PARS.

(8)	Represents shares of common stock subject to performance share units granted in fiscal 2007. As set forth below, a portion of these performance share units were forfeited following fiscal 2009 and the remainder may vest, if at all, or be forfeited following fiscal 2010 and 2011 as follows:

•	Del Monte did not achieve the fiscal 2009 target level of return on invested capital (ROIC) established in connection with this grant. Accordingly, 25% of the performance share units were forfeited after fiscal 2009 upon the filing of our Annual Report on Form 10-K for fiscal 2009.

•	If Del Monte achieves the fiscal 2010 target level of return on invested capital (ROIC) established in connection with this grant, 25% of the performance share units will vest upon the filing of our Annual Report on Form 10-K for fiscal 2010. If such target level is not met in fiscal 2010, 25% of the performance share units will be forfeited.

•	If Del Monte achieves the fiscal 2011 target level of return on invested capital (ROIC) established in connection with this grant, 50% of the performance share units will vest upon the filing of our Annual Report on Form 10-K for fiscal 2011. If such target level is not met in fiscal 2011, 50% of the performance share units will be forfeited.

If a target is achieved early, shares will vest both for that year and the year to which the target applies. For example, if the fiscal 2011 target level is achieved in fiscal 2010, both the 25% of the performance share units associated with fiscal 2010 as well as the 50% of performance share units associated with fiscal 2011 will vest upon the filing of our Annual Report on Form 10-K for fiscal 2010.

Return on invested capital (ROIC) as used in connection with performance share unit grants is essentially an adjusted number that excludes the impact of our transformation plan, integration expense and purchase accounting.

(9)	Represents shares subject to performance accelerated restricted stock units (PARS) granted in fiscal 2008 that vest on 9/27/2012, the fifth anniversary of the date of grant. However, vesting will be accelerated if certain targeted levels of total shareholder return are achieved as follows:

•	If Del Monte attains a total shareholder return that meets or exceeds the 75th percentile as of the end of fiscal 2010, such PARS will vest at the end of fiscal 2010.

•	If Del Monte attains a total shareholder return that meets or exceeds the 55th percentile as of the end of fiscal 2011, such PARS will vest at the end of fiscal 2011.

See “Compensation Discussion and Analysis” for information regarding the comparator group used to determine achievement of the total shareholder return targets established by the Compensation Committee in connection with the fiscal 2008 PARS.

(10)	Represents the smallest possible number of shares of common stock, if any, which may be earned pursuant to performance share units granted in fiscal 2008 (i.e., the threshold number). These performance share units vest based on Del Monte’s achievement of relative total shareholder return (RTSR) over fiscal 2009 through fiscal 2011. Del Monte’s total shareholder return over the performance period (using the first and last months of the performance period to calculate the total shareholder return) will be compared to the total shareholder return of the established comparator companies. The RTSR will be the percentile ranking of Del Monte’s total shareholder return as compared to that of its RTSR comparator group. Performance shares will vest (calculated as a percentage of the target award) based on relative total shareholder return as follows:

Relative Total Shareholder Return:
Company Performance	Percentage of
Percentile	Target Award Vested

≥75th percentile	150%	(Maximum)
≥68.75, but <75	125
≥62.5, but <68.75	100	(Target)
≥56.5, but <62.5	75
≥50, but <56.5	50	(Threshold)
<50	0

(11)	Represents shares subject to performance accelerated restricted stock units (PARS) granted in fiscal 2009 that vest on 9/25/2013, the fifth anniversary of the date of grant. However, vesting will be accelerated if certain targeted levels of total shareholder return are achieved as follows:

•	If Del Monte attains a total shareholder return that meets or exceeds the 75th percentile as of the end of fiscal 2011, such PARS will vest at the end of fiscal 2011.

•	If Del Monte attains a total shareholder return that meets or exceeds the 55th percentile as of the end of fiscal 2012, such PARS will vest at the end of fiscal 2012.

See “Compensation Discussion and Analysis” for information regarding the comparator group used to determine achievement of the total shareholder return targets established by the Compensation Committee in connection with the fiscal 2009 PARS.

(12)	Represents the smallest possible number of shares of common stock, if any, which may be earned pursuant to performance share units granted in fiscal 2009 (i.e., the threshold number). These performance share units vest, if at all, based upon the achievement of certain RTSR performance criteria described in Footnote 5 to the Fiscal 2009 Grants of Plan-Based Awards Table.

(13)	Represents shares of common stock subject to deferred stock units issued as the 25% company matching payment relating to the deferral of fiscal 2006 annual incentive award payments under the Del Monte Corporation AIP Deferred Compensation Plan. These units vest on 7/11/2009.

(14)	Reflects rounded number of shares of common stock subject to deferred stock units issued in lieu of dividends with respect to the 25% company match deferred stock units that remain subject to vesting as described in footnote (13) above.

(15)	Represents shares of common stock subject to deferred stock units issued as the 25% company matching payment relating to the deferral of fiscal 2007 annual incentive award payments under the Del Monte Corporation AIP Deferred Compensation Plan. These units vest in equal installments on 7/06/2009 and 7/06/2010.

(16)	Reflects rounded number of shares of common stock subject to deferred stock units issued in lieu of dividends with respect to the 25% company match deferred stock units that remain subject to vesting as described in footnote (15) above.

(17)	Represents shares of common stock subject to deferred stock units issued at the 25% company matching payment relating to the deferral of fiscal 2008 annual incentive award payments under the Del Monte Corporation AIP Deferred Compensation Plan. These units vest in equal installments on 7/03/2009, 7/03/2010 and 7/03/2011.

(18)	Reflects rounded number of shares of common stock subject to deferred stock units issued in lieu of dividends with respect to the 25% company match deferred stock units that remain subject to vesting as described in footnote (17) above.

Fiscal 2009 Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of	Value Realized	Number of Shares	Value Realized on
	Shares Acquired	on Exercise	Acquired on	Vesting
Name	on Exercise (#)	($)	Vesting (#)	($)

Richard G. Wolford	-	$-	106,741	$842,516
David L. Meyers	-	-	77,789	562,809
Nils Lommerin	-	-	79,690	570,237
Timothy A. Cole	-	-	19,859	138,198
David W. Allen	-	-	22,533	156,426

Narrative Discussion of Fiscal 2009 Option Exercises and Stock Vested Table

Option Awards

None of the named executive officers exercised options during fiscal 2009.

Stock Awards

Number of Shares Acquired on Vesting. The Number of Shares Acquired on Vesting column reflects the vesting in fiscal 2009 of deferred stock units issued under the Del Monte Corporation AIP Deferred Compensation Plan as well as the vesting of performance accelerated restricted stock units granted in fiscal 2004. No performance share units vested during fiscal 2009 with respect to the named executive officers.

The vesting in fiscal 2009 of deferred stock units was as follows:

			Deferred Stock
			Units Issued in lieu
	Deferred Stock Units	Deferred Stock	of Dividends that
	Issued with respect to	Units Issued as Del	were Fully Vested
	Executive’s Deferral of	Monte Matching	upon Issuance in
	Fiscal 2008 AIP Payment	Contributions that	Fiscal 2009 or that
	(Fully Vested upon	Vested During	Vested During
Name	Issuance in Fiscal 2009) (#)	Fiscal 2009 (#)	Fiscal 2009 (#)

Richard G. Wolford	-	2,944	2,827
David L. Meyers	53,571	-	918
Nils Lommerin	57,546	4,619	2,925
Timothy A. Cole	18,500	803	556
David W. Allen	22,153	-	380

Deferred stock units issued under the Del Monte Corporation AIP Deferred Compensation Plan remain deferred until after a participating executive’s employment terminates. For additional information regarding this Plan, see “Fiscal 2009 Nonqualified Deferred Compensation – Narrative Discussion of Plans Reflected in Fiscal 2009 Nonqualified Deferred Compensation Table – Del Monte Corporation AIP Deferred Compensation Plan.”

In fiscal 2009, performance accelerated restricted stock units (PARS) granted in fiscal 2004 vested upon the fifth anniversary of the date of grant of such PARS, as follows:

	Shares Withheld to Satisfy
	Tax Withholding Obligations	Shares Issued
	Upon Vesting of	Upon Vesting of
Name	Fiscal 2004 PARS (#)	Fiscal 2004 PARS (#)	Total (#)
Richard G. Wolford	46,194	54,776	100,970
David L. Meyers	8,330	14,970	23,300
Nils Lommerin	5,220	9,380	14,600
Timothy A. Cole	-	-	-
David W. Allen	-	-	-

Value Realized on Vesting. The Value Realized on Vesting column reflects the aggregate value realized with respect to all stock awards that vested in fiscal 2009, as described in “– Number of Shares Acquired on Vesting” above. The value realized in connection with each vesting of stock awards is calculated as the number of shares (or number of shares subject to such stock award) vested multiplied by the closing price of Del Monte’s common stock on the vesting date. These amounts are calculated in accordance with the rules and regulations of the SEC and may not reflect the amounts ultimately realized by the named executive officer.

Specifically, the value realized associated with deferred stock units issued under the Del Monte Corporation AIP Deferred Compensation Plan that vested during fiscal 2009 is as follows:

			Value Realized in
	Value Realized in		connection with
	connection with	Value Realized in	Deferred Stock Units
	Deferred Stock Units	connection with	Issued in lieu of
	Issued with respect to	Deferred Stock Units	Dividends that were
	Executive’s Deferral of	Issued as Del Monte	Fully Vested upon
	Fiscal 2008 AIP Payment	Matching Contributions	Issuance in Fiscal 2009
	(Fully Vested upon	that Vested During	or Vested During
Name	Issuance in Fiscal 2009) ($)	Fiscal 2009 ($)	Fiscal 2009 ($)

Richard G. Wolford	$-	$21,618	$21,216
David L. Meyers	371,783	-	6,490
Nils Lommerin	399,369	33,750	21,486
Timothy A. Cole	128,390	5,779	4,029
David W. Allen	153,742	-	2,684

The value realized associated with the vesting in fiscal 2009 of the performance accelerated restricted stock units (PARS) granted in fiscal 2004 is as follows:

Value Realized in
	connection with Shares	Value Realized in
	Withheld to Satisfy Tax	connection with Shares
	Withholding Obligation	Issued
	Upon Vesting of	Upon Vesting of
Name	Fiscal 2004 PARS ($)	Fiscal 2004 PARS ($)	Total ($)
Richard G. Wolford	$365,856	$433,826	$799,682
David L. Meyers	65,974	118,562	184,536
Nils Lommerin	41,342	74,290	115,632
Timothy A. Cole	-	-	-
David W. Allen	-	-	-

Fiscal 2009 Pension Benefits

		Number of		Present Value of	Payments
		Years Credited		Accumulated	During Last
Name	Plan Name (1)	Service (#)		Benefit ($)(3)	Fiscal Year ($)

Richard G. Wolford	Qualified Pension Plan	12.03		$323,231	$-
	Additional Benefits Plan– Qualified Pension Plan Portion	12.03		2,004,292	-
	SERP	12.03		2,370,087	-
David L. Meyers	Qualified Pension Plan	35.92	(2)	942,763	-
	Additional Benefits Plan– Qualified Pension Plan Portion	35.92	(2)	811,241	-
	SERP	35.92	(2)	1,666,912	-
Nils Lommerin	Qualified Pension Plan	6.14		71,047	-
	Additional Benefits Plan– Qualified Pension Plan Portion	6.14		118,272	-
	SERP	6.14		3,835	-
Timothy A. Cole	Qualified Pension Plan	4.65		84,418	-
	Additional Benefits Plan– Qualified Pension Plan Portion	4.65		137,528	-
	SERP	4.65		- (4)	-
David W. Allen	Qualified Pension Plan	2.90		47,534	-
	Additional Benefits Plan– Qualified Pension Plan Portion	2.90		55,814	-
	SERP	2.90		- (4)	-

(1)	For purposes of the above table:

•	Qualified Pension Plan is the Del Monte Corporation Retirement Plan for Salaried Employees;

•	Additional Benefits Plan – Qualified Pension Plan Portion is the portion of the Del Monte Corporation Additional Benefits Plan that relates to the Del Monte Corporation Retirement Plan for Salaried Employees; and

•	SERP is the Del Monte Corporation Supplemental Executive Retirement Plan.

(2)	Mr. Meyers’ credited years of service correspond to his aggregate actual service with various entities that were or became affiliated with Del Monte, beginning with his May 29, 1973 hire date with Standard Brands, Inc. Mr. Meyers transferred to Del Monte Corporation in May 1989.

Del Monte’s general policy is to recognize all actual years of service with Del Monte and any predecessor employers where the pension liability is transferred to Del Monte or as otherwise negotiated for acquired employees generally in an acquisition agreement. It is Del Monte’s policy not to grant any extra years of credited service above such actual service.

(3)	The Present Value of Accumulated Benefit generally represents the lump sum amount that would be required to be invested as of May 3, 2009 at a fixed interest rate of 7.9% per annum in order to pay the named executive officer upon retirement at age 65 a lump sum equal to:

•	the named executive officer’s accrued benefit under the applicable plan as of the pension plan measurement date used for purposes of preparing Del Monte’s financial statements in accordance with generally accepted accounting principles in the U.S. (which for fiscal 2009 was May 3, 2009); and

•	for the Qualified Pension Plan and Additional Benefits Plan – Qualified Pension Plan Portion, interest credits on such accrued benefit amount until the named executive officer reaches age 65, calculated at 6% per annum.

The Present Value of Accumulated Benefit is calculated in accordance with applicable SEC rules and does not represent actual amounts payable to the named executive officers under each plan.

(4)	The SERP benefit formula consists of a gross benefit amount, offset by other benefits (as described under “– Narrative Discussion of Plans Reflected in Fiscal 2009 Pension Benefits Table – Del Monte Corporation Supplemental Executive Retirement Plan (SERP) – Benefit Amount” below).

For each of Messrs. Cole and Allen, SERP benefits at May 3, 2009 were zero because the multiple of final average compensation used to calculate SERP benefits is zero until the executive has five years of service (as described under “– Narrative Discussion of Plans Reflected in Fiscal 2009 Pension Benefits Table – Del Monte Corporation Supplemental Executive Retirement Plan (SERP) – Benefit Amount” below).

Narrative Discussion of Plans Reflected in Fiscal 2009 Pension Benefits Table

Del Monte currently sponsors three defined benefit pension plans that apply to the named executive officers:

•	the Del Monte Corporation Retirement Plan for Salaried Employees (the “Qualified Pension Plan”), which provides funded, tax-qualified benefits up to the limits on compensation and benefits under the Internal Revenue Code;

•	the portion of the Del Monte Corporation Additional Benefits Plan relating to the Qualified Pension Plan, which provides unfunded, nonqualified benefits in excess of the limits applicable to the Qualified Pension Plan; and

•	the Del Monte Corporation Supplemental Executive Retirement Plan (or SERP), which provides unfunded, nonqualified benefits that are reduced by benefits under the Qualified Pension Plan and the portion of the Additional Benefits Plan relating to the Qualified Pension Plan, as well as under certain qualified and nonqualified defined benefit and defined contribution plans for former Heinz employees.

The information below describes the material factors necessary to understand the pension benefits that are provided to the named executive officers under these three plans. For a discussion of the reasons for Del Monte providing these plans, please see “Compensation Discussion and Analysis.”

Del Monte’s general policy is to recognize all actual years of service with Del Monte and any predecessor employers where the pension liability is transferred to Del Monte or as otherwise negotiated for acquired employees generally in an acquisition agreement. It is Del Monte’s policy not to grant any extra years of credited service above such actual service.

The Del Monte Corporation Additional Benefits Plan and the Del Monte Corporation Supplemental Executive Retirement Plan (or SERP) were amended during fiscal 2009 for compliance with the American Jobs Creation Act of 2004 and its related Internal Revenue Code Section 409A. The SERP was also amended in fiscal 2009 to include a requirement that a Del Monte participant be employed at the level of vice president or higher for at least three years in order to vest in the SERP benefit and to clarify certain deductions to the gross SERP benefit in calculating the net SERP benefit.

Del Monte Corporation Retirement Plan for Salaried Employees

The Del Monte Corporation Retirement Plan for Salaried Employees (the “Qualified Pension Plan”), which became effective January 1, 1990, is a non-contributory, cash balance defined benefit retirement plan covering salaried employees of Del Monte. Under the plan, a participant becomes fully vested in his benefits after completing three years of service, and from that time, a participant is entitled to receive benefits upon termination of employment for any reason. Prior to January 1, 2008, there was a five-year vesting requirement. The change from the five-year vesting requirement to the three-year vesting requirement was driven by the Pension Protection Act of 2006. In general, a salaried employee becomes a participant in the Qualified Pension Plan after completion of one year of service.

Benefit Amount. Monthly credits equal to a percentage of eligible compensation are made to each participant’s Personal Retirement Account (or PRA) within the Qualified Pension Plan. The PRA, which is a hypothetical account, accumulates these compensation credits as well as interest credits on the participant’s account balance. Upon becoming a participant, a “catch-up” amount is credited. This catch-up amount is the sum of compensation credits and interest credits that would have been made under the Qualified Pension Plan if the participant had been eligible to participate starting at his date of employment with Del Monte.

Prior to January 1, 2005, the monthly compensation credits were determined in accordance with the following schedule:

		Monthly Compensation
	All Monthly	Above Social Security
Participant Age	Compensation	Wage Base

Below age 35	4.0%	3.0%
35 but below 45	5.0%	3.0%
45 but below 55	6.0%	3.0%
55 and over	7.0%	3.0%

The calculation of compensation credits under the Qualified Pension Plan was changed to the following schedule for all active participants on and after January 1, 2005:

Percentage of Monthly
Participant Age	Compensation

Below 30	3.0%
30 but below 35	4.0%
35 but below 40	5.0%
40 but below 45	6.0%
45 but below 50	8.0%
50 but below 55	10.0%
55 but below 60	11.0%
60 but below 65	12.0%
Age 65 and over	13.0%

Eligible compensation for the named executive officers primarily includes:

•	base pay; and

•	awards under the Del Monte Foods Company Annual Incentive Plan or Program that are not deferred by the executive under the Del Monte Corporation AIP Deferred Compensation Plan.

Eligible compensation does not include, among other items:

•	equity compensation, or

•	severance payments in any form.

Notwithstanding the foregoing, compensation used to calculate benefits under the Qualified Pension Plan may not exceed the compensation limit under the Internal Revenue Code. In calendar 2008, this limit was $230,000. In addition, benefits provided under the Qualified Pension Plan may not exceed the benefit amount limit under the Internal Revenue Code. In calendar 2008, this limit was $185,000 payable as a single life annuity beginning at normal retirement age or its equivalent. Benefits that cannot be provided under the Qualified Pension Plan due to these limits are instead provided under the portion of the Del Monte Corporation Additional Benefits Plan that relates to the Qualified Pension Plan, which is discussed below.

The rate used for calculating interest credits under the Qualified Pension Plan was 110% of the interest rate published by Pension Benefit Guaranty Corporation until January 1, 1998 when it changed to 1.5% plus the yield on the 12-month Treasury Bill rate, which was replaced as of June 1, 2001 by 1.5% plus the yield on the 6-month Treasury Bill rate. Effective January 1, 2008, the annual effective rate may not be less than 4.5%. If 1.5% plus the yield on the 6-month Treasury Bill rate results in an annual effective rate of less than 4.5%, a year-end adjustment is made for participants in the plan during that year.

Distribution of Benefits. As a cash balance pension plan, the Qualified Pension Plan provides a lump sum benefit equal to the participant’s PRA account balance. The benefit is payable at any age, including the designated age 65 normal retirement age, provided a participant is vested. However, no benefits are paid prior to termination of employment. Benefits are also available in the form of actuarially equivalent annuities. The factors for converting PRA account balances to annuities are based on the 30-Year Treasury Bond rates or, effective January 1, 2008, the segmented rates provided under the Pension Protection Act of 2006, as well as an IRS specified mortality table.

Del Monte Corporation Additional Benefits Plan – Portion Relating to the Del Monte Corporation Retirement Plan for Salaried Employees

The portion of the Del Monte Corporation Additional Benefits Plan that relates to the Qualified Pension Plan (the “Additional Benefits Plan – Qualified Pension Plan Portion”) is a nonqualified benefit plan that provides supplemental benefits equal to certain benefits that cannot be paid under the Qualified Pension Plan due to Internal Revenue Code limits, as described above under “— Del Monte Corporation Retirement Plan for Salaried Employees.” Additionally, the Additional Benefits Plan – Qualified Pension Plan Portion provides benefits with respect to awards under the Del Monte Foods Company Annual Incentive Plan or Program that are deferred under the Del Monte Corporation AIP Deferred Compensation Plan, because such deferred amounts are not included as eligible compensation under the Qualified Pension Plan. Benefits under the Additional Benefits Plan – Qualified Pension Plan Portion vest at the same time as benefits under the Qualified Pension Plan and are determined using a hypothetical account balance like in the Qualified Pension Plan. Participation in the Additional Benefits Plan – Qualified Pension Plan Portion does not begin until the employee is a participant in the Qualified Pension Plan.

No funds are set aside in a trust for payment of benefits under the Additional Benefits Plan. Rather, benefits are paid from Del Monte’s general assets. Accordingly, participants in the Additional Benefits Plan are general creditors of Del Monte with respect to the payment of these benefits.

Benefit Amount. Benefits are determined in the same manner, including the catch-up upon becoming a participant, as under the Qualified Pension Plan, but based on compensation and benefit amounts in excess of the qualified plan limits under the Internal Revenue Code and including deferred Del Monte Foods Company Annual Incentive Plan or Program awards.

For Mr. Meyers, the Additional Benefits Plan – Qualified Pension Plan Portion also provides an additional retirement benefit with respect to termination without cause and resignation for good reason that applies the Qualified Pension Plan formula and the Additional Benefits Plan – Qualified Pension Plan Portion formula to all cash severance pay as if it were pensionable compensation and credits such calculated amounts under the Additional Benefits Plan. This provision of the Additional Benefits Plan largely reflects a contractual obligation Del Monte has to Mr. Meyers, which has been in place for a number of years.

Distribution of Benefits. Vested benefits under the Additional Benefits Plan – Qualified Pension Plan Portion are paid in the seventh full calendar month after termination of employment for any reason (including death). Benefits are paid as a lump sum equal to the participant’s hypothetical account balance under the Plan.

Del Monte Corporation Supplemental Executive Retirement Plan (SERP)

The Del Monte Corporation Supplemental Executive Retirement Plan (the “SERP”) was established effective December 20, 2002 for named former Heinz employees (“Heinz Participants”), as required in connection with Del Monte’s acquisition of certain former businesses of H.J. Heinz Company. Effective as of January 1, 2005, the SERP was amended and restated to also include all employees at the level of vice president or above who are not otherwise Heinz Participants (“Del Monte Participants”). A Del Monte Participant generally was required to remain employed until at least December 20, 2007 (five years following the consummation of the merger with the former Heinz businesses) in order for such Del Monte Participant to vest in the SERP benefit. Messrs. Wolford, Meyers, Lommerin, Cole, and Allen are Del Monte Participants.

Like the Additional Benefits Plan – Qualified Pension Plan Portion, the SERP is a nonqualified benefit plan. No funds are set aside in a trust for payment of benefits under the SERP. Rather, benefits are paid from Del Monte’s general assets. Accordingly, participants in the SERP are general creditors of Del Monte with respect to the payment of these benefits.

A participant vests in his SERP benefit upon attaining age 55 and at least 5 years of service. Additionally, in order to vest in his SERP benefit, a Del Monte Participant must be employed at the level of vice president or higher for at least three years.

Benefit Amount. The SERP benefit is a lump sum benefit equal to a multiple of final average compensation (which, for purposes of the SERP, is the average of the highest 5 calendar years of compensation out of the last 10 years), offset by other benefits as described below. Eligible compensation under the SERP includes all eligible compensation under the Qualified Pension Plan, without regard to Internal Revenue Code limits. Additionally, as under the Additional Benefits Plan – Qualified Pension Plan Portion, awards under the Del Monte Foods Company Annual Incentive Plan or Program that are deferred under the Del Monte Corporation AIP Deferred Compensation Plan are also included as eligible compensation under the SERP.

The multiple of final average compensation used is based on years of service:

	Multiple of Final Average
Years of Service (1)	Compensation

Less than 5 years	0
5 years	1.0
10 years	2.0
15 years	3.0
20 years	3.5
25 years	4.0
30 years	4.5
35 years	5.0	Maximum

(1)	For ease of presentation, years of service and the corresponding multiple of final average compensation are presented in the table above in five-year increments. However, between five and thirty-five years of service, the multiple actually increases based on one-year increments.

The SERP benefit is reduced by any benefits payable to the named executive officer under Del Monte’s qualified and other nonqualified plans. Notwithstanding the foregoing, the SERP benefit is not reduced by benefits based on employee contributions under any plan or employer matching contributions in any 401(k) plan, including the Del Monte Savings Plan.

Distribution of Benefits. For the named executive officers, a SERP benefit is paid in a lump sum in the seventh full calendar month after termination of employment for any reason other than death or cause, provided he is vested in his benefit. If a participant dies while actively employed but after vesting in his SERP benefit, a benefit of 85% of the SERP benefit is paid to the designated beneficiary on the thirtieth day following the date of death. Termination for cause (as defined in the SERP) results in complete forfeiture of SERP benefits. For Messrs. Wolford, Meyers, Lommerin and Cole, “Cause” is based on the definition of “cause” in the executive’s employment agreement. If there is no employment agreement (as with Mr. Allen), “cause” means any act of theft, misappropriation, embezzlement, intentional fraud or similar conduct, conviction (or plea of nolo contendere) of a felony involving an act of dishonesty, moral turpitude, deceit or fraud, material damage to the business or property of Del Monte caused by willful or gross negligence or failure to perform lawfully instructed duties of the job.

Fiscal 2009 Nonqualified Deferred Compensation

			Registrant	Aggregate		Aggregate
		Executive	Contributions	Earnings	Aggregate	Balance at
		Contributions in	in Last	in Last Fiscal	Withdrawals /	Last Fiscal
		Last Fiscal Year	Fiscal Year	Year	Distributions	Year-End
Name	Plan Name (1)	($)	($)	($)	($)	($)

Richard G. Wolford	AIP Deferred Compensation Plan	$-	$-	$(126,487)	$-	$1,051,057
	Additional Benefits Plan – 401(k) Plan Portion	-	25,808	7,085	25,808	194,835
David L. Meyers	AIP Deferred Compensation Plan	370,170	92,542	60,388	-	523,100
	Additional Benefits Plan – 401(k) Plan Portion	-	8,557	-	8,557	-
Nils Lommerin	AIP Deferred Compensation Plan	397,640	99,410	(24,741)	-	1,306,568
	Additional Benefits Plan – 401(k) Plan Portion	-	10,489	-	10,489	-
Timothy A. Cole	AIP Deferred Compensation Plan	127,835	31,959	9,316	-	276,480
	Additional Benefits Plan – 401(k) Plan Portion	-	6,220	416	-	17,678
David W. Allen	AIP Deferred Compensation Plan	153,076	38,269	24,978	-	216,323
	Additional Benefits Plan – 401(k) Plan Portion	-	4,422	-	4,422	-

(1)	For purposes of the above table:

•	AIP Deferred Compensation Plan is the Del Monte Corporation AIP Deferred Compensation Plan; and

•	Additional Benefits Plan – 401(k) Plan Portion is the portion of the Del Monte Corporation Additional Benefits Plan that relates to the Del Monte Savings Plan, a 401(k) plan.

Narrative Discussion of Fiscal 2009 Nonqualified Deferred Compensation Table

Executive Contributions in Last Fiscal Year

AIP Deferred Compensation Plan. The amount reported under the Executive Contributions in Last Fiscal Year column with respect to the AIP Deferred Compensation Plan represents the portion of the Annual Incentive Plan payment relating to fiscal 2008 that was deferred by the named executive officer. Annual Incentive Plan payments typically occur in late June/early July, following completion of Del Monte’s fiscal year and determination by the Compensation Committee of the appropriate award amount for each executive officer. Accordingly, such amounts were not deferred and did not become executive contributions under the AIP Deferred Compensation Plan until fiscal 2009.

Pursuant to the terms of the Plan, the amount deferred by each executive officer was converted to fully vested deferred stock units as set forth below.

	Percentage of Fiscal
	2008 AIP Payment
	Deferred by Executive	Amount Deferred/	Deferred Stock Units Issued
	under the AIP Deferred	Contributed by	with respect to the
Name	Compensation Plan (%)	Executive ($)	Executive Contribution (#)

Richard G. Wolford	-%	$-	-
David L. Meyers	100%	370,170	53,571
Nils Lommerin	100%	397,640	57,546
Timothy A. Cole	40%	127,835	18,500
David W. Allen	60%	153,076	22,153

Amounts deferred/contributed by each named executive officer in fiscal 2009 have been reported in the Summary Compensation Table as Non-Equity Incentive Plan Compensation for fiscal 2008.

Additional Benefits Plan – 401(k) Plan Portion. There are no executive contributions under the portion of the Del Monte Corporation Additional Benefits that relates to the Del Monte Savings Plan, a 401(k) Plan.

Registrant Contributions in Last Fiscal Year

AIP Deferred Compensation Plan. The amount reported under the Registrant Contributions in Last Fiscal Year column with respect to the AIP Deferred Compensation Plan represents Del Monte’s matching contribution under the Plan, which is equal to 25% of the amount deferred by the executive. Contributions made by Del Monte in fiscal 2009 relate to the match associated with the deferral of fiscal 2008 AIP Payments. Like the amount deferred by the executive under this Plan, this matching contribution was converted to deferred stock units as set forth below.

	Amount Contributed by
	Del Monte
	with respect to the
	25% Matching	Deferred Stock Units Issued	Amount Included in
	Contribution	with respect to the	Summary Compensation
	under the AIP Deferred	Del Monte 25% Matching	Table as Stock Awards
Name	Compensation Plan ($)	Contribution (#)(1)	for Fiscal 2009 (2)

Richard G. Wolford	$-	-	$-
David L. Meyers	92,542	13,393	25,693
Nils Lommerin	99,410	14,387	27,600
Timothy A. Cole	31,959	4,625	8,873
David W. Allen	38,269	5,539	10,626

(1)	These deferred stock units vest in equal annual installments over a three-year period, with the first installment vesting on July 3, 2009.

(2)	The amount included in the Stock Awards column for fiscal 2009 in the Summary Compensation Table reflects the amount of expense recognized by Del Monte in fiscal 2009 with respect to such 25% matching deferred stock units in accordance with FAS 123R. The expense reflects the three-year vesting period.

Additional Benefits Plan – 401(k) Plan Portion. The amount reported under the Registrant Contributions in Last Fiscal Year column with respect to the Additional Benefits Plan – 401(k) Plan Portion represents supplemental matching contributions made by Del Monte. All such amounts have been included in the Summary Compensation Table as All Other Compensation for fiscal 2009.

Under the Additional Benefits Plan – 401(k) Plan Portion, supplemental matching contributions based on the matching contribution terms of the Del Monte Savings Plan are paid in a lump sum in the calendar year after the Internal Revenue Code limitation would have been applied, or, if the participant elects before the beginning of that calendar year, supplemental matching contributions are deferred. Del Monte’s contributions under this Plan are not impacted by whether a participant elects to defer such contributions or not. Additionally, Del Monte’s contributions under this plan are not impacted by whether a participant elects to defer compensation under the 401(k) Plan or not.

Aggregate Earnings in Last Fiscal Year

AIP Deferred Compensation Plan. With respect to the AIP Deferred Compensation Plan, the Aggregate Earnings in Last Fiscal Year column reflects the crediting of dividends, which are converted into additional deferred stock units. The dollar amount of dividends that were converted during fiscal 2009 and the related deferred stock units issued to the named executive officers are set forth below. These deferred stock units are subject to vesting to the same extent as the deferred stock units with respect to which they were issued.

	Dividends Credited
	with respect to
	Deferred Stock Units Issued	Deferred Stock
	under the AIP Deferred	Units Issued in Lieu
Name	Compensation Plan ($)	of Dividends (#)

Richard G. Wolford	$21,592	2,893
David L. Meyers	8,079	1,148
Nils Lommerin	23,976	3,283
Timothy A. Cole	4,759	660
David W. Allen	3,341	475

With respect to the AIP Deferred Compensation Plan, the Aggregate Earnings in Last Fiscal Year column also reflects the impact of changes in the value of the Del Monte common stock underlying the deferred stock units credited to each named executive officer. Such impact has been calculated as follows:

•	With respect to any deferred stock units issued in fiscal 2009, the closing price of Del Monte’s common stock on May 1, 2009 (the last business day of fiscal 2009) minus the value used to determine the number of deferred stock units to be issued (i.e., the average of the high and low price of Del Monte’s common stock on the applicable issuance date); and

•	With respect to any deferred stock units issued prior to fiscal 2009, the closing price of Del Monte’s common stock on May 1, 2009 (the last business day of fiscal 2009) minus the closing price on April 27, 2008 (the last business day of fiscal 2008).

Total earnings in fiscal 2009 reflecting such impact are as follows:

Impact of Changes in
Del Monte Stock Price
Reflected in Earnings
under the AIP Deferred
Name	Compensation Plan

Richard G. Wolford	$(148,079)
David L. Meyers	52,309
Nils Lommerin	(48,717)
Timothy A. Cole	4,557
David W. Allen	21,637

Additional Benefits Plan – 401(k) Plan Portion. With respect to the Additional Benefits Plan – 401(k) Plan Portion, reported amounts in the Aggregate Earnings in Last Fiscal Year column represent earnings on amounts deferred by the participant in prior years. For information regarding how these earnings are calculated, see “— Narrative Discussion of Plans Reflected in Fiscal 2009 Nonqualified Deferred Compensation Table – Del Monte Corporation Additional Benefits Plan – Portion Relating to the Del Monte Savings Plan – Earnings” below.

If a participant did not elect to defer supplemental matching contributions under the Additional Benefits Plan – 401(k) Plan Portion, such contributions are withdrawn soon after contribution and there are no earnings with respect to such amounts.

Aggregate Withdrawals / Distributions

AIP Deferred Compensation Plan.  There were no distributions of deferred stock units to the named executive officers under the AIP Deferred Compensation Plan in fiscal 2009.

Additional Benefits Plan – 401(k) Plan Portion.  With respect to the Additional Benefits Plan – 401(k) Plan Portion, the Aggregate Withdrawals/Distributions column for Messrs. Wolford, Meyers, Lommerin and Allen represents amounts paid during fiscal 2009 because Messrs. Wolford, Meyers, Lommerin and Allen did not elect to defer the supplemental matching contributions for calendar 2008. Mr. Cole elected to defer such supplemental matching contributions for calendar 2008 and accordingly had no distributions under this Plan in fiscal 2009.

Aggregate Balance at Last Fiscal Year-End

AIP Deferred Compensation Plan.  With respect to the AIP Deferred Compensation Plan, the Aggregate Balance at Last Fiscal Year-End column represents deferred stock units held by the named executive officers at the end of fiscal 2009, valued for purposes of reporting a dollar amount in the table above at $7.68 per unit, the closing price of Del Monte’s common stock on May 1, 2009 (the last business day of fiscal 2009). Such deferred stock units held are as follows:

Deferred Stock Units
Issued under the AIP
Deferred Compensation
Name	Plan (Held at FYE) (#)

Richard G. Wolford	136,856 (1)
David L. Meyers	68,112 (2)
Nils Lommerin	170,126 (3)
Timothy A. Cole	36,000 (4)
David W. Allen	28,167 (5)

(1)	Includes 4,455 deferred stock units that remained subject to vesting at the end of fiscal 2009.

(2)	Includes 13,623 deferred stock units that remained subject to vesting at the end of fiscal 2009.

(3)	Includes 22,020 deferred stock units that remained subject to vesting at the end of fiscal 2009.

(4)	Includes 6,198 deferred stock units that remained subject to vesting at the end of fiscal 2009.

(5)	Includes 5,634 deferred stock units that remained subject to vesting at the end of fiscal 2009.

Additional Benefits Plan – 401(k) Plan Portion.  With respect to the Additional Benefits Plan – 401(k) Plan Portion, the Aggregate Balance at Last Fiscal Year-End column reflects amounts deferred by the named executive officer, together with aggregate earnings. Because Messrs. Meyers, Lommerin and Allen have never deferred their supplemental matching contributions, none of them currently has a balance under the Additional Benefits Plan – 401(k) Plan Portion. Although Mr. Wolford did not defer his supplemental matching contribution in calendar 2008, he had deferred such contributions in certain previous calendar years, generating (with earnings) the aggregate balance reflected in the Fiscal 2009 Nonqualified Deferred Compensation Table. Mr. Cole deferred his supplemental matching contribution in calendar 2008 and in prior years, generating the aggregate balance reflected in the table.

Narrative Discussion of Plans Reflected in Fiscal 2009 Nonqualified Deferred Compensation Table

Del Monte currently provides two nonqualified deferral plans for its named executive officers:

•	the Del Monte Corporation AIP Deferred Compensation Plan, which allows for deferrals of Annual Incentive Plan or Program payments; and

•	the portion of the Additional Benefits Plan relating to the Del Monte Savings Plan, which provides supplemental matching contributions that cannot be provided under the Del Monte Savings Plan due to Internal Revenue Code limits.

The AIP Deferred Compensation Plan and the Additional Benefits Plan were amended during fiscal 2009 for compliance with the American Jobs Creation Act of 2004 and its related Internal Revenue Code Section 409A.

Del Monte Corporation AIP Deferred Compensation Plan

Employees at identified senior salary grades who are designated by the Chief Executive Officer are eligible to participate in the Del Monte Corporation AIP Deferred Compensation Plan (the “AIP Deferred Compensation Plan”). Deferral elections must be completed prior to the beginning of the fiscal year. Accordingly, in fiscal 2009, each named executive officer was eligible to participate in the Plan; however, not all of those who were eligible elected to participate.

No funds are set aside in a trust for payment of benefits under the AIP Deferred Compensation Plan. Rather, benefits are paid from Del Monte’s general assets. Accordingly, participants in the AIP Deferred Compensation Plan are general creditors of Del Monte with respect to the payment of these benefits.

Contributions. Eligible employees may elect to defer from 5% to 100% of their annual incentive award paid under the Del Monte Foods Company Annual Incentive Plan or Program. Del Monte provides a matching contribution of up to 25% of the employee’s deferral amount. The employee deferral and the Del Monte match are converted to deferred stock units at the fair market value of Del Monte common stock on the day the annual incentive award is otherwise paid, specifically the average of the high and low price for Del Monte’s common stock on such date. The employee deferrals are always 100% vested. Del Monte’s matching contribution vests in equal installments over three years. In the event of death or a “Change in Control” (as defined in the plan), a participant will become 100% vested in Del Monte’s matching contribution.

Earnings. Deferred stock units issued pursuant to the terms of the AIP Deferred Compensation Plan are credited with dividends in the form of additional deferred stock units. The number of additional deferred stock units credited is determined by multiplying the number of deferred stock units held by the named executive officer on the applicable dividend record date by the per share cash dividend declared, and then dividing such amount by the average of the high and low price of Del Monte’s common stock on the applicable dividend payment date. These additional deferred stock units are subject to vesting to the same extent as the deferred stock units with respect to which they were issued.

Each participant’s “account” under the AIP Deferred Compensation Plan reflects the number of deferred stock units that have been credited to that account. Changes in the value of Del Monte’s common stock do not affect the number of deferred stock units that have been credited.

Distributions. At retirement, defined as having attained at least age 55 with 10 years of service, the employee is paid in a lump sum or installments over not more than 15 years, as elected at the commencement of each year’s deferral. If employment terminates due to disability, the employee is paid a lump sum or installments over not more than 15 years, as elected at commencement of each year’s deferral. Upon other termination of employment or death, a lump sum is paid. Payments are made or installments begin in the seventh full calendar month after the termination event, except with respect to deferred stock units that were vested on or before December 31, 2004. When distribution is made, the vested deferred stock units in an employee’s “account” are paid out in the form of Del Monte common stock. Any deferred stock units issued under the AIP Deferred Compensation Plan, as well as any Del Monte common stock issued with respect to such deferred stock units, are granted under the Del Monte Foods Company 2002 Stock Incentive Plan.

Del Monte Corporation Additional Benefits Plan – Portion Relating to the Del Monte Savings Plan

The portion of the Del Monte Corporation Additional Benefits Plan that relates to the Del Monte Savings Plan (the “Additional Benefits Plan – 401(k) Plan Portion”) is an “excess” benefit plan designed to provide supplemental matching contributions that cannot be provided under the Del Monte Savings Plan (Del Monte’s 401(k) plan) due to Internal Revenue Code limits. In fiscal 2009, each named executive officer participated in the Additional Benefits Plan – 401(k) Plan Portion.

No funds are set aside in a trust for payment of benefits under the Additional Benefits Plan. Rather, benefits are paid from Del Monte’s general assets. Accordingly, participants in the Additional Benefits Plan are general creditors of Del Monte with respect to the payment of these benefits.

Contributions. There are no executive contributions under the Additional Benefits Plan.

Contributions by Del Monte are awarded once a year as of the end of the calendar year. In order to receive a contribution under the Additional Benefits Plan – 401(k) Plan Portion, an executive must be eligible to participate in the Del Monte Savings Plan (one year of employment required). Additionally, an executive must be entitled to vesting of his Company matching contributions under the Del Monte Savings Plan if he were to participate in the Del Monte Savings Plan (two years of employment required). Accordingly, no amounts are contributed with respect to any executive officer until the calendar year-end following the second anniversary of an executive’s date of hire.

In general, contributions are determined by multiplying the amount of the executive’s compensation recognized for Del Monte Savings Plan purposes that exceeds applicable IRS limits ($230,000 for calendar 2008), by the maximum percentage of employee pre-tax contribution that can attract Company match amounts under the Del Monte Savings Plan (currently 6%) and by the percentage level of Company match under the Del Monte Savings Plan (currently 50%). Currently, this results in a contribution equal to 3% of compensation in excess of applicable IRS limits. Phantom interest is then applied to such amount to arrive at the actual contribution amount. The phantom interest is credited with respect to the period compensation exceeded the IRS limit and accordingly amounts could not be credited under the Del Monte Savings Plan. The rate used for such phantom interest is the same as the rate used to credit earnings under the Additional Benefits Plan – 401(k) Plan Portion (as discussed below). In general, only base salary is treated as compensation under the Del Monte Savings Plan. Equity compensation and Annual Incentive Plan or Program payments are not included as compensation.

At the end of the calendar year following the second anniversary of an executive’s date of hire, a “catch-up” amount is also contributed. This catch-up amount is the amount that would have been contributed at the end of the calendar year following the first anniversary of the executive’s date of hire, had the executive been eligible to participate in the Additional Benefits Plan – 401(k) Plan Portion at that time, increased by the applicable phantom interest since such calendar year-end.

Earnings. If a participant elects to defer supplemental matching contributions under the Additional Benefits Plan – 401(k) Plan Portion, such deferred amounts are credited with earnings. Such earnings are based on the stable value fund available under the Del Monte Savings Plan. Interest is credited for each calendar year by applying the interest rate to the January 1 account balance (if any) for each month during that year. During fiscal 2009, the average rate reflected by such stable value fund was 0.3%.

Distributions. Supplemental matching contributions based on the Del Monte Savings Plan are paid in a lump sum in the calendar year after the IRS limitation would have been applied (i.e., such amounts are withdrawn soon after contribution). Alternatively, if the participant elects before the beginning of that calendar year, supplemental matching contributions are deferred, with earnings as described above, typically until the January after the year of termination of employment (regardless of cause), or if later (with respect to any termination other than death), in the seventh full calendar month after termination of employment, and then paid in a lump sum.

Potential Payments upon Employment Termination and Change-of-Control Events

Set forth in the tables below are estimated payments and benefits that would be provided to each of our named executive officers in connection with their respective terminations of employment under various circumstances, including a Change of Control. Generally, the severance benefits for our named executive officers include a multiple of their base salary and target Annual Incentive Plan or Program (AIP) award along with a pro-rata AIP payment for the year in which termination occurs, pro-rata vesting of their outstanding equity awards (provided that pro-rata performance share units only vest if stated performance measures are achieved) and the continuation of health and welfare benefits. Certain named executive officers also would receive a multiple of their annual perquisite cash allowance, outplacement services, and six months of office and secretarial services. As a condition of receiving any severance benefits, all named executive officers must execute a full waiver and release of all claims in the Company’s favor and agree to abide by certain covenants regarding confidentiality, non-solicitation of Company employees, non-interference with the Company’s business relationships and non-disparagement of the Company and its products. In the event of an executive’s death or Disability, executives will vest in 100% of all outstanding stock option and performance accelerated restricted stock unit (PARS) awards, and will continue to vest in outstanding performance share unit awards to the extent the performance measures are achieved. In addition to the benefits described in the tables below, upon termination of employment the named executive officers may also be eligible for other benefits that are generally available to all salaried employees, such as life insurance, long-term disability, and qualified plan benefits (pension and 401(k)). For information regarding benefits under the Del Monte Corporation Retirement Plan for Salaried Employees, see “Fiscal 2009 Pension Benefits.” Further, executives will vest in 100% of all outstanding equity awards in the event of a Change of Control.

Four of the five named executive officers currently have employment agreements with the Company which set forth the specific terms and conditions of their severance benefits. Because each named executive officer’s employment arrangement differs slightly, the severance terms and conditions for each of our named executive officers is set forth below in an individual table. Accompanying each table is a summary of the named executive officer’s employment arrangement with the Company. Mr. Allen does not have an employment agreement with the Company and therefore his severance terms and conditions are based primarily upon the Company’s Executive Severance Plan as described below.

The Executive Severance Plan was amended in fiscal 2009 to clarify that when an executive is entitled to receive a portion of his target AIP Award for the year in which termination occurs (to the extent the performance objectives for such year are attained), performance cannot exceed 100%. The Plan was also amended in fiscal 2009 to include provisions for a COO to reflect the Company’s new management structure. However, such amendment did not impact Mr. Lommerin, the Company’s current COO, because Mr. Lommerin is party to an employment agreement that currently governs instead.

For purposes of the employment arrangements with the named executive officers, “Change of Control” generally means the occurrence of any one of the following events:

•	any sale, lease, exchange or other transfer of all or substantially all of the assets of the Company;

•	the approval by the holders of any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, of any plan or proposal for the liquidation or dissolution of the Company;

•	any Person or Group (as defined in Section 13(d) of the Securities Exchange Act of 1934) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 40% of the aggregate ordinary voting power of the Company;

•	the replacement of a majority of the Board of Directors over any two-year period, as such Board of Directors was constituted at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors then still in office who either were members of such Board of Directors at the beginning of such period; or

•	a merger or consolidation involving the Company in which the Company is not the surviving corporation, or a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Common Stock receive securities of another corporation and/or other property, including cash, or any other similar transaction.

For purposes of Mr. Wolford’s employment agreement, “cause,” as determined by the Board of Directors, generally means the occurrence of one of the following:

•	a felony or a crime involving moral turpitude; or

•	an uncured material breach of his employment agreement.

For purposes of Mr. Meyers’ employment agreement, “cause,” as determined by the Board, generally means the occurrence of one of the following:

•	criminal dishonesty;

•	deliberate and continual refusal to perform employment duties on substantially a full-time basis or to act in accordance with any specific lawful instructions given to Mr. Meyers in connection with the performance of his duties; or

•	deliberate misconduct that is reasonably likely to be materially damaging to Del Monte without a reasonable good faith belief by Mr. Meyers that such conduct was in the best interests of Del Monte.

For purposes of the employment agreements with Messrs. Lommerin and Cole and under the terms of the Executive Severance Plan for Mr. Allen, “cause,” as determined by the Board, generally means the occurrence of one of the following:

•	a material breach by the executive of the terms of his agreement or, in the case of Mr. Allen, Del Monte’s policies (including the Standards of Business Conduct);

•	any act of theft, misappropriation, embezzlement, intentional fraud or similar conduct by the executive involving Del Monte or any affiliate;

•	the conviction or the plea of nolo contendere or the equivalent in respect of a felony involving an act of dishonesty, moral turpitude, deceit or fraud by the executive;

•	any damage of a material nature to the business or property of Del Monte or any affiliate caused by the executive’s willful or grossly negligent conduct; or

•	the executive’s failure to act in accordance with any specific lawful instructions given to the executive in connection with the performance of the executive’s duties.

For purposes of each of the named executive officers, “disability,” as determined by the Board, generally means that for a period of six consecutive months or more the executive has suffered a disability that renders him unable to perform the essential functions of his position, even with a reasonable accommodation.

For purposes of the employment agreements with Messrs. Meyers, Lommerin and Cole, as determined by the Board, the executive generally shall have “good reason” to terminate his employment upon the occurrence of any one of the following events without the executive’s written consent or the failure of the Company to cure the event within ten business days of executive’s notice:

•	a material adverse change in the executive’s position causing it to be of materially less stature, responsibility, or authority without the executive’s written consent, and such a materially adverse change shall in all events be deemed to occur if the executive no longer serves in the position of his current title;

•	a reduction, without the executive’s written consent, in the executive’s base salary or the amount the executive is eligible to earn under the AIP (or successor plan thereto), or the executive’s incentive or equity opportunity under any material Del Monte incentive or equity program;

•	a material reduction without the executive’s consent in the aggregate health and welfare benefits provided to the executive pursuant to the health and welfare plans, programs and arrangements in which the executive is eligible to participate; or

•	the failure of Del Monte to obtain a satisfactory agreement from any successor to assume and agree to perform the executive’s employment agreement.

As required, the tables below assume that the termination of employment and/or Change-of-Control event occurred on the last day of fiscal 2009 (May 3, 2009) and assume that the price per share of Del Monte common stock was $7.68, the closing price on the last business day of fiscal 2009 (May 1, 2009). Also, the tables assume that a year end adjustment will be necessary at the end of calendar 2009 in order to meet the 4.5% minimum interest rate required under the Del Monte Corporation Retirement Plan for Salaried Employees, and accordingly, the tables below assume that the effective annual rate for interest credits used in estimating the benefit under the Del Monte Corporation Retirement Plan for Salaried Employees and the Del Monte Additional Benefits Plan — Pension Portion is 4.5% for the 2009 calendar year. The exercise prices of all options held by our named executive officers that would become vested as a result of a termination or Change-of-Control event are greater than $7.68 and accordingly the Stock Option amounts shown in the tables below are zero even under those scenarios in which vesting is triggered.

Richard G. Wolford

If Mr. Wolford’s employment is terminated due to his death, Disability or for Cause, the Company shall pay Mr. Wolford (or his estate in the case of his death) a portion of his target AIP Award for the year in which termination occurs, prorated for Mr. Wolford’s actual employment during such year (and, beginning July 2009, with respect to a termination for cause, also adjusted for performance). In addition, if Mr. Wolford’s employment is terminated due to his death or Disability, Mr. Wolford will vest in 100% of his outstanding stock options and PARS and he will continue to vest in his outstanding performance share units to the extent the performance measures are achieved. In the event of Mr. Wolford’s death, 100% of the unvested deferred stock units under the AIP Deferred Compensation Plan will vest.

If Mr. Wolford’s employment is terminated by the Company without Cause, the Company shall pay or provide Mr. Wolford:

•	a cash severance amount equal to two times (2x) his current annual base salary and target AIP Award paid in a lump sum;

•	a portion of his target AIP Award for the year in which termination occurs, prorated for Mr. Wolford’s actual employment during such year paid in a lump sum (and, beginning July 2009, also adjusted for performance);

•	a cash perquisite payment equal to two times (2x) his annual perquisite allowance paid in a lump sum;

•	executive health and welfare benefit continuation for two years — including executive medical and dental, prescription drug, life, accidental death and disability (AD&D), and short- and long-term disability insurance plans, programs and arrangements, or programs that are no less favorable in the aggregate; and

•	pro-rata vesting of outstanding stock option and stock awards (provided that pro-rata performance share units only vest if stated performance measures are achieved).

If Mr. Wolford’s employment is terminated due to his voluntary retirement or resignation for any reason, the Company shall provide Mr. Wolford the same benefits as provided in the event of his termination by the Company without Cause with the following exception: the cash severance amount equal to two times (2x) his current annual base salary and target AIP Award shall be capped at $3,990,000.

If Mr. Wolford’s employment is terminated by the Company without Cause within two years after a Change of Control or Mr. Wolford resigns for any reason within two years after a Change of Control, the Company shall pay Mr. Wolford the same benefits as provided in the event of his termination without Cause by the Company with the following exceptions:

•	the cash severance amount equal to two times (2x) his current annual base salary and target AIP Award shall be increased to 2.99 times (2.99x);

•	the pro-rata AIP Award shall be based on the greater of target and performance;

•	the Company shall pay a 280G gross-up payment for the cash severance payment provided to Mr. Wolford; and

•	pursuant to the Del Monte Foods 2002 Stock Incentive Plan and the AIP Deferred Compensation Plan, all of his outstanding equity awards shall vest as of the effective date of the Change of Control.

As a retirement eligible employee, Mr. Wolford will have the remaining life of the option to exercise his vested options upon any termination event, except for a termination by the Company for Cause. Generally, Mr. Wolford’s cash severance and other deferred compensation benefits will be subject to a six month delay of payment pursuant to Section 409A. In the event of Mr. Wolford’s resignation or termination by the Company for any reason other than Cause he will receive a SERP benefit.

Amounts shown in the table below represent vesting or distributions triggered by termination event only. Accordingly, previously vested stock options, which are reflected in the table set forth under “Outstanding

Equity Awards at Fiscal 2009 Year End,” are not reflected in the table below. If achievement of future performance measures is required for vesting purposes, no amount is represented in the table. Retirement and deferred compensation amounts below reflect the estimated lump-sum present value of such benefits.

A Change of Control without a termination event will result in 100% vesting of all Mr. Wolford’s outstanding equity awards (including unvested deferred stock units under the AIP Deferred Compensation Plan) in an aggregate amount equal to $8,601,061.

Table for Richard G. Wolford

			Resignation	Involuntary Termination by Company
			Within Two				Within Two
			Years After				Years After
		Resignation	a Change	Permanent		Without	a Change
	Death	/Retirement	of Control	Disability	For Cause	Cause	of Control

Cash Compensation:
Severance – Multiple of Base Salary and Target Annual Incentive (AIP) Award	$–	$3,990,000	$6,781,320	$–	$–	$4,536,000	$6,781,320
Severance – Perquisite Allowance	–	84,000	84,000	–	–	84,000	84,000
Pro-rata AIP Award	1,188,000	1,188,000	2,000,000	1,188,000	1,188,000	1,188,000	2,000,000
Equity Compensation:
Performance Share Units	–	–	5,825,856	–	–	–	5,825,856
Performance Accelerated Restricted Stock Units (PARS)	2,740,992	1,158,789	2,740,992	2,740,992	–	1,158,789	2,740,992
Stock Options	–	–	–	–	–	–	–
Retirement & Deferred Compensation:
Supplemental Executive Retirement Plan (SERP)	2,183,621	2,568,966	2,568,966	2,568,966	–	2,568,966	2,568,966
Additional Benefits Plan (ABP) – Qualified Pension Plan Portion	1,976,737	1,976,737	1,976,737	1,976,737	1,976,737	1,976,737	1,976,737
ABP – 401(k) Plan Portion	199,850	199,850	199,850	199,850	199,850	199,850	199,850
AIP Deferred Compensation Plan	1,051,057	1,016,844	1,051,057	1,016,844	1,016,844	1,016,844	1,051,057
Other Benefits:
Post-termination Health and Welfare Benefit Continuation	–	70,153	70,153	–	–	70,153	70,153
280G Excise Tax Gross-up	–	–	3,130,105	–	–	–	3,130,105

Total:	$9,340,257	$12,253,339	$26,429,036	$9,691,389	$4,381,431	$12,799,339	$26,429,036

David L. Meyers

If Mr. Meyers’ employment is terminated due to his death, the Company shall pay Mr. Meyers’ estate or designated beneficiary a portion of his target AIP Award for the year in which termination occurs (to the extent the performance objectives for such year are attained), prorated for Mr. Meyers’ actual employment during such year. In addition, 100% of the unvested deferred stock units under the AIP Deferred Compensation Plan will vest. If Mr. Meyers’ employment is terminated by the Company due to his Disability, the Company shall pay Mr. Meyers a cash severance amount equal to his current annual base salary and target AIP Award in a lump sum. In addition, if Mr. Meyers’ employment is terminated due to his death or Disability, Mr. Meyers will vest in 100% of his outstanding stock options and PARS and will continue to vest in his outstanding performance share units to the extent the performance measures are achieved.

If Mr. Meyers’ employment is terminated due to his retirement or for Cause, Mr. Meyers is not entitled to any severance benefits. However, in the event of Mr. Meyers’ retirement, the Company will provide pro-rata vesting of outstanding stock option and stock awards (provided that pro-rata performance share units only vest if stated performance measures are achieved). Additionally, under the Annual Incentive Program, Mr. Meyers will receive a portion of his target AIP award for the year in which he retires (to the extent the performance objectives for such year are attained), prorated for Mr. Meyers’ actual employment during such year.

If Mr. Meyers’ employment is terminated by the Company without Cause or Mr. Meyers’ resigns for Good Reason, the Company shall pay or provide Mr. Meyers:

•	a cash severance amount equal to two times (2x) his current annual base salary and target AIP Award (or, if greater, the amount of the AIP Award for next preceding year of full-time employment), paid in a lump sum;

•	a portion of his target AIP Award for the year in which termination occurs (to the extent the performance objectives for such year are attained), prorated for Mr. Meyers’ actual employment during such year paid in a lump sum;

•	a cash perquisite payment equal to his annual perquisite allowance paid in a lump sum;

•	health and welfare benefit continuation for 36 months – including executive medical and dental, prescription drug, life, and AD&D insurance plans, programs and arrangements;

•	an additional benefit under the Additional Benefits Plan – Qualified Pension Plan portion relating to Mr. Meyers’ cash severance;

•	pro-rata vesting of outstanding stock option and stock awards (provided that pro-rata performance share units only vest if stated performance measures are achieved);

•	executive-level outplacement services for 18 months in an amount not to exceed in any calendar year 18% of Mr. Meyers’ base salary and target AIP Award; and

•	office and secretarial services for a six-month period immediately following termination of employment.

If Mr. Meyers’ employment is terminated by the Company without Cause or he resigns for Good Reason within two years after a Change of Control, the Company shall provide Mr. Meyers the same benefits as provided in the event of his termination without Cause by the Company with the following exceptions:

•	the Company shall pay a 280G gross-up payment on account of the cash severance payment provided to Mr. Meyers; and

•	pursuant to the Del Monte Foods 2002 Stock Incentive Plan and the AIP Deferred Compensation Plan all of his outstanding equity awards shall vest as of the effective date of the Change of Control.

As a retirement eligible employee, Mr. Meyers will have the remaining life of the option to exercise his vested options upon any termination event, except for a termination by the Company for Cause. Generally, Mr. Meyers’ cash severance and other deferred compensation benefits will be subject to a six month delay of payment pursuant to Section 409A. Finally, in the event of Mr. Meyers’ resignation or termination by the Company for any reason other than Cause he will receive a SERP benefit.

Amounts shown in the table below represent vesting or distributions triggered by termination event only. Accordingly, previously vested stock options, which are reflected in the table set forth under “Outstanding

Equity Awards at Fiscal 2009 Year End,” are not reflected in the table below. If achievement of future performance measures is required for vesting purposes, no amount is represented in the table. Retirement and deferred compensation amounts below reflect the estimated lump-sum present value of such benefits.

A Change of Control without a termination event will result in 100% vesting of all Mr. Meyers’ outstanding equity awards (including unvested deferred stock units under the AIP Deferred Compensation Plan) in an aggregate amount equal to $2,033,837.

Table for David L. Meyers

				Resignation
				for Good
				Reason	Involuntary Termination by Company
				Within Two				Within Two
			Resignation	Years After				Years After
		Resignation/	for Good	a Change			Without	a Change
	Death	Retirement	Reason	of Control	Disability	For Cause	Cause	of Control

Cash Compensation:
Severance — Multiple of Base Salary and Target AIP Award	$–	$–	$1,785,000	$1,785,000	$892,500	$–	$1,785,000	$1,785,000
Severance — Perquisite Allowance	–	–	36,000	36,000	–	–	36,000	36,000
Pro-rata AIP Award	685,708	363,300	685,708	685,708	–	–	685,708	685,708
Equity Compensation:
Performance Share Units	–	–	–	1,316,352	–	–	–	1,316,352
PARS	612,864	257,779	257,779	612,864	612,864	–	257,779	612,864
Stock Options	–	–	–	–	–	–	–	–
Retirement & Deferred Compensation:
SERP	1,835,523	2,159,439	1,946,499	1,946,499	2,159,439	–	1,946,499	1,946,499
ABP — Qualified Pension Plan Portion	816,851	816,851	1,029,791	1,029,791	816,851	816,851	1,029,791	1,029,791
ABP — 401(k) Plan Portion	–	–	–	–	–	–	–	–
AIP Deferred Compensation Plan	523,100	418,479	418,479	523,100	418,479	418,479	418,479	523,100
Other Benefits:
Post-term Health and Welfare Benefit Continuation	–	–	105,889	105,889	–	–	105,889	105,889
280G Excise Tax Gross-up	–	–	–	783,617	–	–	–	783,617

Total:	$4,474,046	$4,015,848	$6,265,145	$8,824,820	$4,900,133	$1,235,330	$6,265,145	$8,824,820

Nils Lommerin

If Mr. Lommerin’s employment is terminated due to his death, the Company shall pay Mr. Lommerin’s estate or designated beneficiary a portion of his target AIP Award for the year in which termination occurs (to the extent the performance objectives for such year are attained), prorated for Mr. Lommerin’s actual employment during such year. In addition, 100% of the unvested deferred stock units under the AIP Deferred Compensation Plan will vest. If Mr. Lommerin’s employment is terminated by the Company due to his Disability, the Company shall pay Mr. Lommerin a cash severance amount equal to his current annual base salary and target AIP Award in a lump sum. In addition, if Mr. Lommerin’s employment is terminated due to his death or Disability, Mr. Lommerin will vest in 100% of his outstanding stock options and PARS and will continue to vest in his outstanding performance share units to the extent the performance measures are achieved.

If Mr. Lommerin’s employment is terminated due to his voluntary resignation or for Cause, Mr. Lommerin is not entitled to any severance benefits.

If Mr. Lommerin’s employment is terminated by the Company without Cause or Mr. Lommerin resigns for Good Reason, the Company shall pay or provide Mr. Lommerin:

•	a cash severance amount equal to one and one-half times (1 1/2x) his current annual base salary and target AIP Award paid in a lump sum;

•	a portion of his target AIP Award for the year in which termination occurs (to the extent the performance objectives for such year are attained), prorated for Mr. Lommerin’s actual employment during such year paid in a lump sum;

•	a cash perquisite payment equal to one and one-half times (1 1/2x) his annual perquisite allowance paid in a lump sum;

•	health and welfare benefit continuation for 18 months — including medical, dental, prescription drug, life, and AD&D insurance plans, programs and arrangements;

•	pro-rata vesting of outstanding stock option and stock awards (provided that pro-rata performance share units only vest if stated performance measures are achieved); and

•	executive-level outplacement services for 18 months in an amount not to exceed in any calendar year 18% of Mr. Lommerin’s base salary and target AIP Award.

If Mr. Lommerin’s employment is terminated by the Company without Cause or he resigns for Good Reason within two years after a Change of Control, the Company shall provide Mr. Lommerin the same benefits as provided in the event of his termination without Cause by the Company with the following exceptions:

•	the cash severance amount equal to one and one-half times (1 1/2x) his current annual base salary and target AIP Award shall be increased to two times (2x);

•	the Company shall pay a 280G gross-up payment on account of the cash severance payment provided to Mr. Lommerin; provided that such gross-up payment shall only be paid if the cash severance payment exceeds the 280G excess parachute payment criterion by 5% or more; and

•	pursuant to the Del Monte Foods 2002 Stock Incentive Plan and the AIP Deferred Compensation Plan all of his outstanding equity awards shall vest as of the effective date of the Change of Control.

Amounts shown in the table below represent vesting or distributions triggered by termination event only. Accordingly, previously vested stock options, which are reflected in the table set forth under “Outstanding Equity Awards at Fiscal 2009 Year End,” are not reflected in the table below. If achievement of future performance measures is required for vesting purposes, no amount is represented in the table. Retirement and deferred compensation amounts below reflect the estimated lump-sum present value of such benefits.

A Change of Control without a termination event will result in 100% vesting of all Mr. Lommerin’s outstanding equity awards (including unvested deferred stock units under the AIP Deferred Compensation Plan) in an aggregate amount equal to $2,433,367.

Table for Nils Lommerin

				Resignation
				for Good
				Reason	Involuntary Termination by Company
				Within Two				Within Two
			Resignation	Years After				Years After
		Resignation /	for Good	a Change			Without	a Change
	Death	Retirement	Reason	of Control	Disability	For Cause	Cause	of Control

Cash Compensation:
Severance – Multiple of Base Salary and Target AIP	$–	$–	$1,620,000	$2,160,000	$1,080,000	$–	$1,620,000	$2,160,000
Severance – Perquisite Allowance	–	–	54,000	54,000	–	–	54,000	54,000
Pro-rata AIP Award	887,827	–	887,827	887,827	–	–	887,827	887,827
Equity Compensation:
Performance Share Units	–	–	–	1,560,000	–	–	–	1,560,000
PARS	704,256	–	257,772	704,256	704,256	–	257,772	704,256
Stock Options	–	–	–	–	–	–	–	–
Retirement & Deferred Compensation:
SERP	–	–	–	–	–	–	–	–
ABP – Qualified Pension Plan Portion	157,629	157,629	157,629	157,629	157,629	157,629	157,629	157,629
ABP – 401(k) Plan Portion	–	–	–	–	–	–	–	–
AIP Deferred Compensation Plan	1,306,568	1,137,454	1,137,454	1,306,568	1,137,454	1,137,454	1,137,454	1,306,568
Other Benefits:
Post-term Health and Welfare Benefit Continuation	–	–	19,549	19,549	–	–	19,549	19,549
280G Excise Tax Gross-up	–	–	–	1,052,014	–	–	–	1,052,014

Total:	$3,056,280	$1,295,083	$4,134,231	$7,901,843	$3,079,339	$1,295,083	$4,134,231	$7,901,843

Timothy A. Cole

The terms of Mr. Cole’s employment are the same as Mr. Lommerin’s set forth above.

A Change of Control without a termination event will result in 100% vesting of all Mr. Cole’s outstanding equity awards (including unvested deferred stock units under the AIP Deferred Compensation Plan) in an aggregate amount equal to $1,448,431.

Table for Timothy A. Cole

				Resignation
				for Good
				Reason	Involuntary Termination by Company
				Within Two				Within Two
			Resignation	Years After				Years After a
		Resignation /	for Good	a Change		For	Without	Change
	Death	Retirement	Reason	of Control	Disability	Cause	Cause	of Control

Cash Compensation:
Severance – Multiple of Base Salary and Target AIP	$–	$–	$1,147,500	$1,530,000	$765,000	$–	$1,147,500	$1,530,000
Severance – Perquisite Allowance	–	–	54,000	54,000	–	–	54,000	54,000
Pro-rata AIP Award	586,459	–	586,459	586,459	–	–	586,459	586,459
Equity Compensation:
Performance Share Units	–	–	–	963,072	–	–	–	963,072
PARS	437,760	–	167,347	437,760	437,760	–	167,347	437,760
Stock Options	–	–	–	–	–	–	–	–

				Resignation
				for Good
				Reason	Involuntary Termination by Company
				Within Two				Within Two
			Resignation	Years After				Years After a
		Resignation /	for Good	a Change		For	Without	Change
	Death	Retirement	Reason	of Control	Disability	Cause	Cause	of Control

Retirement & Deferred Compensation:
SERP	–	–	–	–	–	–	–	–
ABP – Qualified Pension Plan Portion	156,726	156,726	156,726	156,726	156,726	156,726	156,726	156,726
ABP – 401(k) Plan Portion	17,820	17,820	17,820	17,820	17,820	17,820	17,820	17,820
AIP Deferred Compensation Plan	276,480	228,881	228,881	276,480	228,881	228,881	228,881	276,480
Other Benefits:
Post-term Health and Welfare Benefit Continuation	–	–	18,242	18,242	–	–	18,242	18,242
280G Excise Tax Gross-up	–	–	–	681,264	–	–	–	681,264

Total:	$1,475,245	$403,427	$2,376,975	$4,721,823	$1,606,187	$403,427	$2,376,975	$4,721,823

David W. Allen

Mr. Allen does not have an employment agreement with the Company. Mr. Allen’s severance benefits are primarily pursuant to the terms and conditions of the Company’s Executive Severance Plan. If Mr. Allen’s employment is terminated due to his death, retirement, resignation, Disability or for Cause, Mr. Allen is not entitled to any severance benefits under the Executive Severance Plan. However, if Mr. Allen’s employment is terminated due to his death or Disability, Mr. Allen will receive pursuant to the Annual Incentive Program a portion of his target AIP Award for the year in which termination occurs, prorated for Mr. Allen’s actual employment during such year. Additionally, Mr. Allen will vest in 100% of his outstanding stock options and PARS and will continue to vest in his outstanding performance share units to the extent the performance measures are achieved. In the event of Mr. Allen’s death, 100% of the unvested deferred stock units under the AIP Deferred Compensation Plan will vest.

If Mr. Allen’s employment is terminated by the Company without Cause, the Company shall pay or provide Mr. Allen:

•	a cash severance amount equal to one and one-half times (1 1/2x) his current annual base salary and target AIP Award paid in a lump sum;

•	a portion of his target AIP Award for the year in which termination occurs (to the extent the performance objectives for such year are attained, but not to exceed performance at 100%), prorated for Mr. Allen’s actual employment during such year paid in a lump sum;

•	health and welfare benefit continuation for 18 months – including medical, dental, prescription drug, life and AD&D insurance plans, programs and arrangements;

•	pro-rata vesting of outstanding stock option and stock awards (provided that pro-rata performance share units only vest if stated performance measures are achieved); and

•	executive-level outplacement services.

If Mr. Allen’s employment is terminated by the Company without Cause within two years after a Change of Control, the Company shall provide Mr. Allen the same benefits as provided in the event of his termination without Cause by the Company with the following exceptions:

•	the cash severance amount equal to one and one-half times (1 1/2x) his current base salary and target AIP Award shall be increased to two times (2x) paid in a lump sum;

•	the Company shall pay a 280G gross-up payment on account of the cash severance payment provided to Mr. Allen; provided that such gross-up payment shall only be paid if the cash severance payment exceeds the 280G excess parachute payment criterion by 5% or more; and

•	pursuant to the Del Monte Foods 2002 Stock Incentive Plan and the AIP Deferred Compensation Plan all of his outstanding equity awards shall vest as of the effective date of the Change of Control.

Amounts shown in the table below represent vesting or distributions triggered by termination event only. Accordingly, previously vested stock options, which are reflected in the table set forth under “Outstanding Equity Awards at Fiscal 2009 Year End,” are not reflected in the table below. If achievement of future performance measures is required for vesting purposes, no amount is represented in the table. Retirement and deferred compensation amounts below reflect the estimated lump-sum present value of such benefits.

A Change of Control without a termination event will result in 100% vesting of all Mr. Allen’s outstanding equity awards (including unvested deferred stock units under the AIP Deferred Compensation Plan) in an aggregate amount equal to $820,485.

Table for David W. Allen

			Involuntary Termination by Company
						Within Two
						Years After
		Resignation /			Without	a Change
	Death	Retirement	Disability	For Cause	Cause	of Control

Cash Compensation:
Severance – Multiple of Base Salary and Target AIP	$–	$–	$–	$–	$950,625	$1,267,500
Severance – Perquisite Allowance	–	–	–	–	–	–
Pro-rata AIP Award	239,583	–	239,583	–	239,583	239,583
Equity Compensation:
Performance Share Units	–	–	–	–	–	541,440
PARS	235,776	–	235,776	–	67,692	235,776
Stock Options	–	–	–	–	–	–
Retirement & Deferred Compensation:
SERP	–	–	–	–	–	–
ABP – Qualified Pension Plan Portion	–	–	–	–	–	–
ABP – 401(k) Plan Portion	–	–	–	–	–	–
AIP Deferred Compensation Plan	216,323	173,052	173,052	173,052	173,052	216,323
Other Benefits:
Post-term Health and Welfare Benefit Continuation	–	–	–	–	17,708	17,708
280G Excise Tax Gross-up	–	–	–	–	–	550,831

Total:	$691,682	$173,052	$648,411	$173,052	$1,448,660	$3,069,161

Equity Compensation Plan Information

The following table sets forth information on Del Monte’s equity compensation plans. All equity compensation plans have been approved by Del Monte stockholders.

As of May 3, 2009
Number of Securities
Remaining Available for
	Number of Securities to	Weighted-Average	Future Issuance under
	be Issued upon Exercise of	Exercise Price of	Equity Compensation
	Outstanding Options,	Outstanding Options,	Plans (Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column (a))
	Column (a)	Column (b)	Column (c)

Equity compensation plans approved by security holders	21,243,045 (1)	$9.17 (2)	2,081,355 (3)
Equity compensation plans not approved by security holders	–	–	–

Total:	21,243,045	$9.17	2,081,355

(1)	This includes 142,142 non-employee director restricted stock units, 1,124,500 performance accelerated restricted stock units (PARS), 901,835 ROIC-based performance share units, 1,072,531 RTSR-based performance share units (included herein based on target award but reducing shares available for future issuance based on maximum award), 617,224 deferred stock units, and 17,384,813 options to purchase shares outstanding under the Del Monte Foods Company Non-Employee Director and Independent Contractor 1997 Stock Incentive Plan, the Del Monte Foods Company 1998 Stock Incentive Plan and the Del Monte Foods Company 2002 Stock Incentive Plan. Each of these plans is described in our Annual Report on Form 10-K for fiscal 2009 filed with the Securities and Exchange Commission on July 1, 2009.

(2)	This weighted exercise price does not include outstanding performance share units, restricted stock units or deferred stock units. The remaining weighted term of these options is 6.25 years.

(3)	All of these shares remain available for future grants of awards under the Del Monte Foods Company 2002 Stock Incentive Plan. As of May 3, 2009, 3,197,405 shares had been issued under the 2002 Stock Incentive Plan.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Del Monte stockholders will be “householding” our proxy materials. A single annual report and proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, you may:

•	if you are a stockholder of record, direct your written request to Investor Relations, Del Monte Foods Company, P.O. Box 193575, San Francisco, California 94119-3575, or contact the Investor Relations department by phone at (415) 247-3382; or

•	if you are not a stockholder of record, notify your broker.

Del Monte will promptly deliver, upon request to the Del Monte address or telephone number listed above, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered. If you currently receive multiple copies of the proxy statement at your address and would like to request “householding” of these communications, please contact your broker if you are not a stockholder of record; or contact our Investor Relations Department if you are a stockholder of record, using the contact information provided above.

Other Matters

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting of Stockholders. If any other matters are properly brought before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

James Potter
General Counsel and Secretary

[August   , 2009]

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended May 3, 2009 is available without charge upon written request to: Corporate Secretary, Del Monte Foods Company, P.O. Box 193575, San Francisco, California 94119-3575.

ANNEX A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
DEL MONTE FOODS COMPANY

Del Monte Foods Company, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies as follows:

1.   The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 20, 1998 under the name Del Monte Foods Company.

2.   This Amended and Restated Certificate of Incorporation restates, integrates and further amends the Certificate of Incorporation of the Corporation.

3.   This Amended and Restated Certificate of Incorporation and the amendments to the Certificate of Incorporation contained herein were duly adopted in accordance with the provisions of Section 242 and 245 of the General Corporation Law of the State of Delaware.

4.   The Certificate of Incorporation of the Corporation is hereby restated, integrated and further amended to read in its entirety as follows:

ARTICLE I - NAME

The name of the company is Del Monte Foods Company (the “Corporation”).

ARTICLE II - AGENT

The registered office of the Corporation is located at 1209 Orange Street, in the City of Wilmington, in the County of New Castle, in the State of Delaware. The name of its registered agent at that address is The Corporation Trust Company.

ARTICLE III - PURPOSE

The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware.

ARTICLE IV - STOCK

Section 1.   Authorized Stock.  The aggregate number of shares which the Corporation shall have authority to issue is 502,000,000 of which 2,000,000 of said shares shall be par value $0.01, and shall be designated Preferred Stock, and 500,000,000 of said shares shall be par value $0.01 per share, and shall be designated Common Stock.

Section 2.   Preferred Stock. Subject to the limitations and in the manner provided by law, shares of the Preferred Stock may be issued from time to time in series and the Board of Directors of the Corporation is hereby authorized to establish and designate series of the Stock, to fix the number of shares constituting each series, and to fix the designations and the relative rights, preferences and limitations of the shares of each series and the variations in the relative rights, preferences and limitations as between series, and to increase and to decrease the number of shares constituting each series. Subject to the limitations and in the manner provided by law, the authority of the Board of Directors of the Corporation with respect to each series shall include but shall not be limited to the authority to determine the following:

(a)  The designation of such series.

(b)  The number of shares initially constituting such series.

(c)  The increase, and the decrease to a number not less than the number of the outstanding shares of such series, of the number of shares constituting such series theretofore fixed.

(d)  The rate or rates and the times at which dividends on the shares of such series shall be paid, the form in which such dividends shall be paid or payable (which may include additional shares of capital stock of the Corporation) and whether or not such dividends shall be cumulative and, if such dividends shall be cumulative, the date or dates from and after which they shall accumulate; provided, however, that, if the stated dividends are not paid in full, the shares of all series of the Preferred Stock ranking pari passu shall share ratably in the payment of dividends, including accumulations, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full.

(e)  Whether or not the shares of such series shall be redeemable and, if such shares shall be redeemable, the terms and conditions of such redemption, including but not limited to the date or dates upon or after which such shares shall be redeemable and the amount per share which shall be payable upon such redemption, which amount may vary under different conditions and at different redemption dates.

(f)  The amount payable on the shares of such series in the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided, however, that the holders of such shares shall be entitled to be paid, or to have set apart for payment, not less than $.01 per share before the holders of shares of the Common Stock or the holders of any other class or series of stock ranking junior to the Preferred Stock as to rights on liquidation shall be entitled to be paid any amount or to have any amount set apart for payment; and provided further, that, if the amounts payable on liquidation are not paid in full, the shares of all series of the Preferred Stock ranking pari passu shall share ratably in any distribution of assets other than by way of dividends in accordance with the sums which would be payable in such distribution if all sums payable were discharged in full. A liquidation, dissolution or winding up of the Corporation, as such terms are used in this paragraph (f), shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other corporation or other entity or corporations or other entities or a sale, lease or conveyance of all or a part of its assets.

(g)  Whether or not the shares of such series shall have voting rights, in addition to the voting rights provided by law and, if such shares shall have such voting rights, the terms and conditions thereof, including but not limited to the right of the holders of such shares to vote as a separate class either alone or with the holders of shares of one or more other series of Preferred Stock and the right to have more than one vote per share.

(h)  Whether or not a sinking fund shall be provided for the redemption of the shares of such series and, if such a sinking fund shall be provided, the terms and conditions thereof.

(i)  Whether or not a purchase fund shall be provided for the redemption of the shares of such series and, if such a purchase fund shall be provided, the terms and conditions thereof.

(j)  Whether or not the shares of such series shall have conversion or exchange privileges, and, if such shares shall have conversion or exchange privileges, the terms and conditions of conversion or exchange, including but not limited to any provision for the adjustment of the conversion rate or the conversion price and whether conversion or exchange can be effected solely by the Corporation or the holder.

(k)  Any other relative rights, preferences and limitations.

Section 3.   Voting Rights.  Except as otherwise provided by law or by the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, each holder of record of shares of Common Stock being entitled to one vote for each share of Common Stock standing in such holder’s name on the books of the Corporation.

Section 4.   No Class Vote On Changes In Authorized Number of Shares Of Stock.  Subject to the rights of the holders of any series of Preferred Stock pursuant to the terms of this Amended and Restated Certificate of Incorporation or any resolution or resolutions providing for the issuance of such series of stock adopted by the Board of Directors, the number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote generally in the election of directors irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

ARTICLE V - AMENDMENT OF BYLAWS

In furtherance and not in limitation of the powers conferred by law, the Board of Directors of the Corporation (the “Board”) is expressly authorized and empowered to adopt, amend and repeal the Bylaws of the Corporation by a majority vote at any regular or special meeting of the Board or by unanimous consent in lieu of a meeting. Notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation and in addition to any other vote required by law, the affirmative vote of the holders of not less than eighty percent (80%) of the voting power of all of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for purposes of this Article FIFTH as a single class, shall be required in order for the stockholders of the Corporation to adopt, amend or repeal any Bylaw.

ARTICLE VI - AMENDMENT OF CHARTER

The Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

ARTICLE VII - BOARD OF DIRECTORS

Section 1.  Number.  The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not fewer than seven nor more than fourteen directors (exclusive of directors referred to in the following paragraph), the exact number to be determined from time to time by resolution adopted by affirmative vote of a majority of such directors then in office. ~~From and after the date of the first annual meeting of the stockholders of the Corporation, the directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one third of the total number of directors determined by the Board pursuant to this Section 1. Class I directors shall serve for an initial term ending at the annual meeting of stockholders held in 1999, Class II directors for an initial term ending at~~

~~the annual meeting of stockholders held in 2000, and Class III directors for an initial term ending at the annual meeting of stockholders held in 2001.~~ Commencing with the 2010 annual meeting of the stockholders of the Corporation, the directors shall be elected annually for terms expiring at the next succeeding annual meeting. Directors elected at the 2007 annual meeting of stockholders shall hold office until the 2010 annual meeting of stockholders; directors elected at the 2008 annual meeting of stockholders shall hold office until the 2011 annual meeting of stockholders and directors elected at the 2009 annual meeting of stockholders shall hold office until the 2012 annual meeting of stockholders. ~~At each annual meeting of stockholders beginning in 1999, successors to the directors in the class whose term expires at that annual meeting shall be elected for a three year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classed so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director~~. A director shall hold office until ~~the annual meeting for the year in which his or her term expires and until~~ his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately by series, to elect directors at an annual or special meeting of stockholders, the number of such directors and the election, term of office, filling of vacancies and other features of such directorships shall be governed by the provisions of Article IV of this Amended and Restated Certificate of Incorporation and any resolution or resolutions adopted by the Board pursuant thereto~~, and such directors shall not be divided into classes unless expressly so provided therein~~.

There shall be no limitation on the qualification of any person to be elected as or to be a director of the Corporation or on the ability of any director to vote on any matter brought before the Board of Directors or any committee thereof, except (i) as required by applicable law, (ii) as set forth in this Amended and Restated Certificate of Incorporation or (iii) as set forth in any Bylaw adopted by the Board of Directors with respect to eligibility for election as a director upon reaching a specified age or, in the case of employee directors, with respect to the qualification for continuing service of directors upon ceasing employment with the Corporation.

Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

Section 2.   Removal; Vacancies.  Subject to the rights of the holders of any one or more series of Preferred Stock issued by the Corporation, any director, or the entire Board, may be removed from office at any time,~~but only for~~ with or without cause, ~~and~~ only by the affirmative vote of the holders of not less than eighty percent (80%) of the voting power of all the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for purposes of this sentence as a single class. Any vacancy in the Board that results from an increase in the number of directors and any other vacancy may be filled only by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall hold office for the remaining term of his or her predecessor.

ARTICLE VIII - STOCKHOLDER ACTION

No action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting.

ARTICLE IX - LIABILITY OF DIRECTORS & OFFICERS, ETC.

Section 1.   Elimination of Certain Liability of Directors. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General

Corporation Law of the State of Delaware as the same exists or may hereafter be amended. If the General Corporation Law of the State of Delaware is amended after the effective date of this Amended and Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

Any amendment, modification or repeal of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Section 2.   Indemnification and Insurance.

(a)  Right to Indemnification. Each person (a “Covered Person”) who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, amounts paid or to be paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974) reasonably incurred ~~of~~ or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification and advancement of expenses conferred in this Section shall be a contract right. The Corporation shall pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any such proceeding in advance of its final disposition; provided, however, that, if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a Covered Person as set forth herein in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of the Board, provide indemnification and advancement of expenses to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of and advancement of expenses to directors and officers.

(b)  Right of Claimant to Bring Suit. If a claim under paragraph (a) of this Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board, independent legal counsel, or its stockholders)

that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(c)  Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Amended and Restated Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

(d)  Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

(e)  Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Section 2 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE X - ISSUANCE OF STOCK AND RIGHTS

The Board shall have authority to authorize the issuance, from time to time without any vote or other action by the stockholders, of any or all shares of stock of the Corporation of any class at any time authorized, any securities convertible into or exchangeable for any such shares so authorized, and any warrant, option or right to purchase, subscribe for or otherwise acquire, shares of stock of the Corporation for any such consideration and on such terms as the Board from time to time in its discretion lawfully may determine, which terms and conditions may include, without limitation, restrictions or conditions that preclude or limit the exercise, transfer or receipt thereof or that invalidate or void any such securities, warrants, options or rights; provided, however, that the consideration for the issuance of shares of stock of the Corporation having par value shall not be less than such par value. Stock so issued, for which the consideration has been paid to the Corporation, shall be fully paid stock, and the holders of such stock shall not be liable for any further call or assessments thereon.

ARTICLE XI - CONSIDERATION OF OTHER CONSTITUENCIES

In addition to any other considerations which the Board may lawfully take into account in determining whether to take or to refrain from taking corporate action on any matter, including proposing any matter to the stockholders of the Corporation, the Board may, but shall not be obligated to, take into account the interests of clients or other customers, creditors, current and retired employees and other constituencies of the Corporation and its subsidiaries and the effect upon communities in which the Corporation and its subsidiaries do business.

ARTICLE XII - STOCKHOLDER PROPOSAL AND NOMINATION PROCEDURES

The Bylaws of the Corporation may establish procedures regulating the submission by stockholders of nominations and proposals for consideration at meetings of stockholders of the Corporation.

ARTICLE XIII - SPECIAL MEETINGS OF STOCKHOLDERS

Special meetings of stockholders may be called only on the order of the Chairman of the Board or the Board of Directors and shall be held at such date and time as may be specified in the notice. The business permitted to be conducted at any special meeting of the stockholders is limited to the purpose or purposes specified in the notice.

ARTICLE XIV - BUSINESS COMBINATIONS
WITH INTERESTED STOCKHOLDERS

The provisions of Section 203 of the Delaware General Corporation Law shall apply to the Corporation.

IN WITNESS WHEREOF, the undersigned hereby signs this Restated Certificate of Incorporation on this       day of                     , 2009.

DEL MONTE FOODS COMPANY

By:
Name:     James Potter

Title:	Secretary

ANNEX B

DEL MONTE FOODS
COMPANY
2002 STOCK INCENTIVE PLAN
Amended and Restated Effective July 28, 2009

DEL MONTE FOODS COMPANY

2002 STOCK INCENTIVE PLAN

1.	Purpose of the Plan

This Del Monte Foods Company 2002 Stock Incentive Plan, originally adopted effective December 20, 2002 (the “Effective Date”) and previously amended and restated effective August 15, 2005 and August 6, 2007, is hereby amended and restated effective July 28, 2009 (the “Restatement Date”). It is intended to promote the interests of the Company by encouraging the Company’s Employees, non-employee Directors and Consultants of the Company to continue in the service of the Company, and to provide such persons with incentives and rewards for superior management, growth and protection of the business of the Company.

2.	Definitions

As used in the Plan, the following definitions apply to the terms indicated below:

(a)  “Board of Directors” shall mean the Board of Directors of Del Monte.

(b)  “Cash Performance Unit” shall mean performance units payable in cash that do not involve the issuance of Common Stock and whose value is not measured by Common Stock.

(c)  “Cause,” when used in connection with the termination of a Participant’s employment with the Company, shall mean (i) a material breach by Participant of the terms of the Company’s policies and/or the Standards of Business Conduct; (ii) any act of theft, misappropriation, embezzlement, intentional fraud or similar conduct by Participant involving the Company or any affiliate; (iii) the conviction or the plea of nolo contendere or the equivalent in respect of a felony involving an act of dishonesty, moral turpitude, deceit or fraud by Participant; (iv) any damage of a material nature to the business or property of the Company or any affiliate caused by Participant’s willful or grossly negligent conduct; or (v) Participant’s failure to act in accordance with any specific lawful instructions given to Participant in connection with the performance of his duties for the Company or any affiliate. Notwithstanding the foregoing provisions of this Section 2(c), “Cause,” when used in connection with the termination of the employment with the Company of a Participant who at the time of such termination is a party to a written employment or retention agreement with the Company or participates in the Company’s executive severance policy, shall have the meaning assigned to such term in such agreement or policy.

(d)  “Change of Control” shall mean the occurrence of one or more of the following events:

(1)     any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof (a “Person”) or group of related Persons for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (a “Group”), together with any Affiliates (as defined below) thereof.

(2)     the approval by the requisite vote of holders of shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of common stock and preferred stock, of the Company (“Capital Stock”) of any plan or proposal for the liquidation or dissolution of the Company;

(3)     any Person or Group shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than forty percent (40%) of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company;

(4)     the replacement of a majority of the Board of Directors over any two-year period commencing after the Effective Date, as such Board of Directors was constituted at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors then still in office who either were members of such Board of Directors at the beginning of such period (any such individual who was a director at the beginning of such period or is so approved, nominated or designated being referred to herein as an “Incumbent Director”); provided, however, that no individual shall be considered an Incumbent Director if the individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

(5)     a merger or consolidation involving the Company in which the Company is not the surviving corporation, or a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Common Stock receive securities of another corporation and/or other property, including cash, or any other similar transaction.

For purposes of this Section 2(d), “Affiliate” shall mean, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” or “controlled” have meanings correlative of the foregoing.

(e)  “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any applicable regulations or guidance issued thereunder.

(f)  “Committee” shall mean the Compensation Committee of the Board of Directors or such other committee as the Board of Directors shall appoint from time to time to administer the Plan.

(g)  “Common Stock” shall mean Del Monte’s common stock, $0.01 par value per share.

(h)  “Company” shall mean Del Monte and each of its Subsidiaries.

(i)  “Consultant” shall mean any consultant, independent contractor, or other person who provides significant services to the Company, but who is neither an Employee nor a Director.

(j)  “Covered Employee” shall mean an Employee who is a “covered employee,” as such term is defined in Section 162(m)(3) of the Code, at the time of grant of an Incentive Award.

(k)  “Del Monte” shall mean Del Monte Foods Company, a Delaware corporation, and its successors.

(1)  “Director” shall mean a member of the Board of Directors, whether or not such individual also is an Employee.

(m)  “Disability” shall mean physical or mental disability as a result of which the Participant is unable to perform the essential functions of his position, even with reasonable accommodation, for six (6) consecutive months. Any dispute as to whether or not the Participant is so disabled shall be resolved by a physician reasonably acceptable to the Participant and the Company whose determination shall be final and binding upon both the Participant and the Company. Notwithstanding the foregoing provisions of this Section 2(m), “Disability,” when used in connection with the termination of the employment with the Company of a Participant who at the time of such termination is a party to a written employment or retention agreement with the Company, shall have the meaning assigned to such term in such agreement.

(n)  “Employee” shall mean any employee of the Company, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

(o)  “Fair Market Value” of a share of Common Stock with respect to any day shall mean (i) the average of the high and low sales prices on such day of a share of Common Stock as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading or (ii) if not so reported, the average of the closing bid and ask prices on such day as reported on the principal over-the-counter market on which the Common Stock is traded. In the event that the price of a share of Common Stock shall not be so reported, the Fair Market Value of a share of Common Stock shall be determined by the Committee in its absolute discretion.

(p)  “Incentive Award” shall mean an Option, Tandem SAR, Stand-Alone SAR or Stock Bonus granted pursuant to the terms of the Plan, or any type of arrangement with a Participant that is not inconsistent with the provisions of this Plan (including, without limitation, restricted stock, restricted stock units, stock purchase warrants, performance units, performance shares and Cash Performance Units).

(q)  “Incentive Stock Option” shall mean an Option that is an “incentive stock option” within the meaning of Section 422 of the Code and that is identified as an Incentive Stock Option in the agreement by which it is evidenced.

(r)  “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option.

(s)  “Option” shall mean an option to purchase shares of Common Stock of Del Monte granted pursuant to Section 6 hereof. Each Option shall be identified as either an Incentive Stock Option or a Non-Qualified Stock Option in the agreement by which it is evidenced.

(t)  “Participant” shall mean an Employee, Director or Consultant to whom an Incentive Award is granted pursuant to the Plan, and upon his death, his successors, heirs, executors and administrators, as the case may be.

(u)  “Plan” shall mean this Del Monte Foods Company 2002 Stock Incentive Plan, as it may be amended from time to time.

(v)  “Retirement” shall mean the termination of a Participant’s employment with the Company at or after attainment of age fifty-five (55) and completion of ten (10) or more years of continuous employment with the Company.

(w)  “Rule 16b-3” shall mean Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and any future regulation amending, supplementing or superseding such regulation.

(x)  “SEC” shall mean the U.S. Securities and Exchange Commission.

(y)  “Section 16 Person” shall mean a person who, with respect to the Common Stock, is subject to Section 16 of the Securities Exchange Act of 1934, as amended.

(z)  “Stand-Alone SAR” shall mean a stock appreciation right granted pursuant to Section 8 hereof that is not related to any Option.

(aa)  “Stock Bonus” shall mean a grant of a bonus payable in shares of Common Stock pursuant to Section 9 hereof.

(bb)  “Subsidiary” shall mean any “subsidiary corporation” within the meaning of Section 424(f) of the Code, but only for so long as the requisite ownership relationship exists.

(cc)  “Tandem SAR” shall mean a stock appreciation right granted pursuant to Section 7 hereof that is related to an Option. Each Tandem SAR shall be exercisable only to the extent its related Option is exercisable and only in the alternative to the exercise of its related Option.

3.	Stock Subject to the Plan

(a)  Maximum Shares Available for Delivery. Subject to Section 10 hereof, the maximum number of shares of Common Stock that may be delivered to Participants and their beneficiaries under the Plan (whether as Incentive Stock Options or as other Incentive Awards) shall be equal to 42,978,385*. The number of shares of Common Stock available for delivery under the Plan shall be reduced (i) by one (1) share for each share of Common Stock issued pursuant to an Option, a Stand-Alone SAR with an exercise price of at least the Fair Market Value of a share of Common Stock on the grant date (“FMV Exercise Price”) or a Tandem SAR with a FMV Exercise Price; and (ii) by one and ninety-eight hundredths (1.98) shares for each share of Common Stock issued pursuant to Incentive Awards other than those set forth in the preceding clause (i); provided, however, that (A) for Incentive Awards other than those set forth in the preceding clause (i) that were granted prior to May 4, 2009, but on or after April 30, 2007, the reduction shall be two and seventy-nine hundredths (2.79) shares for each share of Common Stock issued pursuant to any such Incentive Awards, (B) for Incentive Awards other than those set forth in the preceding clause (i) that were granted prior to April 30, 2007, but on or after May 2, 2005, the reduction shall be one and ninety-four hundredths (1.94) shares for each share of Common Stock issued pursuant to any such Incentive Awards, and (C) for Incentive Awards granted prior to May 2, 2005, the reduction shall be one (1) share of Common Stock for each share of Common Stock issued pursuant to any such Incentive Awards. If an outstanding Incentive Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Common Stock acquired pursuant to an Incentive Award subject to forfeiture or repurchase are forfeited or repurchased by Del Monte at the Participant’s purchase price to effect a forfeiture of unvested shares upon a termination of employment, the shares allocable to the terminated portion of such Incentive Award or such forfeited or repurchased shares shall result in an increase in the number of shares of Common Stock available for delivery under the Plan corresponding to the reduction originally made in respect of such Incentive Award and shall again be available for issuance under the Plan. Shares of Common Stock shall not be considered to have been issued under the Plan with respect to any portion of an Incentive Award (other than a Stand-Alone SAR or a Tandem SAR that may be settled in shares of Common Stock or cash) that is settled in cash. Shares withheld in satisfaction of tax withholding obligations shall not again become available for issuance under the Plan. Upon payment in shares of Common Stock pursuant to the exercise of a Stand-Alone SAR or a Tandem SAR, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which such Incentive Award is exercised. If the exercise price of an Option is paid by tender to Del Monte, or attestation of ownership, of shares of Common Stock owned by the Participant, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the Option is exercised. Shares of Common Stock issued under the Plan may be either newly issued shares or treasury shares, as determined by the Committee.

*	As of May 3, 2009, of this number, 3,197,405 shares had been issued under the Plan (reducing the shares available under the Plan by 3,319,415 shares), and 20,024,425 shares were subject to outstanding Incentive Awards (which if issued would reduce the shares available under the Plan by 26,157,970 shares). Accordingly, based on such May 3, 2009 numbers, as of the Restatement Date, 13,501,000 shares are available for future Incentive Awards.

(b)  Mergers and Acquisitions Exception. Shares of Common Stock may be issued pursuant to Incentive Awards in connection with corporate acquisitions and mergers under Rule 303A.08 of the New York Stock Exchange Listed Company Manual, and any such issuance shall not reduce the number of shares of Common Stock available for issuance under the Plan.

(c)  Payment Shares. Subject to the overall limitation in Section 3(a) on the number of shares of Common Stock that may be delivered under the Plan, the Committee may, in addition to granting Incentive Awards under Sections 6 through 9, use available shares of Common Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company, including those of any entity acquired by the Company.

(d)  Maximum Shares Per Participant. Subject to adjustment from time to time as provided in Section 10, no individual shall be eligible to be granted in the aggregate during any one fiscal year of the Company more than 2,000,000 shares of Common Stock pursuant to Options, Stand-Alone SARs, Tandem SARs, other Incentive Awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the Fair Market Value of a share of Common Stock on the date on which such Incentive Award is granted, or any other Incentive Award intended to qualify as performance-based compensation under Section 162(m) of the Code (other than Cash Performance Units, which shall be subject to the limitation set forth in Section 9(b)).

4.   Administration of the Plan

The Plan shall be administered by a Committee of the Board of Directors consisting of two or more persons, each of whom shall be a “non-employee director” within the meaning of Rule 16b-3 and an “outside director” within the meaning of Section 162(m) of the Code, unless otherwise determined by the Board of Directors.

The Committee shall have full discretionary authority to administer the Plan, including authority to interpret and construe any provision of the Plan and the terms of any Incentive Award issued under it and to adopt such rules and regulations for administering the Plan as it may deem necessary. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more Directors or management Employees. Decisions of the Committee shall be final and binding on all parties, and shall be given the maximum deference permitted by law.

The Committee may, in its absolute discretion, accelerate the date on which any Option or Stand-Alone SAR granted under the Plan vests and becomes exercisable or, subject to Sections 6(c)(1) and 8(c)(1) hereof, extend the term of any Option or Stand-Alone SAR granted under the Plan.

Whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment shall be determined by the Committee.

No member of the Committee shall be liable for any action, omission, or determination relating to the Plan, and Del Monte shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

5.	Eligibility

The persons who shall be eligible to receive Incentive Awards pursuant to the Plan shall be such Employees, Directors and Consultants as the Committee shall select from time to time. The Committee shall also specify the type and amount of such awards each such person is to be granted.

6.	Options

The Committee may grant Options pursuant to the Plan to Participants, which Options shall be evidenced by agreements in such form as the Committee shall from time to time approve. Options shall comply with and be subject to the following terms and conditions:

(a)  Identification of Options. All Options granted under the Plan shall be clearly identified in the agreement evidencing such Options as either Incentive Stock Options or as Non-Qualified Stock Options.

(b)  Exercise Price. The exercise price of any Non-Qualified Stock Option granted under the Plan shall be such price as the Committee shall determine on the date on which such Non-Qualified Stock Option is granted and shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date on which such Non-Qualified Stock Option is granted.

(c)  Term and Exercise of Options.

(1)  Each Option shall be exercisable on such date or dates, during such period and for such number of shares of Common Stock as shall be determined by the Committee on the day on which such Option is granted and set forth in the Option agreement with respect to such Option; provided, however, (i) that if a Participant’s employment is terminated by the Participant on account of Retirement or if the Participant is a Vice President or above at the time of termination of employment by the Company without Cause or by the Participant for “Good Reason” (as such term is defined in the Participant’s employment contract or, if included therein, the applicable executive severance plan), then the Option shall vest on a pro rata basis in accordance with the Company’s policy in effect at the time of such termination; (ii) that if a Participant’s employment is terminated on account of death or Disability, then all of the shares subject to the Option shall vest and become exercisable as of the time of such termination; (iii) that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and (iv) that each Option shall be subject to earlier expiration, termination, cancellation or exercisability as provided in this Plan.

(2)  Each Option shall be exercisable in whole or in part, subject to the provisions of the applicable Option agreement. The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof.

(3)  An Option shall be exercised by delivering written notice to Del Monte’s principal office, to the attention of the office specified by Del Monte. Such notice shall specify the number of shares of Common Stock with respect to which the Option is being exercised and the effective date of the proposed exercise and shall be signed by the Participant. Payment for shares of Common Stock purchased upon the exercise of an Option shall be made on the effective date of such exercise in full in cash or its equivalent. The Committee, in its sole discretion, also may permit exercise (i) by tendering previously acquired shares of Common Stock having an aggregate Fair Market Value at the time of exercise equal to the total exercise price, or (ii) by any other means that the Committee, in its sole discretion, determines to both provide legal consideration for the Common Stock, and to be consistent with the purposes of the Plan.

(4)  Any Option granted under the Plan may, to the extent lawful, be exercised by a broker-dealer acting on behalf of a Participant if (i) the broker-dealer has received from the Participant or Del Monte a fully- and duly-endorsed agreement evidencing such Option and instructions signed by the Participant requesting Del Monte to deliver the shares of Common Stock subject to such Option to the broker-dealer on behalf of the Participant and specifying the account into which such shares should be deposited, (ii) adequate provision has been made with respect to the payment of any withholding taxes due upon such exercise or, in the case of an Incentive Stock Option, the disposition of such shares and (iii) the broker-dealer and the Participant have otherwise complied with Section 220.3(e)(4) of Regulation T, 12 CFR Part 220.

(5)  Shares of Common Stock purchased upon the exercise of an Option shall be issued to the Participant as soon as practicable following the effective date on which the Option is exercised.

(6)  Transferability. Unless the Option document (or an amendment thereto authorized by the Committee) expressly states that the Option is transferable as provided hereunder, no Option granted under this Plan, nor any interest in such Option, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner prior to the vesting or lapse of any and all restrictions applicable thereto, other then pursuant to the beneficiary designation form described in Section 18 hereof or by will or the laws of descent and distribution. With respect to an Option that is not intended to qualify as an Incentive Stock Option, the Committee may grant such Option or amend an outstanding Option to provide that the Option is transferable or assignable to a member or members of the Participant’s “immediate family,” as such term is defined in Rule 16a-1(e) under the Exchange Act, or to a trust for the benefit solely of a member or members of the Participant’s immediate family, or to a partnership or other entity whose only owners are members of the Participant’s immediate family, provided the instrument of transfer is approved by the Committee, Options so transferred are not again transferable other than by will or by the laws of descent and distribution, and that following any such transfer or assignment the Option will remain subject to substantially the same terms applicable to the Option while held by the Participant, as modified as the Committee shall determine appropriate, and the transferee shall execute an agreement agreeing to be bound by such terms.

(7)  Subject to earlier termination pursuant to Sections 7(b)(2) and 10(c), and except as the Committee may otherwise provide in an Option Agreement, exercise of an Option shall be subject to the following:

(i)  In the event of the termination of the employment of a Participant with the Company for Cause, each Option then outstanding shall expire and be cancelled upon such termination.

(ii)  In the event that the employment of a Participant with the Company shall be terminated by the Company without Cause or by the Participant for a reason other than death, Disability or Retirement (A) Options granted to such Participant, to the extent that they were exercisable at the time of such termination in accordance with Section 6(c)(1) above, shall remain exercisable until the expiration of three (3) months after such termination, on which date they shall expire, and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination in accordance with Section 6(c)(1) above, shall expire at the close of business on the date of such termination; provided, however, that no Option shall be exercisable after the expiration of its term.

(iii)  In the event that the employment of a Participant with the Company shall terminate as the result of Retirement, Options granted to such Participant, to the extent such Options were exercisable at the time of such termination in accordance with Section 6(c)(1) above, shall remain exercisable until the expiration of their original terms. Options not exercisable at the time of termination in accordance with Section 6(c)(1) above shall expire at the close of business on the date of such termination.

(iv)  In the event that the employment of a Participant with the Company shall terminate as the result of Disability or death of the Participant, Options granted to such Participant, to the extent such Options were exercisable at the time of such termination in accordance with Section 6(c)(1) above, shall remain exercisable until the expiration of their original terms.

(v)  If the Participant dies within three (3) months following an involuntary termination of employment by the Company without Cause, then Options granted to such Participant, to the extent such Options were exercisable at the time of such termination in accordance with Section 6(c)(1) above, may be exercised until the expiration of the original terms of such Options or, if sooner, one (1) year from the Participant’s death. Options not exercisable at death shall expire at the close of business on the date of such employment termination.

(d) Limitations on Grant of Incentive Stock Options.

(1)  the exercise price of any Incentive Stock Option shall be at 100% of Fair Market Value on the date such option is granted, provided that, in the case of an individual, who at the time of the proposed grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of Del Monte or any of its Subsidiaries, the exercise price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date on which such Incentive Stock Option is granted.

(2)  The aggregate Fair Market Value of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Company or any Subsidiary shall not exceed $100,000. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted. In the event that the aggregate Fair Market Value of shares of Common Stock with respect to such Incentive Stock Options exceeds $100,000, then Incentive Stock Options granted hereunder to such Participant shall, to the extent and in the order required by regulations promulgated under the Code (or any other authority having the force of regulations), automatically be deemed to be Non-Qualified Stock Options, but all other terms and provisions of such Incentive Stock Options shall remain unchanged. In the absence of such Regulations (and authority), or in the event such Regulations (or authority) require or permit a designation of the options that shall cease to constitute incentive stock options, Incentive Stock Options shall, to the extent of such excess and in the order in which they were granted, automatically be deemed to be Non-Qualified Stock Options, but all other terms and provisions of such Incentive Stock Options shall remain unchanged.

(3)  Any Incentive Stock Option granted to an individual who, at the time of the proposed grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of Del Monte or any of its Subsidiaries shall not be exercisable after the expiration of five (5) years from the date such Incentive Stock Option is granted.

(4)  Only Employees are eligible to be granted Incentive Stock Options. Directors and Consultants are not eligible to be granted Incentive Stock Options.

7.	Tandem Stock Appreciation Rights

The Committee may grant in connection with any Option granted hereunder one or more Tandem SARs relating to a number of shares of Common Stock less than or equal to the number of shares of Common Stock subject to the related Option. A Tandem SAR may be granted at the same time as, or subsequent to the time that, its related Option is granted. Each Tandem SAR shall be evidenced by an agreement in such form as the Committee shall from time to time approve. Tandem SARs shall comply with and be subject to the following terms and conditions:

(a)  Benefit Upon Exercise.  The exercise of a Tandem SAR with respect to any number of shares of Common Stock shall entitle a Participant to (i) a cash payment, for each such share, equal to the excess of (A) the Fair Market Value of a share of Common Stock on the effective date of such exercise over (B) the exercise price of the related Option (which may not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant), (ii) the issuance to the Participant of a number of shares of Common Stock that on the date of the exercise of the Tandem SAR have a Fair Market Value equal to such excess or (iii) a combination of cash and shares of Common Stock in amounts equal to such excess, all as determined by the Committee in its discretion.

(b)  Term and Exercise of Tandem SAR.

(1)  A Tandem SAR shall vest and become exercisable at the same time and to the same extent as its related Option.

(2)  The exercise of a Tandem SAR with respect to a number of shares of Common Stock shall cause the immediate and automatic cancellation of its related Option with respect to an equal number of shares. The exercise of an Option, or the cancellation, termination or expiration of an Option (other than pursuant to this Paragraph (2)), with respect to a number of shares of Common Stock shall cause the automatic and immediate cancellation of its related Tandem SARs to the extent that the number of shares of Common Stock subject to such Option after such exercise, cancellation, termination or expiration is less than the number of shares subject to such Tandem SARs. Such Tandem SARs shall be cancelled in the order in which they became exercisable.

(3)  Each Tandem SAR shall be exercisable in whole or in part, as provided in the applicable agreement. The partial exercise of a Tandem SAR shall not cause the expiration, termination or cancellation of the remaining portion thereof.

(4)  Each Tandem SAR shall be exercised during the Participant’s lifetime by the Participant unless the related Option has been transferred as described in Section 6(c)(6), above. Further, unless the related Option is transferable as described in Section 6(c)(6), no Tandem SAR shall be assignable or transferable other than by will, the laws of descent and distribution, or as provided in Section 18 hereof and otherwise than together with its related Option.

(5)  A Tandem SAR shall be exercised by delivering written notice to Del Monte’s principal office, to the attention of the office specified by Del Monte. Such notice shall specify the number of shares of Common Stock with respect to which the Tandem SAR is being exercised and the effective date of the proposed exercise and shall be signed by the Participant.

8.   Stand-Alone Stock Appreciation Rights

The Committee may grant Stand-Alone SARs pursuant to the Plan, which Stand-Alone SARs shall be evidenced by agreements in such form as the Committee shall from time to time approve. Stand-Alone SARs shall comply with and be subject to the following terms and conditions:

(a)  Exercise Price. The exercise price of any Stand-Alone SAR granted under the Plan shall be determined by the Committee at the time of the grant of such Stand-Alone SAR but shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date on which such Stand-Alone SAR is granted.

(b)  Benefit Upon Exercise. The exercise of a Stand-Alone SAR with respect to any number of shares of Common Stock shall entitle a Participant to (i) a cash payment, for each such share, equal to the excess of (A) the Fair Market Value of a share of Common Stock on the effective date of such exercise over (B) the exercise price of the Stand-Alone SAR, (ii) the issuance to the Participant of a number of shares of Common Stock that on the date of the exercise of the Stand-Alone SAR have a Fair Market Value equal to such excess or (iii) a combination of cash and shares of Common Stock in amounts equal to such excess, all as determined by the Committee in its absolute discretion.

(c)  Term and Exercise of Stand-Alone SARs.

(1)  Each Stand-Alone SAR shall be exercisable on such date or dates, during such period and for such number of shares of Common Stock as shall be determined by the Committee and set forth in the Stand-Alone SAR agreement with respect to such Stand-Alone SAR and shall be subject to such termination, expiration or cancellation provisions as provided in the agreement evidencing such Stand-Alone SAR; provided, however, (i) that if a Participant’s employment is terminated by the Participant on account of Retirement or if the Participant is a Vice President or above at the time of termination of employment by the Company without Cause or by the Participant for “Good Reason” (as such term is defined in the Participant’s employment contract or, if included therein, the applicable executive severance plan), then the Stand-Alone SAR shall vest on a pro rata basis in accordance with the Company’s policy in effect at the time of such termination; (ii) that if a Participant’s employment is terminated on account of death or Disability, then all of the shares subject to the Stand-Alone SAR shall vest and become exercisable as of the time of such termination; (iii) that no Stand-Alone SAR will be exercisable after the expiration of ten (10) years from the date the Stand-Alone SAR is granted; and (iv) that each Stand-Alone SAR shall be subject to earlier expiration, termination, cancellation or exercisability as provided in this Plan.

(2)  A Stand-Alone SAR shall be exercised by delivering written notice to Del Monte’s principal office, to the attention of the office designated by Del Monte. Such notice shall specify the number of shares of Common Stock with respect to which the Stand-Alone SAR is being exercised and the effective date of the proposed exercise and shall be signed by the Participant.

(3)  Each Stand-Alone SAR shall be exercised during the Participant’s lifetime by the Participant unless it is transferred in the manner described in Section 6(c)(6), above. Further, unless the Stand-Alone SAR is transferable as described in Section 6(c)(6), no such SAR shall be assignable or transferable otherwise than by will, the laws of descent and distribution, or to the limited extent provided in Section 18 hereof.

(4)  Subject to earlier termination pursuant to Section 10(c), and except as the Committee may otherwise provide in the applicable the Stand-Alone SAR agreement, exercise of a Stand-Alone SAR shall be subject to the following:

(i)  In the event of the termination of the employment of a Participant with the Company for Cause, each Stand-Alone SAR then outstanding shall expire and be cancelled upon such termination.

(ii) In the event that the employment of a Participant with the Company shall be terminated by the Company without Cause or by the Participant for a reason other than death, Disability or Retirement (A) Stand-Alone SARs granted to such Participant, to the extent that they were exercisable at the time of such termination in accordance with Section 8(c)(1) above, shall remain exercisable until the expiration of three (3) months after such termination, on which date they shall expire, and (B) Stand-Alone SARs granted to such Participant, to the extent that they were not exercisable at the time of such termination in accordance with Section 8(c)(1) above, shall expire at the close of business on the date of such termination; provided, however, that no Stand-Alone SAR shall be exercisable after the expiration of its term.

(iii) In the event that the employment of a Participant with the Company shall terminate as the result of Retirement, Stand-Alone SARs granted to such Participant, to the extent such Stand-Alone SARs were exercisable at the time of such termination in accordance with Section 8(c)(1) above, shall remain exercisable until the expiration of their original terms. Stand-Alone SARs not exercisable at the time of termination in accordance with Section 8(c)(1) above shall expire at the close of business on the date of such termination.

(iv) In the event that the employment of a Participant with the Company shall terminate as the result of Disability or death of the Participant, Stand-Alone SARs granted to such Participant, to the extent such Stand-Alone SARs were exercisable at the time of such termination in accordance with Section 8(c)(1) above, shall remain exercisable until the expiration of their original terms.

(v)  If the Participant dies within three (3) months following an involuntary termination of employment by the Company without Cause, then Stand-Alone SARs granted to such Participant, to the extent such Stand-Alone SARs were exercisable at the time of such termination in accordance with Section 8(c)(1) above, may be exercised until the expiration of the original terms of such Stand-Alone SARs or, if sooner, one (1) year from the Participant’s death. Stand-Alone SARs not exercisable at death shall expire at the close of business on the date of such employment termination.

9.	Stock Bonuses and Other Incentive Awards

(a)  Grants of Awards. The Committee may grant Stock Bonuses in such amounts as it shall determine from time to time. A Stock Bonus shall be paid at such time and subject to such conditions as the Committee shall determine at the time of the grant of such Stock Bonus. Shares of Common Stock granted as a Stock Bonus shall be issued to the Participant to whom such grant was made as soon as practicable after the date on which such Stock Bonus is required to be paid. The Committee may also or in the alternative grant other Incentive Awards that are not restricted to any specified form or structure and may include, without limitation, restricted stock, restricted stock units, stock purchase warrants, performance units or performance shares. Cash Performance Units also are permitted under the Plan.

(b)  Performance Awards.

(1)  The Committee may grant Incentive Awards under the Plan based on performance that may, but need not, be intended to qualify as performance-based compensation under Section 162(m) of the Code.

(2)  The provisions of this Section 9(b)(2) shall apply to any Incentive Award based on performance that is intended to qualify as performance-based compensation under Section 162(m) of the Code with respect to Covered Employees. Such Incentive Awards shall be based on a target amount and the degree to which relevant selected performance goals are satisfied. For purposes of Section 162(m) of the Code, such Incentive Awards, other than Cash Performance Units, shall be subject to the limitation set forth in Section 3(d), and the maximum value of Cash Performance Units payable for any one fiscal year of the Company to any Participant shall be $3,000,000. For each performance period in respect of which such compensation is to be paid, the Committee shall select target amounts, the relevant performance goals and the weight to be accorded to each performance goal. The relevant performance goals may be based, either individually or in combination, on the Company as a whole or individual units thereof and measured either absolutely or relative to a designated group of comparable companies. The following are the business criteria that the Committee may use in establishing specific performance goals for the Company:

•	cash flow

•	earnings (including net earnings, earnings before interest, taxes and depreciation (EBIT) and earnings before interest, taxes, depreciation and amortization (EBITDA))

•	earnings per share

•	margin (including gross margin, net margin and operating margin)

•	stockholders’ equity

•	return on equity or average stockholders’ equity

•	return on assets, net assets or invested capital (ROIC)

•	total stockholder return (TSR)

•	revenue

•	pre-tax profit

•	net operating profit

•	income, net income or operating income

•	cash flow per share

•	operating cash flow

•	sales or revenue targets

•	return on operating revenue

•	market share

•	expenses and cost reduction goals

•	improvement in or attainment of working capital levels

•	share price performance

•	implementation or completion of projects or processes

•	customer satisfaction

•	capital expenditures

•	debt metrics

•	performance against operating budget goals

•	operating efficiency

When establishing the applicable performance goals for a performance period using one or more of the foregoing business criteria, the Committee is authorized to specify whether the applicable performance goal shall exclude certain measurable components, including, without limitation, one or more of the following, provided that the achievement or non-achievement of the resulting performance goal may be objectively determined from the financial information collected by the Company in the preparation of its financial reports: (i) restructuring and/or other nonrecurring charges; (ii) exchange rate effects, as applicable, for non-U.S. dollar denominated performance goals; (iii) the effects of changes to generally accepted accounting principles required by the Financial Accounting Standards Board; (iv) the effects of any statutory adjustments to corporate tax rates; (v) the effects of any “extraordinary items” as determined under generally accepted accounting principles; (vi) transformation-related expenses; (vii) the impact of purchase accounting; (viii) integration expenses; (ix) refinancing expenses; (x) litigation-related expenses; (xi) cash used in or provided by large acquisitions or divestitures; (xii) the impact of corporate transactions such as mergers, acquisitions and divestitures (including, but not limited to, cash flows of large acquisition or divestiture transactions); (xiii) any gain recognized in connection with the sale of businesses; (xiv) asset and/or goodwill write-downs, (xv) litigation or claim judgments or settlements; (xvi) the effect of changes in tax laws or other laws or provisions affecting reported financial results; and (xvii) any reorganization and restructuring programs.

The Committee shall designate in writing not later than ninety (90) days following the start of a performance period (but in no event after twenty-five percent (25%) of the performance period has elapsed), provided that the outcome of the selected performance goals is substantially uncertain at that time, the target Incentive Award, performance goals and factors (reflecting targets for such performance goals and relative weighting). The Committee may, in its discretion, direct that any Incentive Award be reduced on account of individual and corporate performance below the amount calculated on the basis of one or more of the foregoing performance goals and related factors.

10.	Adjustment Upon Changes in Common Stock and Certain Transactions

(a)  Shares Available for Incentive Awards. In the event of any change in the number of shares of Common Stock outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the maximum aggregate number of shares of Common Stock with respect to which the Committee may grant Incentive Awards shall be appropriately adjusted by the Committee. In the event of any change in the number of shares of Common Stock outstanding by reason of any other event or transaction, the Committee may, but need not, make such adjustments in the number and class of shares of Common Stock with respect to which Incentive Awards may be granted as the Committee may deem appropriate.

(b)  Outstanding Incentive Awards - Increase or Decrease in Issued Shares Without Consideration.  Subject to any required action by the stockholders of Del Monte, in the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend (but only on the shares of Common Stock), or any other increase or decrease in the number of such shares effected without receipt or payment of consideration by Del Monte, or change in the capitalization of Del Monte, the Committee shall proportionally adjust the number of shares of Common Stock subject to each outstanding Incentive Award, and the applicable exercise price per share of Common Stock of each such award to prevent dilution or the enlargement of rights.

(c)  Outstanding Incentive Awards – Changes of Control and Other Transactions. Upon the occurrence of a Change of Control, all outstanding Incentive Awards shall vest and become immediately exercisable. The Committee, in its discretion, shall determine whether outstanding Incentive Awards shall vest and become automatically exercisable in the event of a transaction other than a Change of Control. Further, the Committee, in its discretion, shall determine whether any outstanding Incentive Awards will, in the context of a Change of Control or any other transaction, be converted into comparable awards of a successor entity or redeemed for payment in cash or kind or both.

(d)  Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by deferred stock units, as determined by the Committee and contained in the agreement evidencing such deferred stock units, including, without limitation, pursuant to the Del Monte Foods Company 2005 Non-Employee Director Deferred Compensation Plan, the Del Monte Corporation AIP Deferred Compensation Plan, and any similar or successor plans thereto. At the sole discretion of the Committee, such dividend equivalents may be converted into additional shares of Common Stock covered by the deferred stock units in such manner as determined by the Committee. Any additional shares covered by the deferred stock units credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying agreement to which the deferred stock units relate.

(e)  No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of Del Monte or any other corporation. Except as expressly provided in the Plan, no issuance by Del Monte of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to an Incentive Award or the exercise price of any Option, Tandem SAR or Stand-Alone SAR.

11.	Rights as a Stockholder

No person shall have any rights as a stockholder with respect to any shares of Common Stock covered by or relating to any Incentive Award granted pursuant to this Plan until the date of the issuance of such shares. Except as otherwise expressly provided in Section 10 hereof, no adjustment to any Incentive Award shall be made for dividends or other rights for which the record date occurs prior to the date such shares are issued.

12.	No Special Employment Rights; No Right to Incentive Award

Nothing contained in the Plan or any Incentive Award shall confer upon any Participant any right with respect to the continuation of his employment by the Company or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Incentive Award.

No person shall have any claim or right to receive an Incentive Award hereunder. The Committee’s granting of an Incentive Award to a Participant at any time shall neither require the Committee to grant an Incentive

Award to such Participant or any other Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other person.

13.	Securities Matters

(a)  Del Monte shall be under no obligation to effect the registration pursuant to the Securities Act of 1933, as amended, of any shares of Common Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, Del Monte shall not be obligated to cause to be issued or delivered any shares of Common Stock pursuant to the Plan unless and until Del Monte is advised by its counsel that the issuance and delivery of such shares is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. The Committee may require, as a condition of the issuance and delivery of shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that such shares, if certificated, bear such legends, and if dematerialized, be so restricted, in each case, as the Committee, in its sole discretion, deems necessary or desirable.

(b)  The exercise of any Option granted hereunder shall only be effective at such time as counsel to Del Monte shall have determined that the issuance and delivery of shares of Common Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. Del Monte may, in its sole discretion, defer the effectiveness of any exercise of an Option granted hereunder in order to allow the issuance of shares of Common Stock pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. Del Monte shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Option granted hereunder. During the period that the effectiveness of the exercise of an Option has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

(c)  In the event that the Committee defers the effectiveness of the exercise of a Participant of an Option granted hereunder in order to allow the issuance of shares of Common Stock pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws, such Participant may elect, by delivery of written notice by the Participant to the Company not later than thirty (30) days following his receipt of notice of such deferral or the expiration of such deferral, to surrender the exercisable portion of such Option (or any portion thereof) to the Company in consideration for a lump sum payment in cash in an amount equal to the product of (A) the excess of (i) the value of a share of Common Stock as determined by the Board of Directors as of the date of surrender over (ii) the per share exercise price of the Option and (B) the number of shares with respect to which such Participant desires and is entitled to exercise such Option. Notice shall be delivered in person or by certified mail, return receipt requested and shall be deemed to have been given when personally delivered or three (3) days after mailing.

14.	Withholding Taxes

(a)  Cash Remittance. Whenever shares of Common Stock are to be issued upon the exercise of an Option or the grant of other Incentive Awards, Del Monte shall have the right to require the Participant to remit to Del Monte in cash an amount sufficient to satisfy federal, state and local withholding tax requirements, if any, attributable to such exercise or grant prior to the delivery of any shares. In addition, upon the exercise or vesting of an Incentive Award, Del Monte shall have the right to withhold from any cash payment required to be made pursuant thereto an amount sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise or vesting.

(b)  Stock Remittance. At the election of the Participant or the Company, subject to the approval of the Committee, when shares of Common Stock are to be issued upon the exercise or settlement of an Incentive Award, the Participant may tender to Del Monte a number of shares of Common Stock, the Fair Market Value of which at the tender date the Company determines to be sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise or settlement and not greater than the Participant’s estimated total federal, state and local tax obligations associated with such exercise or settlement. Such election shall satisfy the Participant’s obligations under Section 14(a) hereof.

(c)  Stock Withholding. At the election of the Participant or the Company, subject to the approval of the Committee, when shares of Common Stock are to be issued upon the exercise or settlement of an Incentive Award, Del Monte shall withhold a number of such shares, the Fair Market Value of which at the exercise or settlement date the Company determines to be sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise or settlement and is not greater than the Participant’s estimated total federal, state and local tax obligations associated with such exercise or settlement. Such election shall satisfy the Participant’s obligations under Section 14(a) hereof.

15.	Repayment/Forfeiture for Misconduct

This Section 15 shall apply to a Participant if: (i) Del Monte or any of its subsidiaries restates any financial report that, due to misconduct as determined by the Committee, was materially noncompliant with the securities laws when filed; and (ii) the Participant is a Section 16 Person. If, in the Committee’s opinion, such Participant knowingly or with gross negligence engaged in the misconduct, (a) in the case of an Option, Stand-Alone SAR or Tandem SAR (the “Option/SAR”) that was granted to the Participant during the 12-month period after the restated financial report (i.e., the financial report that was later restated) was first publicly issued or filed with the SEC, such participant shall forfeit any unexercised portion of such Option/SAR as well as any Common Stock or cash acquired or received through exercise of such Option/SAR, and shall repay Del Monte for any profits received by the Participant from any sale or other disposition of Common Stock acquired by the Participant under such Option/SAR; (b) in the case of a Stock Bonus, such Participant shall repay Del Monte any amounts received by the Participant under such Stock Bonus during the 12-month period after the restated financial report (i.e., the financial report that was later restated) was first publicly issued or filed with the SEC, and if the grant of such Stock Bonus occurred during such 12-month period, any outstanding portion of such grant shall be cancelled; and (c) in the case of Cash Performance Units that resulted in payments to such Participant during the 12-month period after the restated financial report (i.e., the financial report that was later restated) was first publicly issued or filed with the SEC, such Participant shall repay Del Monte the sum of any such amounts paid during such 12-month period and, to the extent such Participant defers any portion of such amounts under any applicable plan, shall forfeit (or repay to Del Monte if previously distributed) such deferred amounts and any matching contributions allocated to such Participant under that plan on such deferred amounts. If the Committee determines that the Participant did not engage in the misconduct, the Committee shall determine, in its sole discretion, to correct any unjust enrichment, if any portion of the amounts described in the preceding sentence are subject to repayment by the Participant by any legally permitted means that the Committee deems appropriate.

16.	Amendment of the Plan

The Board of Directors may at any time suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, (i) that without approval of the stockholders, no revision or amendment shall, except as provided in Section 10 hereof, increase the number of shares of Common Stock that may be issued under the Plan; and (ii) no such action shall impair rights and obligations under any Incentive Award granted prior to such action, except with the written consent of the affected Participant.

17.	No Obligation to Exercise

The grant to a Participant of an Option, Tandem SAR or Stand-Alone SAR shall impose no obligation upon such Participant to exercise such Option, Tandem SAR or Stand-Alone SAR.

18.	Transfers Upon Death

If permitted by the Committee, a Participant may name a beneficiary or beneficiaries to whom any vested but unpaid Incentive Award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Incentive Award agreement, any unexercised vested Incentive Award may be exercised by the administrator or executor of the Participant’s estate. No such transfer or distribution of any Incentive Award, or the right to exercise any Incentive Award, shall be effective to bind Del Monte unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Incentive Award that are or would have been applicable to the Participant and to be bound by the acknowledgements made by the Participant in connection with the grant of the Incentive Award.

19.	Expenses and Receipts

The expenses of the Plan shall be paid by Del Monte. Any proceeds received by Del Monte in connection with any Incentive Award will be used for general corporate purposes.

20.	Failure to Comply

In addition to the remedies of Del Monte elsewhere provided for herein, failure by a Participant to comply with any of the terms and conditions of the Plan or the agreement executed by such Participant evidencing an Incentive Award, unless such failure is remedied by such Participant within ten days after having been notified of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Incentive Award, in whole or in part, as the Committee, in its absolute discretion, may determine.

21.	Compliance with Rule 16b-3

Transactions under this Plan with respect to Section 16 Persons are intended to comply with all applicable conditions of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. To the extent any provision of the Plan, Incentive Award agreement or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

22.	Compliance with Section 409A

Notwithstanding anything in the Plan or any Incentive Award agreement to the contrary and effective as of January 1, 2005, to the extent that any amount or benefit that constitutes “deferred compensation” to a Participant under Section 409A of the Code is otherwise payable or distributable to a Participant under the Plan or any Incentive Award agreement solely by reason of the occurrence of a Change of Control or due to the Participant’s disability or “separation from service” (as such term is defined under Section 409A of the Code), such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless the Committee determines in good faith that (i) the circumstances giving rise to such Change of Control, disability or separation from service meet the definition of a change in ownership or effective control of a corporation, a change in the ownership of a substantial portion of the assets of a corporation, disability or separation from service, as the case may be, in Section 409A(a)(2)(A) of the Code, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A of the Code by reason of the short-term deferral exemption or otherwise. Any payment or distribution that otherwise would be made to a Participant who is a “specified employee” (as determined by the Committee in good faith in accordance with Section 409A(a)(2)(B) of the Code) on account of separation from service may not be made before the date that is six (6) months after the date of such specified employee’s separation from service unless the payment or distribution is otherwise exempt from the application of Section 409A of the Code.

The Plan is intended to be administered in a manner consistent with the requirements, where applicable, of Section 409A of the Code. The provisions of Section 409A of the Code are incorporated herein by reference to the extent necessary for any Incentive Award that is subject to Section 409A to comply therewith. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any Incentive Award may be subject to Section 409A of the Code, the Committee may adopt such amendments to the Plan and the applicable Incentive Award agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect, or take any other actions that the Committee determines are necessary or appropriate to (i) exempt the Incentive Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Incentive Award, or (ii) comply with the requirements of Section 409A of the Code. Notwithstanding the foregoing, neither the Company nor the Committee shall have any liability to any person in the event that Section 409A applies to any such Incentive Award in a manner that results in adverse tax consequences for the Participant or any of the Participant’s beneficiaries.

23.	Repricing

Subject to Section 10(b) hereof, without the approval of the Company’s stockholders, no Option, Tandem SAR, Stand-Alone SAR, Stock Bonus, or other Incentive Award granted hereunder shall be repriced, replaced, or regranted through (a) cancellation and regrant at a lower price, (b) cancellation of an Option, Tandem SAR or Stand-Alone SAR in exchange for cash or a new Incentive Award, (c) lowering the exercise price of a previously awarded Option, (d) lowering the grant price of a previously awarded Tandem SAR or Stand-Alone SAR, (e) lowering the purchase price of a previously awarded Stock Bonus or other Incentive Award, or (f) any other action that is treated as a repricing under generally accepted accounting principles.

24.	Applicable Law

The Plan will be administered in accordance with the laws of the State of California, without reference to its principles of conflicts of law.

25.	Effective Date; Restatement Date

The Plan (i) commenced on the Effective Date and was approved by the stockholders of Del Monte within twelve (12) months thereafter, (ii) subsequently was amended and restated on August 15, 2005 and was approved by the stockholders of Del Monte within twelve (12) months thereafter, (iii) subsequently was amended and restated on August 6, 2007 and was approved by the stockholders of Del Monte within twelve (12) months thereafter, and (iv) subsequently was amended and restated on the Restatement Date, subject to approval by the stockholders of Del Monte within twelve (12) months thereafter. Subject to Section 16 (regarding the Board’s right to amend or terminate the Plan), the Plan shall remain in effect following the Restatement Date; provided, however, that without further stockholder approval, no Incentive Stock Option may be granted under the Plan on or after the tenth anniversary of the Restatement Date.

ANNEX C

DEL MONTE FOODS COMPANY
ANNUAL INCENTIVE PLAN

Amended And Restated Effective July 28, 2009

1.	Purpose

The Del Monte Annual Incentive Plan (the “Plan”) is a cash-based incentive program designed to accomplish the following objectives of Del Monte Foods Company (“Del Monte”):

(a)  To link annual corporate and business priorities with individual and group performance goals, reinforcing line of sight and contribution to results;

(b)  To reinforce a high performance culture tying rewards to measurable accountabilities and goal achievement;

(c)  To recognize and reward individual performance and differentiate award levels based on absolute and relative contributions; and

(d)  To provide a variable award opportunity as part of a competitive total compensation program that enables Del Monte to attract, retain, and motivate its leadership and key employees.

Del Monte’s fiscal year shall be the Plan Year, and this Plan, amended and restated effective July 28, 2009, shall first apply to the Plan Year beginning May 3, 2010.

Awards under the Plan that are based on Corporate Objectives, Business Unit Objectives and certain Individual Objectives/MBOs are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). However, participants may receive awards under the Plan based on Individual Objectives/MBOs that are not intended to qualify as performance-based compensation under Section 162(m) of the Code. Notwithstanding the foregoing or anything in the Plan to the contrary, in the event that the Compensation Committee of Del Monte’s Board of Directors (the “Committee”) determines that it is advisable to grant awards under the Plan that shall not qualify as performance-based compensation under Section 162(m) of the Code, the Committee may make such grants without satisfying the requirements of Section 162(m) of the Code.

2.	Administration

The Plan shall be administered by the Committee, which shall consist solely of two or more outside directors of Del Monte who satisfy the requirements of Section 162(m) of the Code. The Committee shall have the sole discretion and authority to administer and interpret the Plan in accordance with Section 162(m) of the Code, as appropriate, and the decisions of the Committee shall in every case be final and binding on all persons having an interest in the Plan. Notwithstanding the foregoing, certain aspects of the Plan as it applies to participants who are not subject to Section 16 of the Securities Exchange Act of 1934, as amended, may be administered by the Company, and in such event, the Company shall have the sole discretion and authority to administer and interpret such aspects of the Plan, and the decisions of the Company shall in every case be final and binding on all such participants.

3.	Eligibility

To be eligible for participation in the Plan, an employee must be in Exempt Salary Grade 13 (or equivalent) or above and must not be a participant in a sales incentive program.

To be eligible for an award payment with respect to any given Plan Year, a participant must (i) be in an eligible position on or before the date that is ninety (90) days prior to the end of a Plan Year; (ii) be on the active payroll at the time of the award distribution, unless the participant dies or terminates employment due to “Disability” or “Retirement” (as such terms are defined below) prior to the end of the Plan Year; and (iii) comply with rules of the Plan as established by the Committee.

In the case of a participant’s death or Disability, a prorated award at target based on the number of months worked during the Plan Year (but not otherwise adjusted for performance) shall be paid to the participant (or beneficiary) as soon as practicable after such death or Disability, but in no event beyond the later of (i) March 15 of the calendar year following the calendar year in which the death or Disability occurs or (ii) the 15th day of the third month following the end of the Plan Year in which the death or Disability occurs (i.e., July 15 if the Plan Year ends in April, and August 15 if the Plan Year ends in May).

In the case of a participant’s Retirement, (i) with respect to any participant who is subject to Section 16 of the Securities Exchange Act of 1934, as amended (a “Section 16 Person”), a prorated award at target based on the number of months worked during the Plan Year and adjusted for performance shall be paid to the participant as soon as practicable after approval by the Committee, but in no event later than seventy-five (75) days following the end of the Plan Year with respect to which such award is being paid, and (ii) with respect to any other participant, a prorated award at target based on the number of months worked during the Plan Year (but not otherwise adjusted for performance) shall be paid to the participant as soon as practicable after such Retirement, but in no event beyond the later of (i) March 15 of the calendar year following the calendar year in which the Retirement occurs or (ii) the 15th day of the third month following the end of the Plan Year in which the Retirement occurs (i.e., July 15 if the Plan Year ends in April, and August 15 if the Plan Year ends in May).

Loss of eligibility may occur if the employee’s salary grade is changed to an exempt grade below 13 (or equivalent) as a result of a reclassification or demotion.

For purposes of the Plan, “Disability” shall mean a physical or mental disability as a result of which a participant is unable to perform the essential functions of his or her position, even with reasonable accommodation, for six (6) consecutive months. Any dispute as to whether or not the participant is so disabled shall be resolved by a physician reasonably acceptable to the participant and Del Monte, whose determination shall be final and binding upon both the participant and Del Monte. Notwithstanding the foregoing, “Disability,” when used in connection with the termination of the employment with Del Monte of a participant who at the time of such termination is a party to a written employment or retention agreement with Del Monte (or Del Monte Corporation), shall have the meaning assigned to such term in such agreement.

For purposes of the Plan, “Retirement” shall mean the termination of a participant’s employment with Del Monte at or after attainment of age fifty-five (55) and completion of ten (10) or more years of continuous employment with Del Monte.

4.	Target Incentive Awards

For each Plan Year, each participant shall have a target incentive award opportunity expressed as a percentage of such participant’s “Fiscal Year Earnings.” A participant’s target incentive award opportunity shall be determined by salary grade and position.

For purposes of the Plan, “Fiscal Year Earnings” shall mean a participant’s base salary earned during the Plan Year; accordingly, such term shall exclude incentives, perquisite allowances, special awards, and any other compensation that is not part of a participant’s base salary.

The Committee shall establish target incentive award opportunities in writing not later than ninety (90) days after the start of each Plan Year (or other applicable performance period), but in no event after twenty-five percent (25%) of the Plan Year (or other applicable performance period) has elapsed, provided that the outcome of the selected performance goals is substantially uncertain at that time. The target incentive award shall be prorated for any employee who becomes a participant in the Plan after the beginning of a Plan Year based on the number of months of participation in the Plan. The target incentive award for a participant who changes salary grade or position during a Plan Year shall be based on the Fiscal Year Earnings, target incentive award opportunity and performance goals associated with each such salary grade or position and the period of time spent in each such salary grade or position.

5.	Performance Goals

(a)  Establishment of Performance Goals

Individual awards for each Plan Year shall be based upon one or more performance goals (established by the Committee as described below) and their relative weights, which will vary by salary grade or position. The performance goals may be Corporate Objectives, Business Unit Objectives, Individual Objectives/MBOs (or any combination of the foregoing).

The Committee shall establish the following in writing not later than ninety (90) days after the start of each Plan Year (or other applicable performance period), but in no event after twenty-five percent (25%) of the Plan Year (or other applicable performance period) has elapsed, provided that the outcome of the selected performance goals is substantially uncertain at that time:

(i)  any specific Corporate Objectives and/or Business Unit Objectives for the Plan Year; the relative weighting of Corporate Objectives (in aggregate), Business Unit Objectives (in aggregate) and Individual Objectives/MBOs (in aggregate) with respect to each participant’s target incentive award opportunity; the relative weighting of each Corporate Objective to the Corporate Objectives in aggregate (as applicable), and the relative weighting of each Business Unit Objective to the Business Unit Objectives in aggregate (as applicable);

(ii)  with respect to any Section 16 Person, any specific Individual Objectives/MBOs and the relative weighting of each Individual Objective/MBO to the Individual Objectives/MBOs in aggregate;

(iii)  with respect to any Corporate Objectives and/or Business Unit Objectives for the Plan Year, the range of Corporate Performance Multiples or Business Unit Performance Multiples (in each case, expressed as a percentage) for each applicable Objective, including, at the Committee’s discretion, a minimum level of performance below which the corresponding Corporate or Business Unit Performance Multiple shall be zero, and a maximum level of performance above which the corresponding Corporate or Business Unit Performance Multiple shall not increase;

(iv)  with respect to any Individual Objectives/MBOs for the Plan Year for any Section 16 Person, at the Committee’s discretion, minimum MBO scores below which the participant’s MBO score shall be zero, maximum MBO scores above which the participant’s MBO score shall not increase and a cap on the aggregate MBO score that may be attained by all participants in any particular functional area; and

(v)  in the event that the Committee decides to establish and determine awards in accordance with Section 7, the maximum award (expressed as a percentage of a participant’s target incentive award opportunity) that may be earned upon achievement of the Threshold Goal (as defined in Section 7).

(b)  Types of Performance Goals

1.   Performance Goals Based on Corporate Objectives

The Committee may establish corporate performance goals (Corporate Objectives). Corporate Objectives are performance goals that may be based, either individually or in combination, on Del Monte as a whole or individual units thereof and measured either absolutely or relative to a designated group of comparable companies. The following are the types of business criteria on which the Committee may base specific Corporate Objectives:

•	cash flow

•	earnings (including net earnings, earnings before interest, taxes and depreciation (EBIT) and earnings before interest, taxes, depreciation and amortization (EBITDA))

•	earnings per share

•	margin (including gross margin, net margin and operating margin)

•	stockholders’ equity

•	return on equity or average stockholders’ equity

•	return on assets, net assets or invested capital (ROIC)

•	total stockholder return (TSR)

•	revenue

•	pre-tax profit

•	net operating profit

•	income, net income or operating income

•	cash flow per share

•	operating cash flow

•	sales or revenue targets

•	return on operating revenue

•	market share

•	expenses and cost reduction goals

•	improvement in or attainment of working capital levels

•	share price performance

•	implementation or completion of projects or processes

•	customer satisfaction

•	capital expenditures

•	debt metrics

•	performance against operating budget goals

•	operating efficiency

When establishing the applicable Corporate Objectives for a Plan Year using one or more of the foregoing business criteria, the Committee is authorized to specify whether the applicable performance goal shall exclude certain measurable components, including, without limitation, one or more of the following, provided that the achievement or non-achievement of the resulting performance goal may be objectively determined from the financial information collected by the Company in the preparation of its financial reports: (i) restructuring and/or other nonrecurring charges; (ii) exchange rate effects, as applicable, for non-U.S. dollar denominated performance goals; (iii) the effects of changes to generally accepted accounting principles required by the Financial Accounting Standards Board; (iv) the effects of any statutory adjustments to corporate tax rates; (v) the effects of any “extraordinary items” as determined under generally accepted accounting principles; (vi) transformation-related expenses; (vii) the impact of purchase accounting; (viii) integration expenses; (ix) refinancing expenses; (x) litigation-related expenses; (xi) cash used in or provided by large acquisitions or divestitures; (xii) the impact of corporate transactions such as mergers, acquisitions and divestitures (including, but not limited to, cash flows of large acquisition or divestiture transactions); (xiii) any gain recognized in connection with the sale of businesses; (xiv) asset and/or goodwill write-downs, (xv) litigation or claim judgments or settlements; (xvi) the effect of changes in tax laws or other laws or provisions affecting reported financial results; and (xvii) any reorganization and restructuring programs.

2.   Performance Goals Based on Business Unit Objectives

The Committee may establish business unit level performance goals (Business Unit Objectives). Business Unit Objectives are performance goals that may be based, either individually or in combination, on individual units of Del Monte and measured either absolutely or relative to a designated group of comparable companies (or units); and are based on one or more of the business criteria set forth in Section 5(b)(1), applying the same procedures as described in Section 5(b)(1), but the business criteria on which such Business Unit Objectives are based need not (but may) be the same as those on which any Corporate Objectives are based.

3.   Performance Goals Based on Individual Objectives/MBOs

Individual performance goals (Individual Objectives/MBOs) known as Management By Objectives (“MBOs”) may be established for a Plan Year by the Committee (with respect to any Section 16 Person) or the Company (with respect to any other participant). MBOs are developed by Plan participants and ultimately support objectives established for Del Monte.

To assist each Plan participant in focusing upon critical priorities, there should be no more than four to six MBOs that are based on Del Monte’s operating or business plan or business unit goals. Every effort should be made to identify MBOs that reflect the individual contributions to be made by the Plan participant above and beyond his or her day-to-day job responsibilities.

For any MBOs intended to qualify the resulting award under the Plan as performance-based compensation for purposes of Section 162(m) of the Code, the Committee shall establish an objective formula for calculating MBO scores based on individual performance goals (which shall be based on one or more of the Corporate Objectives set forth in Section 5(b)(1)). If the Committee does not do so, or if any other requirement of Section 162(m) of the Code is not met in respect of such MBOs, the portion of any award attributable to any such MBOs paid under the Plan shall not be considered performance-based compensation for purposes of Section 162(m) of the Code.

6.	Evaluation of Performance Results; Payment of Awards

(a)  Evaluation of Performance Results

1.   Corporate Objectives

Following the end of the Plan Year, the Committee shall score the Corporate Objectives, if any, by comparing Del Monte’s actual performance to the Corporate Objectives established by the Committee at the beginning of the Plan Year in accordance with Section 5(a). Based on the level at which Del Monte actually meets, exceeds, or fails to meet its target Corporate Objectives, the Committee shall score each of the Corporate Objectives according to the applicable Corporate Performance Multiple (the range of which was established at the beginning of the Plan Year in accordance with Section 5(a)). Based on such separate Corporate Objective scores, the Committee shall determine a total Corporate Objectives score for each participant.

2.   Business Unit Objectives

Following the end of the Plan Year, the Committee shall score the Business Unit Objectives, if any, by comparing the actual performance of the business units to the Business Unit Objectives established by the Committee at the beginning of the Plan Year in accordance with Section 5(a). Based on the level at which a business unit actually meets, exceeds, or fails to meet its target performance goals, the Committee shall score each of the Business Unit Objectives according to the applicable Business Unit Performance Multiple (the range of which was established at the beginning of the Plan Year in accordance with Section 5(a)). Based on such separate Business Unit Objective scores, the Committee shall determine a total Business Unit Objectives score for each applicable participant.

3.   Individual Objectives/MBOs

Following the end of the Plan Year, the Committee (with respect to any Section 16 Person) or the Company (with respect to any other participant) shall score the Individual Objectives/MBOs, if any, by comparing an individual’s actual performance to the Individual Objectives/MBOs (which, with respect to Section 16 Persons, were established at the beginning of the Plan Year in accordance with Section 5(a) and with respect to all other participants, may be established by the Company at any time). Participants may earn MBO scores depending on their level of achievement of each MBO. As an additional component of any performance goals based on Individual Objectives/MBOs, unique contributions made by participants may be considered. Unique contributions relate to events or accomplishments that are unplanned in nature (typically an unexpected project or opportunity) and are not necessarily an annual component of the MBOs. Unique contributions during the Plan Year shall be reviewed at the end of the Plan Year. The Committee (with respect to any Section 16 Person) and the Company (with respect to any other participant) reserve the right to determine the weight to be given to unique contributions for purposes of any performance goals based on Individual Objectives/MBOs in order to reflect the magnitude and impact of the unique contributions. The portion of any award paid under the Plan based on unique contributions shall not be considered performance-based compensation for purposes of Section 162(m) of the Code. A score and weighting shall be assigned to any unique contributions (and the relative weighting of any Individual Objectives/MBOs shall be reduced accordingly).

Based on such separate Individual Objectives/MBO scores and any unique contributions, a total Individual Objectives/MBOs score will be determined by the Committee (with respect to any Section 16 Person) or the Company (with respect to any other participant), using specific weights applicable to the participant (which, with respect to Section 16 Persons, were established at the beginning of the Plan Year in accordance with Section 5(a), and with respect to all other participants, may be established by the Company at any time) and which may be reduced as described above.

4.   Determination of Actual Awards

Based on the total Corporate Objectives score, total Business Unit Objectives score and total Individual Objectives/MBOs score for each participant, an overall Plan score shall be calculated, using specific weights applicable to the participant (which were established at the beginning of the Plan Year in accordance with Section 5(a)). The overall Plan score shall then be multiplied by the participant’s target incentive award opportunity to determine the amount of the participant’s actual award under the Plan. The Committee (with respect to any Section 16 Person) and the Company (with respect to any other participant) have the discretion to reduce the amount of any actual award below the amount calculated under the terms of the Plan. With respect to any Section 16 Person, the Committee shall not have the discretion to increase the amount of any actual award above the amount calculated under the terms of the Plan.

(b)  Approval of Total Pool Amount and Payment of Awards

Following, and subject to, the Committee’s determination of the degree to which the performance goals for the Plan Year have been met pursuant to Section 6(a), the Committee shall approve a total pool amount for awards to participants and the payment of awards to Section 16 Persons. Except as provided in Section 3 above, payment of awards shall be made as soon as practicable after approval by the Committee, but in no event later than seventy-five (75) days following the end of the Plan Year with respect to which awards are being paid.

7.	Alternative Method for Establishing and Determining Awards

As an alternative to establishing and determining awards under Sections 5 and 6 above, the Committee may establish one or more performance goals for a Plan Year based on one or more of the Corporate Objectives set forth in Section 5(b)(1), applying the same procedures as described in Section 5(b)(1) (the “Threshold Goal”). The Threshold Goal may be based, either individually or in combination, on Del Monte as a whole or individual units thereof and measured either absolutely or relative to a designated group of comparable companies. The Threshold Goal must be established by the Committee in writing not later than ninety (90) days after the start of the Plan Year (or other applicable performance period), but in no event after twenty-five percent (25%) of the Plan Year (or other applicable performance period) has elapsed, provided that the outcome of the Threshold Goal is substantially uncertain at that time.

If the Threshold Goal is achieved, each participant shall be eligible to earn a maximum award (the “Maximum Award”) equal to a percentage of such participant’s target incentive award opportunity (which must be established at the beginning of the Plan Year in accordance with Sections 4 and 5, as applicable). No awards shall be earned or payable under the Plan unless the Threshold Goal is achieved. If the Threshold Goal is achieved, each participant’s Maximum Award shall be subject to possible reduction by the Committee based on additional Corporate Objectives, Business Unit Objectives, Individual Objectives/MBOs and/or any other factors determined by the Committee, and the actual award payable to a participant under the Plan shall be the Maximum Award, or a portion thereof, based on the application of the foregoing Objectives and additional factors.

8.	Maximum Award

The maximum amount payable to any participant for any Plan Year under the Plan is $3,000,000.

9.	Repayment for Misconduct

Any payment to a Plan participant shall be subject to repayment if all of the following conditions are met: (i) Del Monte or any of its subsidiaries restates any financial report that, due to misconduct as determined by the Committee, was materially noncompliant with the securities laws when filed; (ii) the participant is a Section 16 Person; and (iii) the participant receives any amounts under the Plan during the 12-month period after the restated financial report (i.e., the financial report that was later restated) was first publicly issued or filed with the U.S. Securities and Exchange Commission.

If, in the Committee’s opinion, the participant knowingly or with gross negligence engaged in the misconduct, the participant (i) shall repay Del Monte any amounts received under the Plan during the aforementioned 12-month period, and (ii) to the extent the participant defers any portion of such amounts under any applicable plan, shall forfeit (or repay to Del Monte if previously distributed) such deferred amounts and any matching contributions allocated to the participant under that plan on such deferred amounts. If the Committee determines that the participant did not engage in the misconduct, the Committee shall determine, in its sole discretion, to correct any unjust enrichment, if any portion of the amounts described in the preceding sentence are subject to repayment by the participant by any legally permitted means that the Committee deems appropriate.

10.	Miscellaneous

The Plan is intended to be directly responsive to corporate and individual performance, with the flexibility to measure, score, and reward each participant’s contribution to Del Monte’s overall business results. However, Plan awards are not guaranteed, and a participant’s actual award may be greater or less than his or her target award (and may be zero), depending on personal performance and the performance of the business overall. Del Monte reserves the right to amend, modify or cancel the Plan at any time.

YOUR VOTE IS IMPORTANT — PLEASE VOTE TODAY
Vote by Internet or Telephone or Mail 24 Hours a Day, 7 Days a Week
PROXIES AND VOTING INSTRUCTIONS SUBMITTED OVER THE INTERNET OR BY TELEPHONE MUST BE
RECEIVED BY 11:59 P.M. EASTERN TIME, ON WEDNESDAY, SEPTEMBER 23, 2009
PRIOR TO VOTING, READ THE ACCOMPANYING PROXY STATEMENT AND THE PROXY CARD.

INTERNET
http://www.proxyvoting.com/dlm
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR

TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

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▼  FOLD AND DETACH HERE  ▼

Please mark your votes as indicated in this example	☒
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES IN PROPOSAL 1 AND “FOR” PROPOSALS 2, 3, 4 AND 5.

1	To elect Samuel H. Armacost, Terence D. Martin and Richard G. Wolford as Class III Directors to hold office for three-year terms.

Nominees:

		FOR	AGAINST	ABSTAIN

	1a. Samuel H. Armacost	☐	☐	☐

	1b. Terence D. Martin	☐	☐	☐

	1c. Richard G. Wolford	☐	☐	☐

		FOR	AGAINST	ABSTAIN

2	To approve the amendment and restatement of the Del Monte Foods Company Certificate of Incorporation to provide for the annual election of directors;	☐	☐	☐

3	To approve the Del Monte Foods Company 2002 Stock Incentive Plan, as amended and restated;	☐	☐	☐

4	To approve the Del Monte Foods Company Annual Incentive Plan, as amended and restated;	☐	☐	☐

5	To ratify the appointment of KPMG LLP as Del Monte Foods Company’s independent registered public accounting firm for its fiscal year ending May 2, 2010.	☐	☐	☐

ATTEND MEETING If you are planning to attend this meeting, please mark this box.	☐

PAPER COPIES If in the future you wish to receive paper copies of proxy materials, please mark this box.	☐

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date

In their discretion, the Proxies are authorized to vote upon such other matters of which Del Monte Foods Company does not have advance notice that may properly come before the Meeting and any and all postponements or adjournments thereof, and upon matters incidental to the conduct of the Meeting and any and all postponements or adjournments thereof. Please sign exactly as your name appears above. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

Directions to the Del Monte Foods Company
2009 Annual Meeting of Stockholders
Hyatt Regency San Francisco
5 Embarcadero Center
San Francisco, California 94111 USA

From South Bay or San Francisco Int’l Airport (14 miles):
Take HWY 101 North, follow signs to Bay Bridge. Before you cross the Bay Bridge, take the 7th Street Exit. Turn left on 7th Street. Turn right on Market Street. Continue 1 mile and turn left on Drumm Street. The Hyatt Regency is on the corner of Market Street and Drumm Street.
OR

Take HWY 280 North until it turns into King Street. Continue on King Street and turn left at 3rd Street. Continue on 3rd Street across Market Street, where 3rd Street turns into Kearny Street. Turn right on California Street. Turn left on Drumm Street. The Hyatt Regency is on the corner of Market Street and Drumm Street.
From East Bay or Oakland Int’l Airport (19 miles):
Take HWY 80 across the Bay Bridge ($4 toll). Take the Fremont Street Exit. Follow Fremont Street across Market Street, where Fremont Street turns into Front Street. Turn right on California Street. California Street will dead end at Drumm Street. The Hyatt Regency is on the corner of Market Street and Drumm Street.
From North Bay:
Take HWY 101 South across the Golden Gate Bridge ($6 toll). Follow the signs to Lombard Street. Take Lombard Street to Van Ness Ave. and turn right. Continue one mile on Van Ness and turn left on Clay Street. Clay Street will dead end at Drumm Street where you will turn right and continue one block to the hotel. The Hyatt Regency is on the corner of Market Street and Drumm Street.
Important notice regarding the availability of proxy materials for the stockholder meeting to be held on September 24, 2009: The Proxy Statement and Annual Report to Stockholders are available at: http://bnymellon.mobular.net/bnymellon/dlm

PAPER COPIES

SEC rules now permit companies to send you a notice indicating that their proxy materials are available on the Internet and how you can request a mailed copy of such materials. In general, such a notice is intended to be in lieu of delivering paper copies of the proxy materials. Please check the Paper Copies box on the reverse side if you want to receive future proxy materials by mail at no cost to you. For more information, see “Important Information Regarding Delivery of Proxy Materials” in the enclosed Proxy Statement.
▼  FOLD AND DETACH HERE  ▼

DEL MONTE FOODS COMPANY
PROXY/VOTING INSTRUCTIONS CARD
This proxy is solicited on behalf of the Board of Directors of Del Monte Foods Company for the Annual Meeting of Stockholders to be held on September 24, 2009
          The undersigned stockholder of Del Monte Foods Company hereby appoints David L. Meyers and James Potter and each of them acting individually, with full power of substitution in each, the proxies of the undersigned, to represent the undersigned and vote all shares of Del Monte Foods Company Common Stock that the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on September 24, 2009 at 10:00 a.m. Pacific Time and at any and all adjournments or postponements thereof, as indicated on the reverse side.
               This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR the nominees set forth in Proposal 1 and FOR Proposals 2, 3, 4 and 5. This proxy also delegates discretionary authority to vote upon such other matters of which Del Monte Foods Company does not have advance notice that may properly come before the Meeting and any and all postponements or adjournments thereof, and upon matters incidental to the conduct of the Meeting and any and all postponements or adjournments thereof.

Address Change/Comments
(Mark the corresponding box on the reverse side)

    BNY MELLON SHAREOWNER SERVICES
    P.O. BOX 3550
    SOUTH HACKENSACK, NJ 07606-9250
(Continued and to be marked, dated and signed, on the other side)
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